Exhibit 10.60

REIMBURSEMENT AGREEMENT

dated as of

December 31, 2009,

Among

LINCOLN REINSURANCE COMPANY OF VERMONT I
and
LINCOLN FINANCIAL HOLDINGS, LLC II,
as Loan Parties,

the Lenders Party Hereto,

and

CREDIT SUISSE AG, NEW YORK BRANCH,
as Issuing Lender and Administrative Agent

Credit Suisse AG, New York Branch,
as Structuring Agent

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS		1
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Interpretive Provisions	14
SECTION 1.03.	Accounting Terms.	14
SECTION 1.04.	References to Agreements and Laws	15
SECTION 1.05.	Days/Times of Day	15
SECTION 1.06.	Joint and Several	15

ARTICLE II LETTER OF CREDIT		15
SECTION 2.01.	Letter of Credit.	15
SECTION 2.02.	Termination; Reduction.	21
SECTION 2.03.	Fees.	23
SECTION 2.04.	Increased Costs; Capital Adequacy; Illegality; Inability to Determine Rates; Reserves and Other Costs Relating to Eurodollar Rate Obligations; Requests for Compensation; Mitigation.	23
SECTION 2.05.	Taxes.	25
SECTION 2.06.	Payments Generally.	29
SECTION 2.07.	Evidence of Indebtedness	30
SECTION 2.08.	Treatment of Agreement	31
SECTION 2.09.	Status of Issuing Lender	31

ARTICLE III REPRESENTATIONS AND WARRANTIES		31
SECTION 3.01.	Representations and Warranties of the Borrower	31
SECTION 3.02.	Representations and Warranties of the Parent	34
ARTICLE IV	CONDITIONS	37
SECTION 4.01.	Closing Date	37
SECTION 4.02.	Issuance or Amendment of the Letter Credit	38

ARTICLE V COVENANTS		39
SECTION 5.01.	Borrower Covenants	39
SECTION 5.02.	Parent Covenants	51

ARTICLE VI EVENTS OF DEFAULT		60
SECTION 6.01.	Events of Default	60
SECTION 6.02.	Remedies Upon an Event of Default	62
SECTION 6.03.	Application of Funds	63

ARTICLE VII AGENCY		64
SECTION 7.01.	Appointment.	64

-i-
An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULES:

Schedule 2.01 – Commitments

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B-1	Form of Request for Issuance
Exhibit B-2	Form of Request for Amendment
Exhibit C-1	Form of Opinion of Primmer Piper Eggleston & Cramer PC, Vermont Counsel to the Borrower
Exhibit C-2	Form of Opinion of Sidley Austin LLP (Chicago), Counsel to the Borrower, the Parent, LNC and the Beneficiary
Exhibit C-3	Form of Opinion of In-House Counsel for the Beneficary, the Underlying Ceding Company and LNC
Exhibit C-4	Form of Opinions of Barnes & Thornburg LLP, Counsel to the Beneficiary
Exhibit D	Form of Letter of Credit
Exhibit E	Form of Certificate of Financial Officer of the Borrower
Exhibit F	Permitted Expenses

-ii-
An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G	Dividend Payment Formula
Exhibit H	Parent Account Amount

-iii-
An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of December 31, 2009, among LINCOLN REINSURANCE COMPANY OF VERMONT I, a Vermont special purpose financial captive insurance company and a wholly-owned subsidiary of the Parent (as defined below) (the “Borrower”), LINCOLN FINANCIAL HOLDINGS, LLC II, a Delaware limited liability company and a wholly-owned subsidiary of the Beneficiary (as defined below) (the “Parent” and, together with the Borrower, the “Loan Parties”), the several banks and other financial institutions from time to time parties hereto as Lenders, and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as issuing lender (in such capacity, together with its successors and assigns, the “Issuing Lender”) and as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to it in the preamble hereto.

“Administrative Agent’s Account” means the account of the Administrative Agent at Credit Suisse AG, New York Branch, SDS Code: CSFBNYBNYCUS, AC#: 890 037 4179.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the partners, officers, directors, employees, agents and advisors of such Persons and Affiliates.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Applicable Insurance Regulatory Authority” means, with respect to the Borrower or the Beneficiary, as the case may be, the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which such Person is domiciled.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender’s Commitment.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Application” means the application for the Certificate of Authority submitted by the Borrower to the Department on June 19, 2009, as amended or supplemented as of the date hereof.

“Appointed Actuary” means the appointed actuary of the Borrower, as identified in its Plan of Operation.

“Approval” means the prior approval of the Commissioner in accordance with the terms of the Licensing Order for the payment by the Borrower of any Reimbursement Obligation payable hereunder.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus *% and (b) the Prime Rate.

“Beneficiary” means The Lincoln National Life Insurance Company, an Indiana life insurance company.

“Beneficiary Letter Agreement” means that certain Letter Agreement, dated the date hereof, between the Beneficiary and the Administrative Agent.

“Borrower” has the meaning assigned to it in the preamble hereto.

“Borrower Collateral” means “Collateral”, as defined in the Borrower Security Agreement.

“Borrower Control Agreement” means the Collateral Account Control Agreement dated the date hereof, among the Borrower, the Administrative Agent and The Bank of New York Mellon relating to the Surplus Account.

“Borrower Custody Agreement” means the Global Custody Agreement, dated December 31, 2009, by and between the Borrower and The Bank of New York Mellon, as custodian of the Surplus Account.

“Borrower Investment Advisor Contract” means the Investment Advisor Contract, dated the date hereof, between the Borrower and the Investment Advisor.

“Borrower Investment Guidelines” means the investment guidelines attached as Schedule B to the Borrower Investment Advisor Contract.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Borrower Security Agreement” means the Security Agreement dated the date hereof and entered into between the Borrower and the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed and, if such day relates to the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Certificate of Authority” means Certificate of Authority No. 865 issued by the Department in respect of the Borrower on October 2, 2009.

“Certificate of General Good” means the Certificate of General Good issued by the Department in respect of the Borrower on April 30, 2009.

“Change in Law” means (a) the adoption, introduction, effectiveness, phase-in or applicability of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or such Lender’s Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Closing Date” means the date on which the conditions specified in Sections 4.01 and 4.02 are satisfied (or waived in accordance with Section 8.02) and the Letter of Credit is Issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Borrower Collateral and the Parent Collateral.

“Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Reimbursement Obligations (whether or not contingent), cash or cash equivalents with an aggregate fair market value (determined as of such time by the Administrative Agent) equal to the LOC Exposure, all pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.

“Commissioner” means the Commissioner of the Department.

“Commitment” means, in the case of any Lender, its obligation to purchase participations in LOC Exposure in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Company Action Level Risk Based Capital” has the meaning ascribed to it in Section 8301(12)(A) of Title 8 of the Vermont Statutes Annotated.

“Constituent Documents” means, with respect to any entity, the certificate of incorporation, bylaws, limited liability company agreement, certificate of formation or equivalent constituent documents of such entity, and, when used in relation to the Borrower, shall also include the Plan of Operation, the Licensing Order, the Certificate of General Good and the Certificate of Authority.

“Control” has the meaning specified in the definition of “Affiliate”.

“Control Agreements” means the Borrower Control Agreement and the Parent Control Agreement.

“Covered Liabilities” has the meaning ascribed thereto in the Reinsurance Agreement.

“Credit Suisse” has the meaning assigned to it in the preamble hereto.

“Custody Agreements” means the Borrower Custody Agreement and the Parent Custody Agreement.

“Deal Model” means the deal model in respect of the Borrower included in the Application filed with the Department.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservation, dissolution, bankruptcy, assignment for the benefit of creditors, moratorium, rehabilitation, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state of the United States or any other applicable jurisdiction (including those of an Applicable Insurance Regulatory Authority) from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time or both, would, unless cured or waived, be an Event of Default.

“Department” means the Vermont Department of Banking, Insurance, Securities and Health Care Administration.

“Dividend Payment Date” has the meaning assigned to in on Exhibit G hereto.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Dividend Payment Formula” means the Dividend Payment Formula set forth on Exhibit G hereto.

“Dollars” or “$” refers to lawful money of the United States of America.

“Draw Certification Notice” means a Draw Certification Notice in the form attached as Exhibit B to the Letter of Credit.

“Drawn Rate” means, as of any date of determination (and subject to Section 2.04(c)), the sum of the Eurodollar Rate then in effect plus *% per annum.

“Effective Date” means December 31, 2009.

“Eurodollar Rate” means, for any Interest Period with respect to a Reimbursement Obligation, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars, for delivery in same day funds on the first day of such Interest Period in the approximate amount of the related Reimbursement Obligation and with a term equivalent to such Interest Period, would be offered to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Event of Default” has the meaning assigned to it in Article VI.

“Excluded Taxes” means, with respect to the Administrative Agent, the Issuing Lender or any other Lender, any Participant or such Person’s applicable lending office, or any branch or affiliate thereof, or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder, (a) income Taxes, franchise Taxes or similar Taxes, in each case imposed on (or measured by) such Persons’ or such other recipient’s net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Person or recipient is organized or in which its principal office is located or, in the case of the Issuing Lender or any other Lender, in which its applicable lending office is located, or, in the case of a jurisdiction (or any political subdivision thereof) that imposes Taxes on the basis of management or control or any other concept or principle of residence, the jurisdiction (or any political subdivision thereof) in which such Person or recipient is so resident, (b) Taxes imposed by reason of any present or former connection between such Person or recipient and the jurisdiction (or any political subdivision thereof) imposing such Taxes, other than a connection arising as a result of the execution and delivery of this Agreement, the Issuance of the Letter of Credit hereunder or the performance of any action provided for or the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

enforcement of any rights hereunder, (c) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (d) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender designates a new lending office, except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from the Borrower with respect to such withholding pursuant to Section 2.05(a), (e) in the case of a Participant, any withholding tax that is imposed at the time such Participant becomes a party to this Agreement on amounts payable to such Participant, except to the extent that its assignor was entitled, at the time of such assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.05(a), and (f) any withholding tax that is attributable to such Person’s failure to comply with Section 2.05(e).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Credit Suisse on such day on such transactions as reasonably determined by the Administrative Agent.

“Fee Letter” means the fee letter, dated the date hereof, by and among the Borrower, the Parent, LNC, the Administrative Agent and the Issuing Lender.

“Fee Payment Date” has the meaning ascribed thereto in the Fee Letter.

“Financial Officer” means the chief financial officer, principal accounting officer or treasurer of the Borrower or the Parent, as applicable.

“Foreign Lender” means a Lender (including, if applicable, the Issuing Lender) that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funding Costs” means all losses, costs and expenses incurred by the Issuing Lender or any other Lender as a result of the Loan Parties’ failure to pay any Reimbursement Obligation on or prior to the Issuing Lender Reimbursement Date, but only to the extent such losses, costs or expenses relate to (a) in the case of the Issuing Lender, the funding of the related LOC Disbursement and (b) in the case of any other Lender, the funding by such Lender of its risk participation in the unreimbursed amount of such LOC Disbursement to the Issuing Lender.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Funds Withheld Account” has the meaning ascribed thereto in the Reinsurance Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Department.

“Indebtedness” of any Person means at any date, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP or SAP, as applicable, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business (d) all obligations of such Person as lessee under capital leases, (e) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or similar instruments, (f) all indebtedness of others secured by a Lien on any asset owned or being purchased by such Person, whether or not such indebtedness is assumed by such Person or is limited in recourse, and (g) all indebtedness of others guaranteed by such Person. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any capital lease as of any date of determination shall be deemed to be the capitalized amount thereof that would appear on a balance sheet of the lessee thereunder prepared as of such date in accordance with GAAP or SAP, as applicable.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to it in Section 8.03(b).

“Information” has the meaning assigned to it in Section 8.08.

“Interest Period” means, with respect to any Reimbursement Obligation or any fee due and payable pursuant to Section 2.03, (a) initially, the period commencing on (i) the date of the related LOC Disbursement or (ii) the date following the date on which such fee is initially due and payable, as the case may be, and ending on the immediately succeeding Business Day, and (b) thereafter, the period commencing on the last day of the immediately preceding Interest Period and ending on the immediately succeeding Business Day.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Investment Advisor” means Delaware Investment Advisers, a series of Delaware Management Business Trust, or any successor thereto appointed in such capacity in accordance with the Borrower Investment Advisor Contract or the Parent Investment Advisor Contract, as applicable.

“Investment Advisor Contracts” means the Borrower Investment Advisor Contract and the Parent Investment Advisor Contract.

“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as amended from time to time.

“Issuance” means the issuance of the Letter of Credit in accordance with Section 2.01.

“Issuing Lender” has the meaning assigned to it in the preamble hereto.

“Issuing Lender Reimbursement Date” means, with respect to any LOC Disbursement, the Business Day next following the date on which such LOC Disbursement was made.

“Law” means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Governmental Authority or any provisions of any of the foregoing, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lenders” means the Persons listed as “Lenders” on Schedule 2.01 and any other Person that shall have become a Lender pursuant to an Assignment and Acceptance, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified in such Lender’s Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” has the meaning assigned to it in Section 2.01(a)(i).  The Letter of Credit shall be substantially in the form of Exhibit D.

“Licensing Order” means the Licensing Order issued by the Department to the Borrower dated October 2, 2009.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“LNC” means Lincoln National Corporation, an Indiana Corporation.

“Loan Documents” means this Agreement, the Security Documents, the Request for Issuance, each Request for Amendment, the Fee Letter and any other document, agreement or instrument entered into by the Borrower, the Parent, LNC and/or the Beneficiary with the Administrative Agent, the Issuing Lender and/or any other Lender in connection with this Agreement or the Letter of Credit.

“Loan Parties” has the meaning assigned to it in the preamble hereto.

“LOC Disbursement” means the amount of any drawing honored by the Issuing Lender pursuant to the Letter of Credit.

“LOC Exposure” means, as of any date of determination, the undrawn amount of the Letter of Credit plus the outstanding amount of all Reimbursement Obligations.

“Management Agreement” means the Management Agreement, dated May 8, 2009, by and between HSBC Insurance Agency (USA), Inc. and the Borrower, as amended and supplemented as of the date hereof.

“Mandatory LOC Reduction” has the meaning assigned to it in Section 2.02(a).

“Market Value” means (i) in the case of securities listed on an exchange or in an over-the-counter market, the closing price on such exchange or market (or the average of the closing bid- and asked-prices if there is no closing price) plus all accrued but unpaid interest on such securities through the last Business Day preceding the valuation date if such amount is not already reflected in such closing price (or such bid- and asked-prices); (ii) in the case of cash and cash equivalents, the face amount thereof; and (iii) in all other instances, as reasonably determined by the parties, and, in each case, subject to Sections 5.01(w) and 5.02(u), as applicable, of this Agreement.

“Master Services Adoption Agreement” means the Addition to Master Services Agreement, dated the date hereof, executed by the Borrower and acknowledged and accepted by LNC.

“Master Services Agreement” means the Master Services Agreement, effective as of April 3, 2006, among the providers and recipients parties thereto.

“Material Adverse Effect” means a material adverse effect upon (a) the business, financial condition, results of operations or prospects of a Loan Party, (b) the binding nature, validity or enforceability of this Agreement or any other Transaction Document to which either Loan Party is a party, (c) the ability of either Loan Party to perform its obligations under any Transaction Documents to which it is a party, or (d) the rights of the Administrative Agent, the Issuing Lender and the Lenders under the Transaction Documents.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Obligations” means all debts, liabilities, obligations, covenants and duties of a Loan Party or LNC arising under any Loan Document or otherwise with respect to the Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against a Loan Party or LNC or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Optional LOC Reduction” has the meaning assigned to it in Section 2.02(b).

“Optional LOC Termination” has the meaning assigned to it in Section 2.02(b).

“Optional LOC Termination Date” means the date identified in a written notice from the Borrower to the Administrative Agent, the Issuing Lender and the Beneficiary as the date on which the Borrower wishes to effect an Optional Termination of the Letter of Credit.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise in respect of, this Agreement.

“Outstanding LOC Amount” means, with respect to any LOC Exposure on any date, the amount of such LOC Exposure at the close of business on such date after giving effect to any changes in the aggregate amount of the LOC Exposure as of such date, including such changes resulting from the payment by the Loan Parties of any Reimbursement Obligations under the Letter of Credit or any reductions in the maximum amount available for drawing under the Letter of Credit taking effect on such date.

“Parent”  has the meaning assigned to it in the preamble hereto.

“Parent Account” means the segregated account of the Parent established and maintained with The Bank of New York Mellon pursuant to the terms of the Parent Custody Agreement.

“Parent Collateral” means “Collateral”, as defined in the Parent Security Agreement.

“Parent Control Agreement” means the Collateral Account Control Agreement dated as of the date hereof among Parent, the Administrative Agent and The Bank of New York Mellon relating to the Parent Account.

“Parent Custody Agreement” means the Global Custody Agreement, dated as of December 31, 2009, between Parent and The Bank of New York Mellon, as custodian of the Parent Account.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Parent Investment Advisor Contract” means the Investment Advisor Contract, dated the date hereof, among the Parent, the Administrative Agent (for certain purposes) and the Investment Advisor.

“Parent Investment Guidelines” means the investment guidelines attached as Schedule B to the Parent Investment Advisor Contract.

“Parent Priority of Payments” has the meaning assigned to it in Section 5.02(p).

“Parent Security Agreement” means the Security Agreement dated the date hereof and entered into by and between Parent and the Administrative Agent.

“Participant” has the meaning assigned to it in Section 8.04(d).

“PDF”, when used in reference to notices via email attachment, means portable document format or a similar electronic file format.

“Permitted Expenses” means the fees and expenses (other than Obligations under the Loan Documents) due and payable by the Borrower under the Transaction Documents.  The Permitted Expenses and estimates thereof are set forth on Exhibit F hereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Operation” means the Plan of Operation of the Borrower, dated September 17, 2009.

“Primary Dealers” means those primary dealers listed from time to time on the “Primary Dealers List” (or any successor list) on the website of The Federal Reserve Bank of New York at http://www.newyorkfed.org/markets/pridealers_current.html.  In the event no such list exists, the Borrower and Administrative Agent shall cooperate in good faith to determine which dealers shall constitute “Primary Dealers” hereunder.

“Prime Rate” means, as of any day,  a fluctuating interest rate per annum equal to the then effective prime rate established by Credit Suisse as a general lending rate as certified by a responsible officer of Credit Suisse.  If Credit Suisse does not establish a prime rate, the Administrative Agent and the Borrower (or its designee) shall jointly select a commercial bank that publicly announces a prime rate and the prime rate publicly announced by that bank shall be used in place of Credit Suisse’s rate.  Any change in the prime rate resulting from a change in the prime rate as established by Credit Suisse, or if Credit Suisse does not establish a rate, the prime rate of the commercial bank jointly selected by Administrative Agent and the Borrower (or its designee), shall become effective as of 12:01 a.m. on the Business Day on which such change is established or announced, as applicable and such prime rate need not be the lowest interest rate charged by Credit Suisse in respect of loans or other extensions of credit.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Priority of Payments” has the meaning assigned to it in Section 5.01(s).

“Register” has the meaning set forth in Section 8.04(b).

“Reimbursement Obligation” has the meaning assigned to it in Section 2.01(d)(i).

“Reinsurance Agreement” means that certain Reinsurance Agreement, effective as of December 31, 2009, between the Borrower, as reinsurer thereunder, and the Beneficiary, as ceding insurer thereunder.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Request for Amendment” means a Request for Amendment in the form attached hereto as Exhibit B-2, appropriately completed and signed by a Responsible Officer of the Borrower.

“Request for Issuance” means a Request for Issuance in the form attached hereto as Exhibit B-1, appropriately completed and signed by a Responsible Officer of the Borrower.

“Required Lenders” means, as of any date of determination, Lenders whose aggregate Applicable Percentages equal more than *%.

“Responsible Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“S&P Financial Strength Rating” means the insurance financial strength rating assigned to a particular insurance company by S&P as of any date of determination thereof.

“SAP” means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

“Security Agreements” means the Borrower Security Agreement and the Parent Security Agreement.

“Security Documents” means the Security Agreements and the Control Agreements.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Subject Business” means the “Policies” (as defined in the Reinsurance Agreement) reinsured by the Borrower under the Reinsurance Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Surplus Account” means one or more segregated accounts of the Borrower established and maintained with The Bank of New York Mellon pursuant to the terms of the Borrower Custody Agreement.

“Tax Sharing Agreement” means the Tax Sharing Agreement, effective as of December 31, 2009, by and among the Borrower, the Beneficiary and LNC.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including penalties, interest and additions to tax.

“Total Adjusted Capital” has the meaning set forth in Section 8301(15) of Title 8 of the Vermont Statutes Annotated.

“Total Commitment” means the aggregate amount of the Commitments of all Lenders.

“Transaction Documents” means the Loan Documents, the Reinsurance Agreement, the Underlying Reinsurance Agreement, the Investment Advisor Contracts, the Management Agreement, the Tax Sharing Agreement, the Master Services Agreement, the Master Services Adoption Agreement, the Custody Agreements, the Constituent Documents of the Borrower and the Parent and the Beneficiary Letter Agreement.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Underlying Ceding Company” means First Penn-Pacific Life Insurance Company, an Indiana life insurance company.

“Underlying Reinsurance Agreement” means that certain Reinsurance Agreement, effective as of December 31, 2009, between the Beneficiary, as reinsurer thereunder, and the Underlying Ceding Company, as ceding insurer thereunder.

“USA Patriot Act” has the meaning set forth in Section 3.01(t).

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

SECTION 1.02. Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            (i)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)           The term “including” is by way of example and not limitation.

(iv)           The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, (i) in the case of the Borrower and the Beneficiary, SAP as in effect from time to time, applied in a manner consistent with that used in preparing the most recent audited statutory financial statements of the Borrower or the Beneficiary, as the case may be, as filed with the Applicable Insurance Regulatory Authority, in each case except as otherwise specifically prescribed herein, and (ii) in the case of LNC and the Parent, GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the most recent audited financial statements of LNC as filed with the Securities and Exchange Commission, in each case except as otherwise specifically prescribed herein.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(b) Following the date hereof, the Borrower shall not request the approval of the Department in respect of, and shall not implement, any permitted practice under statutory accounting principles in effect in the State of Vermont without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

SECTION 1.04. References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.05. Days/Times of Day.  Unless otherwise specified, (a) all references herein to a day shall be references to a calendar day, and (b) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06. Joint and Several.  The (a) payment Obligations of each of the Loan Parties under this Agreement, including the Reimbursement Obligations, are joint and several obligations of the Loan Parties, and (b) payment Obligations of each of the Loan Parties and LNC (provided, that with respect to LNC, solely as such Obligations relate to LNC’s Obligations to pay amounts set forth in the Fee Letter) under Sections 2.03, 2.05 and 8.03(a) of this Agreement are joint and several obligations of the Loan Parties and LNC (provided, that with respect to LNC, solely as such Obligations relate to LNC’s Obligations to pay amounts set forth in the Fee Letter).

ARTICLE II

LETTER OF CREDIT

SECTION 2.01. Letter of Credit.

(a) The following terms shall apply to the Letter of Credit:

(i) Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees (1) upon the written request of the Borrower, to issue to the Beneficiary on the Closing Date, for the account of the Loan Parties, one irrevocable and non-transferable standby letter of credit (the “Letter of Credit”), and (2) to honor drawings under the Letter of Credit upon the delivery of a duly executed sight draft and a duly executed Draw Certification Notice; and (B) the Lenders severally agree to participate in the Letter of Credit and any drawings thereunder in accordance with Section 2.01(c).

(ii) The Letter of Credit shall (A) be denominated in Dollars, (B) have a face amount not exceeding the Total Commitment, (C) be issued on the Closing Date,

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(D) have an expiry date of not later than the tenth (10th) anniversary of the Closing Date, and (E) support only the reinsurance obligations of the Borrower to the Beneficiary under the Reinsurance Agreement in respect of the Covered Liabilities.  The Letter of Credit shall be utilized in accordance with the terms and conditions applicable to it in this Agreement, the Reinsurance Agreement and the Beneficiary Letter Agreement.

(iii) Anything contained in this Agreement to the contrary notwithstanding, the Issuing Lender shall not be under any obligation to issue the Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular.

(iv) The Issuing Lender shall not amend the Letter of Credit (A) without the prior written consent of the Lenders (such consent not to be unreasonably withheld, it being understood that it shall not be unreasonable for the Lenders to withhold their consent if any such amendment would reasonably be expected to have an adverse affect on the Lenders hereunder) or (B) if (x) the Issuing Lender would have had no obligation to initially issue the Letter of Credit in its amended form under the terms hereof, or (y) the Beneficiary does not accept the proposed amendment to the Letter of Credit.

(b) Procedures for Issuance and Amendment of the Letter of Credit.

(i) The Borrower shall notify the Issuing Lender of its request for the Issuance or amendment of the Letter of Credit by the delivery to the Issuing Lender (with a copy to the Administrative Agent) of a Request for Issuance or a Request for Amendment, as applicable.  Such Request for Issuance must be received by the Issuing Lender and the Administrative Agent not later than 9:00 a.m. on the Closing Date and such Request for Amendment must be received by the Issuing Lender and the Administrative Agent not later than 1:00 p.m. on the third (3rd) Business Day prior to the date of the proposed amendment (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion). The Request for Issuance shall specify, in form and detail satisfactory to the Issuing Lender: (A) the proposed Closing Date (which shall be a Business Day); (B) the requested face amount of the Letter of Credit; (C) the expiry date of the Letter of Credit; (D) the name and address of the Beneficiary; and (E) the form of Draw Certification Notice to be presented by the Beneficiary in connection with any drawing under the Letter of Credit. Any Request for Amendment shall specify, in form and detail satisfactory to the Issuing Lender: (A) the nature of the proposed amendment; (B) the proposed date of such amendment, which shall be a Business Day, and (C) such other matters as the Issuing Lender may reasonably require.  Additionally, the Borrower shall furnish to the Issuing

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Lender such other documents and information pertaining to the Issuance or amendment of the Letter of Credit as the Issuing Lender may reasonably require.

(ii) Promptly after receipt of the Request for Issuance or any Request for Amendment, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Request for Issuance or Request for Amendment from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof.  Unless the Issuing Lender has received written notice from any Lender or the Administrative Agent, at least one Business Day prior to the requested date of Issuance or amendment of the Letter of Credit, that one or more applicable conditions contained in Article IV have not then been satisfied, then, subject to the terms and conditions hereof and of the other Loan Documents, the Issuing Lender shall, on the requested date, issue the Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Anything contained in this Agreement to the contrary notwithstanding, (x) the Issuing Lender shall not be under any obligation to enter into any amendment to the Letter of Credit if such amendment would violate one or more policies of the Issuing Lender applicable to letters of credit generally and (y) after giving effect to any amendment to the Letter of Credit, the LOC Exposure shall not exceed the Total Commitment.

(iii) Promptly after its delivery of the Letter of Credit or any amendment to the Letter of Credit to the Beneficiary, the Issuing Lender will also deliver to each of the Loan Parties and the Administrative Agent a true and complete copy of the Letter of Credit or such amendment.

(c) Participations.  By the Issuance of the Letter of Credit, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or any Lender, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in the Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under the Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Applicable Percentage of each LOC Disbursement made by the Issuing Lender, in each case in the event and to the extent that (x) the applicable Reimbursement Obligation is not reimbursed by the Loan Parties by 11:00 a.m. on the applicable Issuing Lender Reimbursement Date or (y) any amount paid by the Loan Parties in reimbursement of such Reimbursement Obligation is required to be refunded to the Loan Parties by the Issuing Lender for any reason.  Each Lender acknowledges and agrees that its obligation to acquire a participation pursuant to this paragraph in respect of the Letter of Credit and to make the payments provided for herein is absolute and unconditional (without prejudice to its right to assign on the terms herein provided) and shall not be affected by any circumstance whatsoever, including (1) any of the matters

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

described in Section 2.01(e), (2) any amendment of the Letter of Credit, (3) the occurrence and continuance of a Default or an Event of Default, or (4) any reduction or termination of any of the Commitments, and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d) Reimbursement of LOC Disbursements; Funding Costs.

(i) If the Issuing Lender shall make any LOC Disbursement in respect of the Letter of Credit, each of the Loan Parties unconditionally agrees to reimburse the full amount of such LOC Disbursement (each, a “Reimbursement Obligation”), such reimbursement to be made to the Administrative Agent, for the account of the Issuing Lender or the Lenders as provided in Section 2.01(d)(ii), within one Business Day following the earlier of each date on which, and to the fullest extent that, funds become available (A) in the case of the Borrower, in accordance with the Priority of Payments and (B) in the case of the Parent, in accordance with the Parent Priority of Payments, in each case, to reimburse such Reimbursement Obligation, together with interest on the amount so reimbursed as provided in Section 2.01(g).  If an LOC Disbursement is not reimbursed by the Loan Parties in full by 2:00 p.m. on the applicable Issuing Lender Reimbursement Date, the Administrative Agent shall promptly, and in any event no later than 2:30 p.m. on such Issuing Lender Reimbursement Date, notify each Lender of (x) the applicable LOC Disbursement, (y) the unreimbursed amount of such LOC Disbursement (including any unpaid interest thereon) and (z) such Lender’s Applicable Percentage thereof.  Following receipt of such notice, each Lender shall pay to the Administrative Agent for the account of the Issuing Lender, no later than 3:30 p.m. on such Issuing Lender Reimbursement Date, its Applicable Percentage of said unreimbursed amount by wire transfer of immediately available funds to the Administrative Agent’s Account.

(ii) Promptly following receipt by the Administrative Agent of any payment by or on behalf of the Loan Parties pursuant to this Section 2.01(d), the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent the Lenders have made payments pursuant to this Section 2.01(d) to reimburse the Issuing Lender for all or any portion of the applicable Reimbursement Obligation, then to such Lenders and the Issuing Lender as their interests may appear; provided, that no payment made by any Lender pursuant to this Section 2.01(d) to reimburse the Issuing Lender for any LOC Disbursement shall relieve the Loan Parties of their obligations to reimburse such LOC Disbursement in accordance with the terms hereof.

(iii) The Loan Parties shall pay to the Issuing Lender and to each other Lender all reasonable Funding Costs.

(iv) To the extent that any Reimbursement Obligation is owing at such time as the Borrower’s Total Adjusted Capital is less than *% of its Company Action Level Risk Based Capital, the Borrower shall use its best efforts to obtain an Approval for

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 the payment by the Borrower of such Reimbursement Obligation as promptly as practicable following the applicable LOC Disbursement.  In the event any such Approval has not been obtained for such payment on or prior to the date on which such amount is first due, the Borrower shall continue to use its best efforts to obtain such Approval as promptly as practicable thereafter.

(e) Obligations Absolute.  The Loan Parties’ Reimbursement Obligations shall be absolute, unconditional and irrevocable, shall not be subject to any setoff, deduction, counterclaim or withholding of any kind (except as expressly contemplated by Section 2.05) and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of the Letter of Credit, any Transaction Document or any term or provision therein, of any security interest in any Collateral, or of any document (including the applicable Draw Certification Notice) presented by the Beneficiary in connection with any LOC Disbursement;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of the Letter of Credit or any Loan Document or any release of all or any portion of the Collateral by the Administrative Agent;

(iii) any dispute among either Loan Party, the Beneficiary and/or any other party or the existence of any claim, setoff, defense or other right that either Loan Party or any other Person may at any time have against the Beneficiary, the Issuing Lender, the Administrative Agent, any Lender or any other Person, whether in connection with any Transaction Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under the Letter of Credit (including the applicable Draw Certification Notice) proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Lender under the Letter of Credit against presentation of a draft or other document (including the applicable Draw Certification Notice) that does not comply with the terms of the Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Lender, the Lenders, the Administrative Agent or any other Person to perform any obligation under the Letter of Credit, or any release of any such obligation, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Loan Parties’ obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lender shall have any liability or responsibility by reason of or in connection with the Issuance of the Letter of Credit or any

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

payment or failure to make any payment thereunder (whether as a result of any of the circumstances specified in clauses (i) through (vi) above or otherwise), or for any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided, that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that the Issuing Lender shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct. Without limiting the generality of the foregoing and subject to the second and third sentences of Section 2.01(f) below, it is understood that the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of the Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of the Letter of Credit; provided, that the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of the Letter of Credit.

(f) Disbursement Procedures.  The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the Letter of Credit.  The Issuing Lender shall also provide a copy of the applicable Draw Certification Notice to the Administrative Agent and the Lenders as promptly as practicable following its receipt thereof and shall not make an LOC Disbursement in respect of such demand for payment until the fifth (5th)  Business Day following such demand unless otherwise directed by the Administrative Agent (acting at the direction of the Required Lenders).  In addition, the Issuing Lender shall (i) promptly notify the Administrative Agent and the Loan Parties by telephone (confirmed by telecopy) of such demand for payment and (ii) promptly (and in any event no later than one Business Day in advance of the date, if any, on which the Issuing Lender intends to honor such demand for payment) notify the Administrative Agent and the Loan Parties by telephone (confirmed by telecopy) as to whether the Issuing Lender will make an LOC Disbursement in respect thereof; provided, that any failure to give or delay in giving such notice shall not relieve the Loan Parties of their Reimbursement Obligation in respect of such LOC Disbursement.  In connection with any such demand for payment under the Letter of Credit, the Administrative Agent shall have the right to request from the Loan Parties, and each Loan Party hereby agrees to provide as promptly as practicable following request therefor, and no later than the Business Day following such request, such information as is necessary or, in the reasonable judgment of the Administrative Agent, desirable in order to validate the information set forth on the related Draw Certification Notice (including information with respect to the performance of

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 the Subject Business). For the avoidance of doubt, the amounts available to be drawn under the Letter of Credit shall not be reduced solely by reason of the insolvency of the Beneficiary.

(g) Interest.  Any Reimbursement Obligation which is not paid by the Loan Parties on the related Issuing Lender Reimbursement Date shall be treated as if it were a matured loan extended to the Loan Parties under this Agreement in respect of which interest shall be payable.  The Loan Parties agree to pay interest on the unpaid amount of each Reimbursement Obligation, for the period from the date of the related LOC Disbursement to the date on which such Reimbursement Obligation is paid in full, at a rate per annum equal to the Drawn Rate.  Interest accrued pursuant to this Section 2.01(g) shall be for the account of the Issuing Lender, except that any such interest accrued on and after the date of payment by any Lender pursuant to Section 2.01(d) to reimburse the Issuing Lender for all or any portion of the applicable Reimbursement Obligation shall be for the account of such Lender to the extent of such payment.  Interest accrued in respect of any Reimbursement Obligation shall be payable on the relevant Issuing Lender Reimbursement Date, and thereafter on the last day of each Interest Period and upon any payment by or on behalf of the Loan Parties in respect of such Reimbursement Obligation.  To the extent the amount of any interest accrued and unpaid as of the end of any Interest Period is not paid in cash on the last day of such Interest Period, the amount of such accrued and unpaid interest shall be added to the related Reimbursement Obligation and shall thereafter bear interest as provided herein.

SECTION 2.02. Termination; Reduction.

(a) Mandatory LOC Termination; Mandatory LOC Reduction. In the event the Reinsurance Agreement is terminated for any reason, the Loan Parties shall use their commercially reasonable efforts to cause the Beneficiary to surrender the Letter of Credit to the Issuing Lender for cancellation as promptly as practicable following such termination.  Upon the occurrence of an event contemplated in Section 2(m) of the Beneficiary Letter Agreement, the Loan Parties shall use their commercially reasonable efforts to cause the Beneficiary to surrender the Letter of Credit to the Issuing Lender in exchange for a new Letter of Credit in order to effect the permanent reduction in the face amount thereof in the amount contemplated in the Beneficiary Letter Agreement (a “Mandatory LOC Reduction”).

(b) Optional LOC Termination; Optional LOC Reduction.  Subject to the satisfaction of all conditions set forth in Section 2.02(c) or 2.02(d), as applicable, the Borrower may terminate the Letter of Credit (an “Optional LOC Termination”) or permanently reduce the face amount of the Letter of Credit (an “Optional LOC Reduction”).

(c) Conditions to Optional LOC Termination. The Borrower’s right to effect an Optional LOC Termination is subject to the satisfaction of the following conditions:

(i) the Borrower shall have given the Administrative Agent, the Issuing Lender and the Beneficiary written notice of its intention to effect such Optional LOC

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Termination, no later than 1:00 p.m. on the fifth (5th) Business Day prior to the requested Optional LOC Termination Date, specifying such Optional LOC Termination Date;

(ii) on or before such requested Optional LOC Termination Date, the Loan Parties and LNC shall have paid in full any fees due and payable pursuant to the Fee Letter in respect of such Optional LOC Termination;

(iii) all other amounts due and payable by the Loan Parties to the Administrative Agent, the Issuing Lender and the other Lenders, including the payment of any outstanding Funding Costs, shall have been paid in full on or before such Optional LOC Termination Date; and

(iv) the Beneficiary shall have surrendered the Letter of Credit to the Issuing Lender for cancellation.

(d) Conditions to Optional LOC Reduction. The Borrower’s right to effect an Optional LOC Reduction is subject to the satisfaction of the following conditions:

(i) the Borrower shall have given to the Issuing Lender (with a copy to the Administrative Agent and the Beneficiary) a Reduction Notice substantially in the form of Exhibit D to the Letter of Credit and indicating that such Reduction Notice is in respect of an Optional LOC Reduction, and the Beneficiary shall have acknowledged and approved such Reduction Notice in writing;

(ii) on or before the date such Optional LOC Reduction becomes effective, the Loan Parties and LNC shall have paid in full any fees due and payable pursuant to the Fee Letter in respect of any such Optional LOC Reduction; and

(iii) if required by the Issuing Lender, the Beneficiary shall have surrendered the Letter of Credit to the Issuing Lender for cancellation in exchange for a new Letter of Credit reflecting the amended terms of the Letter of Credit.

(e) Termination and Reduction Generally.

(i) Any notice delivered by the Borrower pursuant to Section 2.02(c)(i) or Section 2.02(d)(i) shall be irrevocable.

(ii) Notwithstanding (A) any requirement to terminate the Letter of Credit pursuant to Section 2.02(a) or (B) the delivery of notice by the Borrower of an Optional LOC Termination pursuant to Section 2.02(c)(i), the Letter of Credit shall remain issued and outstanding for all purposes of the Loan Documents until such time as the Letter of Credit is surrendered to the Issuing Lender for cancellation.

(iii) Any Optional LOC Reduction or Mandatory LOC Reduction shall result in (x) a dollar-for-dollar reduction in the amount of the Total Commitment and (y) a pro

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

rata reduction of the risk participations of the Lenders in the Letter of Credit in proportion to each Lender’s Applicable Percentage.

SECTION 2.03. Fees.

(a) The Borrower, the Parent and LNC shall pay any and all fees due and payable under the Fee Letter to the Administrative Agent, for the account(s) of the Issuing Lender and the other Lenders in the manner contemplated therein.

(b) Except as specifically set forth in this Agreement, each Lender (other than the Issuing Lender) shall receive only such fees as may be agreed in writing between such Lender and the Issuing Lender and as may be acknowledged by the Administrative Agent.  The Administrative Agent shall be obligated to pay any such fees directly to any Lender, but only to the extent the Administrative Agent receives payment of such fees pursuant to Section 2.03(a) and the Fee Letter.

(c) All fees payable hereunder shall be paid on the dates due in immediately available funds, and any such fees that are paid shall be non-refundable under any and all circumstances.

SECTION 2.04. Increased Costs; Capital Adequacy; Illegality; Inability to Determine Rates; Reserves and Other Costs Relating to Eurodollar Rate Obligations; Requests for Compensation; Mitigation.

(a) If any Lender determines that, as a result of any Change in Law, there shall be any increase in the cost to such Lender of issuing, participating in or maintaining the Letter of Credit, or a reduction in the amount of any sum received or receivable by such Lender in connection with any of the foregoing (excluding, for purposes of this clause (a), any such increased costs or reduction in amount resulting from Taxes or Other Taxes (as to which Section 2.05 shall govern)), then from time to time, upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Loan Parties shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that any Change in Law regarding capital adequacy has had or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration their policies with respect to capital adequacy and such Lender’s or such controlling corporation’s desired return on capital), then from time to time, upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Loan Parties shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(c) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Loan Parties through the Administrative Agent, and until such Lender notifies the Administrative Agent and the Loan Parties that the circumstances giving rise to such determination no longer exist, the Drawn Rate shall be a rate per annum equal to the sum of the Base Rate plus *%.

(d) If any Lender determines that, for any reason in connection with a determination of the Eurodollar Rate for purposes of determining the Drawn Rate, (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any Interest Period, or (iii) the Eurodollar Rate for any Interest Period does not adequately and fairly reflect the cost to such Lender of funding or maintaining its participation in any LOC Disbursement, the Administrative Agent will promptly so notify the Loan Parties and each other Lender. Thereafter, until the Administrative Agent (upon the instruction of such Lender) revokes such notice, the Drawn Rate for such Lender shall be a rate per annum equal to the Base Rate plus *%.

(e) Each Lender and the Issuing Lender, as applicable, will promptly notify the Loan Parties of any event of which it has actual knowledge entitling such Lender or Issuing Lender to compensation pursuant to this Section 2.04.  Each Lender and the Issuing Lender, as applicable, shall furnish to the Loan Parties a certificate setting forth the basis, amount and calculation of each request by such Lender or Issuing Lender for compensation under this Section 2.04, which certificate shall be conclusive absent manifest error.  No delay by such Lender or Issuing Lender in providing the Loan Parties with such notice or certificate described in this Section 2.04(e) shall release the Loan Parties of their obligations under this Section 2.04. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof (subject to the qualifications set forth in the immediately succeeding sentence). Notwithstanding anything to the contrary contained herein, if any Lender or the Issuing Lender fails to notify the Loan Parties of any event of which it has actual knowledge entitling such Lender or the Issuing Lender, as applicable, to compensation pursuant to this Section 2.04 within 90 days after such Lender or the Issuing Lender, as applicable, obtains actual knowledge of such event, then such Lender or the Issuing Lender, as applicable, shall not be entitled to compensation from the Loan Parties for any amount arising prior to the date that is 90 days before the date on which such Lender or the Issuing Lender, as applicable, notifies the Loan Parties of such event.

(f) Each Lender and the Issuing Lender, as applicable, shall use reasonable efforts (consistent with its internal policies, as they are generally applied on a non-discriminatory basis, and with any legal or regulatory restrictions) to designate a different existing office for its Commitment

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

or to take other appropriate actions if such designation or actions, as the case may be, will avoid the need for, or reduce the amount of, any increased costs to the Loan Parties incurred under this Section 2.04 and will not, in the reasonable opinion of such Lender or Issuing Lender, be otherwise disadvantageous to such Lender or Issuing Lender.  Reasonable costs and expenses of such mitigation shall be at the expense of the Loan Parties.

(g) If any Change in Law after the date hereof shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Issuing Lender or any Lender or (ii) impose on the Issuing Lender or any Lender or the London interbank Eurodollar market any other condition, cost or expense affecting this Agreement or the funding or maintaining of participations in any LOC Disbursement, and the result of any of the foregoing shall be to increase the cost to the Issuing Lender or any Lender of funding or maintaining its participation in any LOC Disbursement, or to increase the cost to the Issuing Lender of issuing or maintaining the Letter of Credit (or the cost to any Lender of maintaining its obligation to participate in the Letter of Credit), or to reduce the amount of any sum received or receivable by the Issuing Lender or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Issuing Lender or such Lender, the Loan Parties will pay to the Issuing Lender or such Lender, as the case may be, such additional amount or amounts as will compensate the Issuing Lender or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(h) The agreements of the Loan Parties in this Section 2.04 shall survive the payment of all Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement in accordance with its terms.

SECTION 2.05. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower and the Parent hereunder shall be made free and clear of and without deduction for any Taxes unless required by applicable Law; provided, that, if the Borrower or the Parent shall be required by Law to deduct any Taxes from such payments, then (i) in the case of Indemnified Taxes (including Other Taxes), the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Parent, as applicable, shall make such deductions and (iii) the Borrower or the Parent, as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) In addition, the Borrower and the Parent shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(c) Each of the Borrower and the Parent shall indemnify the Administrative Agent and each Lender, as the case may be, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Other Taxes) paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or the Parent hereunder (including such Taxes imposed or asserted on or attributable to amounts payable under this Section 2.05) and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that neither the Borrower nor the Parent shall be obligated to make payment to the Administrative Agent or such Lender pursuant to this Section 2.05 in respect of penalties, interest or additions to tax attributable to any Indemnified Taxes (including Other Taxes) if such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be.  If so directed by the Borrower or the Parent, the Administrative Agent or such Lender, as the case may be, shall contest such Indemnified Taxes and any penalties and interest arising therefrom or with respect thereto in accordance with the reasonable discretion of the Borrower or the Parent and at the Borrower’s expense, if (i) the Borrower furnishes to such party an opinion of reputable tax counsel to the effect that such Indemnified Taxes and liabilities were wrongfully or illegally imposed and (ii) such party determines in its sole good faith discretion that it would not be disadvantaged or prejudiced as a result of such contest, provided that, the Borrower shall indemnify the Administrative Agent and each Lender, as the case may be, for such Indemnified Taxes in accordance with this Section 2.05(c) without regard to the pendency of any such contest; provided, further, that any refund and interest arising therefrom awarded to the Administrative Agent or such Lender, as the case may be, as a result of such contest shall be returned to the Borrower or the Parent.  Within thirty (30) days after the Administrative Agent or any Lender learns of the imposition of Indemnified Taxes (including Other Taxes), the Administrative Agent or such Lender, as the case may be, will notify the Loan Parties of their respective obligations hereunder, but the failure to give such notice shall not affect the obligations of the Borrower and the Parent hereunder to reimburse the Administrative Agent or such Lender for such Indemnified Taxes (including Other Taxes), except that neither the Borrower nor the Parent shall be liable for penalties, interest and other liabilities accrued or incurred after such 30-day period until such time as the Borrower and the Parent receive the notice contemplated above, after which time the Borrower and the Parent shall be liable for penalties, interest and other liabilities accrued or incurred prior to or during such 30-day period and accrued or incurred after such receipt.  A certificate as to the amount of such payment or liability delivered to the Borrower and the Parent by any Lender, or by the Administrative Agent on its own behalf or on behalf of any Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes (including Other Taxes) by the Borrower or the Parent to a Governmental Authority and in any event within 30 days after any such payment is made, the Borrower or the Parent, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender, before it signs and delivers this Agreement if listed on the signature pages hereof, or before it becomes a Lender in the case of each other Foreign Lender, shall provide the Borrower and the Administrative Agent either (i) two accurate, complete and signed originals of either (x) U.S. Internal Revenue Service Form W-8ECI or any successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments hereunder free from United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest”, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments hereunder free from United States Federal income tax.  To the extent permitted or required by applicable Law, from time to time thereafter, at the request of the Borrower, each Foreign Lender shall deliver renewals or additional copies of such forms (or successor forms) on or before the date that such form expires or becomes obsolete or incorrect and any such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case indicating that such Foreign Lender is on the date of delivery thereof entitled to receive payments under this Agreement free from United States Federal income tax.  If, as a result of any Foreign Lender’s failure to comply with the provisions of this Section 2.05(e), the Borrower is required by law to deduct and withhold Federal income tax from payments for the account of such Foreign Lender under this Agreement, no additional amounts will be due and owing by the Borrower to such Foreign Lender under Section 2.05 in respect of such deduction and withholding.  Upon the written request of the Borrower to the Administrative Agent and any Lender which is not a Foreign Lender, such Lender shall provide the Borrower and the Administrative Agent with two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-9, or any successor form.  The Administrative Agent, prior to signing and delivering this Agreement, shall provide the Borrower either (i) the documentation referred to in the first sentence of this Section 2.05(e), (ii) if it is a “U.S. branch” of a non-U.S. Person, two (2) accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments), with the effect that the Borrower can make payments to the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Administrative Agent without deduction or withholding of any Taxes imposed by the United States or (iii) if it is a U.S. Person, two (2) accurate, complete and signed originals of the U.S. Internal Revenue Service Form W-9.

(f) Each Foreign Lender agrees to promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction or any certification previously provided to the Administrative Agent or the Borrower pursuant to Section 2.05(e).

(g) The Administrative Agent may withhold any Taxes required to be deducted and withheld from any payment under this Agreement or any of the other Loan Documents with respect to which it is not required that the Borrower or the Parent pay additional amounts under this Section 2.05.

(h) If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes (including Other Taxes) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.05, such party shall pay over such refund (including any interest arising therefrom or with respect thereto paid by the relevant Governmental Authority) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.05 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph (h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(i) If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax, withholding therefor, or otherwise, including penalties and interest, and including Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this paragraph (i), together with all costs and expenses related thereto (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this paragraph (i) shall survive the payment of all amounts due in respect of their participations in the Letter of Credit and termination of this Agreement.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(j) The agreements of the Borrower and the Parent in this Section 2.05 shall survive the payment of all Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement in accordance with its terms.

SECTION 2.06. Payments Generally.

(a) Unless otherwise specified herein, each of the Borrower and the Parent shall make each payment required to be made by it hereunder prior to 2:00 p.m. on the date when due and in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent’s Account or at such other office in the United States of America as directed by the Administrative Agent.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its participations in LOC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its participations in LOC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the participations of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective participations in the applicable LOC Disbursements; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its participations in LOC Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each of the Loan Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Loan Parties rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Loan Parties in the amount of such participation.

(c) Unless the Administrative Agent shall have received notice from the Loan Parties prior to the time at which any payment from the Loan Parties is due to the Administrative Agent for the account of the applicable Lenders hereunder that the Loan Parties will not make

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

such payment, the Administrative Agent may assume that the Loan Parties have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due.  In such event, if the Loan Parties have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the Federal Funds Rate.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid.

(e) If any fee due and payable by the Borrower, the Parent and LNC pursuant to Section 2.03 or any other Loan Document is not paid on or prior to the Business Day following the date on which it is first due, whether at stated maturity, by acceleration or otherwise, then, upon the request of the Required Lenders, such amount shall thereafter bear interest at a rate per annum at all times equal to the Drawn Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due fees) shall be due and payable upon demand.

(f) Except as otherwise provided herein, all interest payable hereunder shall be computed on the basis of (i) if based on the Federal Funds Rate or the Cost of Funds Rate, a year of 360 days and the actual number of days elapsed and (ii) if based on the Prime Rate, a year of 365/366 days and the actual number of days elapsed.

SECTION 2.07. Evidence of Indebtedness.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Loan Parties to such Lender resulting from such Lender’s participations in the Letter of Credit, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of unreimbursed Reimbursement Obligations. The Administrative Agent shall maintain an account in which it shall record, with respect to the Issuing Lender (a) the amount of each LOC Disbursement made hereunder, (b) the amount of any Reimbursement Obligations and interest payable from the Loan Parties to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  The entries made in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Loan Parties to pay such amounts in accordance with the terms of this Agreement.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 2.08. Treatment of Agreement.  The parties hereto hereby agree not to report or otherwise treat this Agreement or the Letter of Credit as a reinsurance agreement for any purpose.

SECTION 2.09. Status of Issuing Lender.  The Issuing Lender represents and warrants that it is not licensed, and is not required to be licensed, in any jurisdiction as an insurance company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lenders, the Issuing Lender and the Administrative Agent that, as of the date hereof and as of the date of any amendment to the Letter of Credit (other than amendments that have the sole effect of reducing the Outstanding LOC Amount):

(a) Due Organization.  The Borrower has been duly incorporated and is validly existing in good standing and duly licensed as a special purpose financial captive insurance company, in each case, under the Laws of the State of Vermont. The Borrower has all requisite power and authority to own its assets and carry on its business as now conducted and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions.

(b) Due Authorization.  The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action.  Each of the Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.

(c) Noncontravention.  The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party, and the consummation of the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except such as have been obtained or made and are in full force and effect, (ii) do not violate (x) any applicable Law, (y) the Constituent Documents of the Borrower, or (z) any regulation or order of any Governmental Authority applicable to the Borrower, (iii) do not conflict with or result in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower and (iv) do not result in or require the creation of any Lien upon or in respect of any assets of the Borrower except as expressly contemplated by the Loan Documents to which it is a party.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(d) Legal Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or that involve the Transaction Documents or the Transactions.

(e) Compliance with Laws and Documents.  The Borrower is in compliance with (i) all Laws, regulations and orders of any Governmental Authority (including the Laws, regulations and orders of the State of Vermont) applicable to it or its property, (ii) all indentures, agreements and other instruments binding upon it or its property, and (iii) the terms of the Borrower’s Constituent Documents and the Transaction Documents to which it is a party except, in each instance other than clause (iii), to the extent that the failure to be in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(f) Good Title; Absence of Liens.  The Borrower is the owner of, and has good and marketable title to, all of its properties and assets free and clear of all Liens and, except as may be provided in this Agreement, its Constituent Documents and any other Transaction Documents to which it is a party, has the full power and authority to assign, transfer and pledge its properties and assets (and any documents which are a part thereof), including all such substitutions therefor and additions thereto, delivered under any Transaction Documents to which it is a party.  No Liens or other contractual obligations or Indebtedness are chargeable to the Borrower other than as expressly permitted by the Transaction Documents.

(g) Administrative Agent’s Lien on Borrower Collateral.  The provisions of the Borrower Security Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority Lien on all right, title and interest of the Borrower in the Borrower Collateral.  Except for filings completed prior to the Closing Date, no filing or other action will be necessary to perfect or protect such Liens.

(h) No Material Adverse Effect.  Since the date of the Borrower’s formation, there has been no Material Adverse Effect, nor has there occurred any event, condition, action or omission that, with the passage of time, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(i) Taxes.  The Borrower is a member of the federal consolidated return group of which LNC is the common parent.  The Beneficiary and/or LNC has timely filed or caused to be filed all Tax returns and reports required to have been filed, and has paid, or caused to be paid, all Taxes required to have been paid by it, except (x) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves or (y) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(j) Accuracy of Information.  The reports, financial statements, certificates, data and other analyses and information (actuarial or otherwise) furnished by or on behalf of the Borrower or any of its Affiliates to either (i) Milliman, Inc. for the purposes of preparing its

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

actuarial analysis of the Subject Business or (ii) the Administrative Agent, the Issuing Lender or the Lenders in connection with the actuarial and/or credit analyses, including for the purposes of modeling the performance of the Subject Business, prepared by or for the Administrative Agent, the Issuing Lender or the Lenders (as modified or supplemented by other information so furnished), in each case was, when delivered to Milliman, Inc., the Administrative Agent, the Issuing Lender or the Lenders, as applicable, and is, on the date hereof, accurate and complete in all material respects when taken as a whole.  With respect to any projections or forecasts therein and the assumptions on the basis of which such information was prepared, such projections and forecasts are believed by the Borrower to be reasonable in the circumstances.

(k) Surplus Account.  The Borrower has established the Surplus Account, and the balance of the Surplus Account on the date hereof is equal to, or in excess of $*, which amount includes $* in respect of an initial Tax payment from the Beneficiary.

(l) Representations and Warranties of the Borrower in Transaction Documents.  Each of the representations and warranties of the Borrower set forth in any Transaction Document to which it is a party is true and correct in all material respects (other than those representations and warranties that have materiality or material adverse effect qualifiers, which shall be true and correct in all respects) and is incorporated herein for the benefit of the Administrative Agent, the Issuing Lender and the Lenders as if set forth in full herein.

(m) Transactions Not Made in Contemplation of Insolvency; Sufficient Capital.  The execution and delivery by the Borrower of the Transaction Documents to which it is a party and the consummation of the Transactions are not made (i) in contemplation of the insolvency of the Borrower or any of its Affiliates, (ii) with the intent to hinder, delay or defraud creditors of the Borrower or any of its Affiliates, (iii) after the commission of any act of insolvency by the Borrower or any or its Affiliates, or (iv) without fair consideration.  The Borrower is not possessed of assets or capital unreasonably small in value in relation to its business, and its remaining assets or capital will not be unreasonably small in value after execution and delivery by the Borrower of the Transaction Documents and the consummation of the Transactions.  As of the Closing Date, after giving effect to the execution and delivery of the Transaction Documents and the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, the Borrower shall not be rendered “insolvent” as defined in Title 8, Part 3, Chapter 141, Subchapter 4, Section 6048c(2) of the Vermont Statutes Annotated.  By consummating the Transactions, the Borrower does not intend to, or believe that it will, incur obligations beyond its ability to pay such obligations as they become due.

(n) Subsidiary.  The Borrower has no equity interest in any Person.

(o) No Other Business.  The Borrower has engaged in no business since its inception other than the business conducted pursuant to and contemplated by the Transaction Documents to which it is a party.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(p) Limited Purpose and Separateness.  The Borrower conducts its affairs in accordance with the requirements set forth in its Constituent Documents and Section 5.01(n).

(q) Application to Vermont Commissioner.  The Borrower has delivered a complete and accurate copy of the Application to the Administrative Agent, for distribution to the Issuing Lender and the Lenders.

(r) Related Documents.  No provision of any document referred to or incorporated by reference in a Transaction Document, and no additional matter recited or assumed therein, is inconsistent with the factual assumptions relied upon in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary with the Borrower.

(s) Investment Company Act.  The Borrower is not, and after giving effect to the Transactions will not be required to register as, an “investment company” as defined in the Investment Company Act.

(t) USA Patriot Act.  No issuance or amendment of a Letter of Credit hereunder will be used in a manner that would violate the (i) Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any other enabling legislation or executive order relating thereto, or (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA Patriot Act”).

SECTION 3.02. Representations and Warranties of the Parent.  The Parent represents and warrants to the Lenders, the Issuing Lender and the Administrative Agent that, as of the date hereof and as of the date of any amendment to the Letter of Credit (other than amendments that have the sole effect of reducing the Outstanding LOC Amount):

(a) Due Organization.  The Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.  The Parent has all requisite power and authority to own its assets and carry on its business as now conducted and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions.

(b) Due Authorization.  The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action.  Each of the Transaction Documents to which the Parent is a party has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(c) Noncontravention.  The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party, and the consummation of the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except such as have been obtained or made and are in full force and effect, (ii) do not violate (x) any applicable Law, (y) the Constituent Documents of the Parent, or (z) any regulation or order of any Governmental Authority applicable to the Parent, (iii) do not conflict with or result in a default under any indenture, agreement or other instrument binding upon the Parent or its assets, or give rise to a right thereunder to require any payment to be made by the Parent and (iv) do not result in or require the creation of any Lien upon or in respect of any assets of the Parent except as expressly contemplated by the Loan Documents to which it is a party.

(d) Legal Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against or affecting the Parent or that involve the Transaction Documents or the Transactions.

(e) Compliance with Laws and Documents.  The Parent is in compliance with (i) all Laws, regulations and orders of any Governmental Authority (including the Laws, regulations and orders of the State of Delaware) applicable to it or its property, (ii) all indentures, agreements and other instruments binding upon it or its property, and (iii) the terms of the Parent’s Constituent Documents and the Transaction Documents to which it is a party except, in each instance other than clause (iii), to the extent that the failure to be in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(f) Good Title; Absence of Liens.  The Parent is the owner of, and has good and marketable title to, all of its properties and assets free and clear of all Liens and, except as may be provided in this Agreement, its Constituent Documents and any other Transaction Documents to which it is a party, has the full power and authority to assign, transfer and pledge its properties and assets (and any documents which are a part thereof), including all such substitutions therefor and additions thereto, delivered under any Transaction Documents to which it is a party.  No Liens or other contractual obligations or indebtedness are chargeable to the Parent other than as expressly permitted by the Transaction Documents.

(g) Administrative Agent’s Lien on the Parent Collateral.  The provisions of the Parent Security Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority Lien on all right, title and interest of the Parent in the Parent Collateral.  Except for filings completed prior to the Closing Date, no filing or other action will be necessary to perfect or protect such Liens.

(h) No Material Adverse Effect.  Since the date of the Parent’s formation, there has been no Material Adverse Effect, nor has there occurred any event, condition, action or omission that, with the passage of time, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(i) Parent Account.  The Parent has established the Parent Account, and the balance of the Parent Account on the date hereof is equal to, or in excess of, $*.

(j) Representations and Warranties of the Parent in Transaction Documents.  Each of the representations and warranties of the Parent set forth in any Transaction Document to which it is a party is true and correct in all material respects (other than those representations and warranties that have materiality or material adverse effect qualifiers, which shall be true and correct in all respects) and is incorporated herein for the benefit of the Administrative Agent, the Issuing Lender and the Lenders as if set forth in full herein.

(k) Transactions Not Made in Contemplation of Insolvency; Sufficient Capital.  The execution and delivery by the Parent of the Transaction Documents to which it is a party and the consummation of the Transactions are not made (i) in contemplation of the insolvency of the Parent or any of its Affiliates, (ii) with the intent to hinder, delay or defraud creditors of the Parent or any of its Affiliates, (iii) after the commission of any act of insolvency by the Parent or any or its Affiliates, or (iv) without fair consideration.  The Parent is not possessed of assets or capital unreasonably small in value in relation to its business, and its remaining assets or capital will not be unreasonably small in value after execution and delivery by the Parent of the Transaction Documents and the consummation of the Transactions.  By consummating the Transactions, the Parent does not intend to, or believe that it will, incur obligations beyond its ability to pay such obligations as they become due.

(l) Subsidiary.  The Parent has no equity interest in any Person other than the Borrower.

(m) No Other Business.  The Parent has engaged in no business since its inception other than the business conducted pursuant to and contemplated by the Transaction Documents to which it is a party.

(n) Limited Purpose and Separateness.  The Parent conducts its affairs in accordance with the requirements set forth in its Constituent Documents and Section 5.02(m).

(o) Related Documents.  No provision of any document referred to or incorporated by reference in a Transaction Document, and no additional matter recited or assumed therein, is inconsistent with the factual assumptions relied upon in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary, the Borrower or LNC with the Parent.

(p) Investment Company Act.  The Parent is not, and after giving effect to the Transactions will not be required to register as, an “investment company” as defined in the Investment Company Act.

(q) USA Patriot Act.  No issuance or amendment of a Letter of Credit hereunder will be used in a manner that would violate the (i) Trading with the Enemy Act,

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any other enabling legislation or executive order relating thereto, or (ii) the USA Patriot Act.

ARTICLE IV

CONDITIONS

SECTION 4.01. Closing Date.  The obligation of the Issuing Lender to issue the Letter of Credit on the date hereof shall not become effective until each of the conditions to Issuance in Section 2.01 and each of the following conditions are satisfied (or waived in accordance with Section 8.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of each Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of each Loan Document, and each such Loan Document shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be in full force and effect.

(b) The Administrative Agent shall have received fully executed originals or copies of each of the other Transaction Documents, the final Plan of Operation and the Licensing Order, and all such agreements or orders, as the case may be, shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be in full force and effect.

(c) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel for the Borrower, the Parent, LNC and the Beneficiary, in substantially the forms of Exhibits C-1, C-2, C-3 and C-4, and such other certificates, resolutions, documents, agreements or instruments as the Administrative Agent may reasonably request.  The Borrower and the Parent hereby request such counsel to deliver such opinions.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Borrower, the Parent, LNC, the Beneficiary and the Underlying Ceding Company, the authorization of the Transactions, requisite regulatory approvals and third-party consents for the Transactions, if any, and any other legal matters relating to the Borrower, the Parent, LNC, the Beneficiary and the Underlying Ceding Company.

(e) The Administrative Agent, the Issuing Lender and each Lender shall have received payment in full of all fees and other amounts due and payable on or prior to the Closing Date in accordance with the Loan Documents, including reimbursement or payment of all

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

expenses required to be reimbursed or paid by the Loan Parties and/or their Affiliates hereunder and thereunder, to the extent the Loan Parties and/or their Affiliates have received invoices in respect of such fees and other amounts no later than the second (2nd) Business Day prior to the Closing Date.

(f) The Parent shall have made a capital contribution (in addition to the initial capital contribution of $250,000) to the Borrower in the amount of $*, which amount shall have been deposited into the Surplus Account.

(g) The Beneficiary shall have made a capital contribution to the Parent in the amount of $*.  $* of such amount shall have been deposited into the Parent Account, with the remainder having been contributed to the Borrower.

(h)  The Borrower shall have an S&P Financial Strength Rating of at least *.

The Administrative Agent shall notify the Loan Parties, LNC and the Lenders of the Closing Date, and such notices shall be conclusive and binding.

SECTION 4.02. Issuance or Amendment of the Letter Credit.  The obligation of the Issuing Lender to issue or amend the Letter of Credit is subject to compliance with the terms and conditions with respect to the Issuance of or amendments to the Letter of Credit contained in Article II of this Agreement and to the satisfaction of the following conditions (or waiver thereof in accordance with Section 8.02), except that any amendment to the Letter of Credit, the sole effect of which is to reduce the Outstanding LOC Amount, shall not be subject to any of the following conditions precedent:

(a) The representations and warranties of the Borrower and the Parent set forth in this Agreement, of LNC set forth in the Fee Letter and of the Beneficiary set forth in the Beneficiary Letter Agreement (i) shall be true and correct on and as of the date of such Issuances if made on and as of said date, and (ii) other than the representations and warranties set forth in Sections 3.01(j) and (k), shall be true and correct in all material respects (except that such representations and warranties that are qualified by materiality or material adverse effect shall be true and correct in all respects) on and as of the date of such Issuance or amendment as if made on and as of said date.

(b) The Borrower, the Parent, LNC and the Beneficiary shall have complied in all material respects with the covenants and undertakings of the Borrower, the Parent, LNC and the Beneficiary, respectively, contained and/or incorporated by reference in the Transaction Documents.

(c) At the time of and immediately after giving effect to such Issuance or amendment, no Default or Event of Default shall have occurred and be continuing.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

The Issuance of or the making of any amendment to the Letter of Credit shall be deemed to constitute a representation and warranty by each Loan Party and LNC on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

COVENANTS

SECTION 5.01. Borrower Covenants.  Until all LOC Disbursements have been reimbursed and the Letter of Credit has expired, terminated or been cancelled (and not otherwise replaced pursuant to the terms of the Loan Documents) and all amounts due and payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Administrative Agent, the Issuing Lender and the Lenders that:

(a) Reporting Documents.  The Borrower will furnish or cause its Affiliates to furnish, as the case may be, to the Administrative Agent, and the Administrative Agent shall, upon request, distribute to the Lenders:

(i) Statutory Financial Statements.

(A)           Promptly upon (but no later than the fifth (5th) Business Day following) filing with the Applicable Insurance Regulatory Authority, and in any event no later than (x) the sixtieth (60th) day after the end of each quarter or year, as the case may be, the unaudited quarterly or annual financial statements, as the case may be, of the Borrower prepared in accordance with SAP with the first unaudited quarterly financial statement to be provided for the quarter ending March 31, 2010 and the first unaudited annual financial statement to be for the year ended December 31, 2009, and thereafter, and (y) the one hundred and sixtieth (160th) day after the end of each year, the annual audited financial statements of the Borrower prepared in accordance with SAP; and
(B)           Concurrently with any delivery of financial statements pursuant to clause (A) above, a certificate of a Financial Officer of the Borrower, substantially in the form of the financial statement certificate attached hereto as Exhibit E (x) certifying as to whether a Default or Event of Default has occurred insofar as such Default or Event of Default relates to the Borrower or to an agreement to which the Borrower is a party, and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) stating whether any change in SAP, or in the application thereof, has occurred since the date of its most recently delivered financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

All financial statements delivered pursuant to this Section 5.01(a)(i) shall be complete and correct in all material respects.

(ii) Reports.

(A)           No later than the fifth (5th) Business Day following the delivery thereof in final form to any rating agency, any report to a rating agency related to the Borrower or the Transactions;

(B)           No later than the fifth (5th) Business Day following the receipt thereof by the Borrower, or any of its Affiliates, any third party actuarial report or review of the Borrower or the Subject Business;

(C)           No later than the twentieth (20th) day following the end of each month, a report detailing both the capitalization of the Borrower as of the end of such month and the aggregate investment activity of the Borrower during that month, and a statement of Market Value and asset type of the present portfolio of investments then held in the Surplus Account of the Borrower, and, as part of the monthly report delivered after the end of each calendar quarter, a certification as to whether the assets in the Surplus Account comply with the Borrower Investment Guidelines;

(D)           No later than the fifth (5th) Business Day following the decision thereof, written notice of any permitted statutory accounting practice or other deviation from SAP that is proposed to be made applicable with respect to the Borrower, together with a copy of such practice or other deviation. The Borrower shall not implement such proposed practice or other deviation without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld; provided, however, that nothing herein shall require the Beneficiary to receive the consent of the Administrative Agent (acting at the direction of the Required Lenders) for any permitted statutory accounting practice or other deviation from SAP as it relates to the Subject Business, the Transactions or otherwise;

(E)           No later than the fifth (5th) Business Day after the filing or commencement thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any court, arbitrator or Governmental Authority against or affecting the Borrower, or the threat of any such proceeding;

(F)           As promptly as practicable after receipt, any notice from any Governmental Authority that (1) the Borrower is being placed under regulatory supervision, (2) any license, permit, charter or registration that

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 is material or otherwise necessary to the conduct of the Borrower’s business (including the Subject Business) is to be suspended or revoked, (3) the Borrower is to cease and desist any practice, procedure or policy employed by it in the conduct of its business (including the Subject Business), and such practice, procedure or policy, or the cessation of such practice, procedure or policy would have a Material Adverse Effect or (4) is otherwise material to the Subject Business or a Transaction Document;

(G)           No later than the fifth (5th) Business Day after the occurrence thereof, any judgment, ruling, examination, proceeding, event, action or communication, such as a hearing, fine, penalty, license suspension or revocation or similar action, by or on behalf of the Commissioner that would reasonably be expected to result in the disapproval, or the revocation of any approval, by of on behalf of the Commissioner of any current or future payment of any amounts due to the Administrative Agent, the Issuing Lender or the Lenders hereunder;

(H)           No later than the twentieth (20th) day following the end of each month, a report detailing expenses incurred by the Borrower in such period and, to the extent the Borrower expects to pay a dividend on the Dividend Payment Date, if any, in the current month, a compliance test evidencing the compliance of such dividend payment with the requirements and conditions in respect thereof in clause Ninth of the Priority of Payments and the Dividend Payment Formula;

(I)           No later than March 31 of each year, a report in respect of the prior calendar year detailing actual financial performance of the Borrower relative to the base case pro forma financial projections in the Deal Model;

(J)           No later than February 20 and August 20 of each year, commencing on February 20, 2010, mortality and lapsation actual-to-expected information in respect of the Subject Business and Reinsurance Agreement, using expected mortality and lapsation information based on Appendix D of the Milliman Feasibility Study filed with the Department as part of the Application;

(K)           No later than the second (2nd) Business Day after receipt or delivery by the Borrower, to the extent not otherwise delivered to the Administrative Agent under a Loan Document, a copy of any report, notice or other information received by, or delivered by, the Borrower under any of the other Transaction Documents; and

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(L)           As promptly as practicable after the Borrower or any of its Affiliates becomes aware thereof, written notice of any occurrence or other development that would reasonably be expected to have a Material Adverse Effect.

(iii) Notices of Defaults.  Prompt written notice of the occurrence of any Default or Event of Default accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details thereof and any action taken or proposed to be taken with respect thereto.

(iv) Other Information.

(A)           No later than the fifth (5th) Business Day following submission thereof to, or receipt from, the Commissioner or any other Governmental Authority (i) all reports, actuarial opinions, financial statements, pro forma financial statements, assessments, examination reports and other written or electronic communications (other than communications in the ordinary course and relating to ministerial or other immaterial and routine matters) to or from the Commissioner or any other Governmental Authority (to the extent not otherwise covered by this Section 5.01(a)), and (ii) a written summary of any material oral communication between the Borrower and either the Commissioner or any other Governmental Authority related to the Transaction Documents or the Transactions; and

(B)           As soon as reasonably practicable following receipt thereof, such other documents, statements, reports or information as the Administrative Agent (and during the continuance of a Default, the Lenders) may reasonably request insofar as such information is reasonably related to the Transaction.

(b) Conduct of Business; Existence.  The Borrower shall do or cause to be done all things reasonably necessary to maintain its existence as a special purpose financial captive insurance company organized under the Laws of the State of Vermont, to preserve, renew and keep in full force and effect its legal existence, its solvency, and the rights, licenses, permits, privileges and franchises material to the conduct of the Subject Business.

(c) Restriction on Business.  The Borrower shall not conduct any business other than the reinsurance of the Subject Business pursuant to, and in compliance with, the terms of the Reinsurance Agreement and such other activities permitted by the Transaction Documents, and shall not change its name or enter into any agreements or engage in any activity that would be inconsistent with the factual assumptions stated in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary with the Borrower. The Borrower shall not enter into any other contractual

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

obligations other than the Transaction Documents without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld.

(d) Compliance with Laws.  The Borrower shall comply in all material respects with all applicable Laws, rules, regulations, and orders of, all applicable restrictions imposed by, and all material permits and licenses issued to the Borrower by, any Governmental Authority applicable to it, including statutory insurance requirements.

(e) Compliance with Constituent Documents and Transaction Documents.  The Borrower shall comply with all of the terms and conditions of, and its obligations under, and enforce its rights under, its Constituent Documents and the Transaction Documents to which it is a party, including enforcing any rights thereunder or under applicable Law in connection with an improper draw on the Letter of Credit, and shall consult with, and obtain the prior written consent of, the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld, conditioned or delayed, before taking or consenting to any action, making any election, or exercising any discretion under any of the Transaction Documents to which it is a party; provided, that it may take any actions that are ministerial or routine in nature that would not reasonably be expected to have any adverse consequences to the Administrative Agent, the Issuing Lender or any Lender.

(f) Amendments and Waivers.  The Borrower shall not amend, restate, modify, supplement, assign, terminate, hypothecate, subordinate, discharge or otherwise alter or waive, or consent to amendment, restatement, modification, supplementation, assignment, termination, hypothecation, subordination, dischargement or other alteration or waiver of any obligations of third parties under, or enter into any agreement inconsistent with, any of its Constituent Documents or the Transaction Documents to which it is a party without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing in this Section 5.01(f) shall prohibit or require the consent of the Administrative Agent or the Required Lenders for amendments (i) to the Tax Sharing Agreement or the Master Services Agreement, in each case, that are necessary to add or delete a party thereto (other than the Borrower, the Beneficiary and LNC), (ii) necessary to comply with changes to applicable Law, or (iii) which do not affect the services provided to, or rights or obligations of, the Borrower under any Transaction Documents; provided, further, that the Administrative Agent shall receive written notice at least five (5) Business Days prior to the execution date of any such permissible amendments.

(g) Assignments.  Other than as contemplated in Section 5.01(h) below, the Borrower shall not grant any Person any right to enforce its rights and remedies against the Beneficiary under any Transaction Document or under applicable Law.

(h) Enforcement of Rights.  The Administrative Agent (acting at the direction of the Required Lenders) shall have the right to enforce, in the name of the Borrower, any right

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

of the Borrower under the Transaction Documents and under applicable Law and to take any actions in the name of the Borrower that the Borrower has covenanted to take or has the right to take either (i) upon the occurrence and continuation of a Default or an Event of Default or (ii) at any time during which the Borrower fails to enforce such rights or take any actions within three (3) Business Days of being directed to do so by the Administrative Agent. The Borrower shall inform the Administrative Agent in writing of any such occurrence under clause (i) or (ii) above no later than the second (2nd) Business Day following such occurrence.

(i) Enforcement.  Except as set forth in the Transaction Documents to which it is a party, the Borrower shall not take any action, or fail to take any action, if such action or inaction would reasonably be expected to interfere with the enforcement of any rights of the Issuing Lender, the Lenders or the Administrative Agent under any of the Transaction Documents or applicable Law.

(j) Fundamental Changes.  The Borrower will not (i) consolidate or merge with or into any Person or (ii) sell, convey, transfer or otherwise dispose of, directly or indirectly, all or substantially all of the assets of the Borrower to any other Person.

(k) Limitations on Liens and Indebtedness.  The Borrower shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, or incur any Indebtedness, except such Liens and Indebtedness as are specifically permitted under the terms of the Loan Documents.

(l) Inspection Rights.  The Borrower shall permit any representative designated by the Administrative Agent (acting at the direction of the Required Lenders), upon reasonable prior notice, to examine the books and records of the Borrower, and to discuss the affairs, finances and condition of the Borrower with the Borrower’s officers, independent accountants, actuaries or other consultants no more than twice during each twelve-month period hereunder and the Administrative Agent shall bear its own expenses in connection with such access; provided, that in the event (x) an Event of Default has occurred and is continuing, or (y) the performance of the Subject Business materially deviates from the expectations reflected in the information previously provided by the Borrower or any of its Affiliates to the Issuing Lender or any of its Affiliates in connection with the issuance of the Letter of Credit and the transactions contemplated hereby, in each case the Administrative Agent or its representative shall have access as often as reasonably necessary to obtain information related to the Borrower and its affairs, finances and condition; provided, further, that the Borrower shall have the right to be present at any such meetings with the Borrower’s independent accountants, actuaries or other consultants.

(m) Liquidation; Insolvency.  The Borrower shall not dissolve or liquidate, in whole or in part, or, prior to the date that is one year (or, if longer, such preference period then in effect) and one day after payment in full of all amounts payable in respect of the Letter of Credit and any of its obligations to the Administrative Agent and the Lenders, institute proceedings to

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable Debtor Relief Laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of its, or a substantial part of its, property, or make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such or any similar action.

(n) Non-Consolidation.

(i) The Borrower shall not have employees. The Borrower may enter into service agreements with its Affiliates, such that the employees of such Affiliates act on behalf of the Borrower; provided, that such employees shall at all times hold themselves out to third parties as representatives of the Borrower while performing duties under such service agreements.

(ii) Any Affiliate of the Borrower that acts as an agent of the Borrower shall so act solely through express agencies; provided, that each such agent fully discloses to any third party the agency relationship with the Borrower; and provided, further, that such parties receive fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Borrower for the services provided.

(iii) The Borrower shall not act as an agent for any of its Affiliates.

(iv) The Borrower shall not acquire, merge into or consolidate with any Person or, to the fullest extent permitted by Law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of any of its assets other than in accordance with the Transaction Documents, or change its legal structure, fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the State of Vermont or to the fullest extent permitted by Law, seek dissolution or winding up, in whole or in part.

(v) The Borrower shall ensure that all actions of the Borrower are duly authorized by its authorized personnel, as appropriate and in accordance with its Constituent Documents.

(vi) The Borrower shall use its name “Lincoln Reinsurance Company of Vermont I” in all correspondence, and use separate stationery, invoices and checks, except as otherwise provided in the Transaction Documents or required by applicable Law.

(vii) The Borrower shall maintain its own books, records, resolutions and agreements, and such books and records, shall be adequate and sufficient to identify all of its assets.

(viii) The Borrower shall prepare financial statements and accounting records for itself that are separate from the financial statements and accounting records of its Affiliates that clearly identify the Borrower's individual assets and liabilities and segregate them from those of its

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 Affiliates; provided, that the Borrower also may permit such financial statements to be part of consolidated financial statements of another entity. All such financial statements shall present fairly, in all material respects, the financial position of the Borrower in all material respects.

(ix) The Borrower shall not commingle funds or other assets of the Borrower with those of its Affiliates or any other Person, shall not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party, into which any of its Affiliates makes deposits or from which any of its Affiliates has the power to make withdrawals, all except as provided in the Transaction Documents or required by applicable Law.

(x) The Borrower shall hold its assets in its own name.

(xi) The Borrower shall not permit any of its Affiliates to pay any of the Borrower's operating expenses  unless such operating expenses are paid by such Affiliate pursuant to an agreement between such Affiliate and the Borrower providing for the allocation of such expenses and such expenses are reimbursed by the Borrower out of its own funds or such expenses are paid pursuant to the Transaction Documents.  The Borrower shall not allow any Person to pay its debts, liabilities and expenses except as permitted by the immediately preceding sentence or fail to pay its debts, liabilities and expenses from its own assets (including, as applicable, shared personnel and overhead expenses).

(xii) The Borrower shall allocate fairly and reasonably any overhead expenses that it shares with any Affiliates or any other Person, including, but not limited to, paying for shared office space and services performed by any employee of its Affiliates.

(xiii) The Borrower shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person and shall act solely in its own name and through its duly authorized officers or agents and identify itself as a separate and distinct Person under its own name in order not to (x) mislead others as to the Person with which such other party is transacting business, or (y) suggest that the Borrower is responsible for the debts of any third party (including any Affiliate of the Borrower, or any shareholder, partner, member, principal or Affiliate thereof).  The Borrower shall correct any known misunderstandings regarding its separate identity from its Affiliates.

(xiv) Following the date hereof and subject to Section 5.01(c), the Borrower shall not enter into any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of its business and on terms and conditions at least as favorable to the Borrower as would be obtainable by the Borrower at the relevant time in a comparable arm's-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Borrower.

(xv) The Borrower shall maintain its assets in such a manner that is or will not be costly or difficult to segregate, identify or ascertain its assets from those of any other Person.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(xvi) Other than to the extent permitted or required by the Transaction Documents, the Borrower shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the Indebtedness or obligations of any Affiliate or other Person and shall not consent to any of its Affiliates assuming, granting, becoming obligated for, paying or holding itself out to be responsible for the Indebtedness or obligation of the Borrower.

(xvii) The Borrower shall not hold itself out as or be considered as a department or division of (i) any stockholder, partner, principal, member or Affiliate of the Borrower, (ii) any Affiliate of a stockholder, partner, principal, member or Affiliate of the Borrower, or (iii) any other Person or allow any Person to identify the Borrower as a department or division of that Person.

(xviii) The Borrower shall not conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Borrower or the creditors of any other Person.

(xix) As of the date hereof, the Borrower shall have adequate capital and the Borrower will maintain, after the date hereof, adequate capital in light of its contemplated business operations and for the normal obligations reasonably foreseeable in a business of its size and character.

(xx) The Borrower shall not pledge its assets for the benefit of any other Person, make any loans or advances to any Person, acquire any obligations or securities of any Affiliates, or consent to the granting of any consensual Liens on its property by any of its Affiliates, except, in each case, as permitted or required pursuant to the Loan Documents.

(xxi) The Borrower shall observe strictly all organizational and procedural formalities required by this Agreement, its Constituent Documents and by applicable Law, as the case may be, including, but not limited to, in paying dividends or transferring any of its assets to any of its Affiliates.

(xxii) The Borrower shall have at least one independent director and shall have a board of directors separate from that of its sole holder of common stock and any other Person, and shall cause its board of directors to observe all other corporate formalities.

(o) Fraudulent Transfers.  The Borrower shall not knowingly accept any assets that have been transferred to it for the purpose of defrauding any creditor of the Borrower or any of its Affiliates.

(p) Taxes.  The Borrower shall pay any material amount of Tax, assessment, charge or fee due and payable with respect to its properties and assets when due, other than those being contested in good faith, except as otherwise provided in the Tax Sharing Agreement.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(q) Dividends.  The Borrower shall not pay or declare any dividends or other distributions to its shareholders except in accordance with, and subject to the restrictions of, the Priority of Payments and the Dividend Payment Formula.

(r) Subsidiaries.  The Borrower shall not form or acquire, or cause to be formed or acquired, any Subsidiary or any other Person in which it holds any equity interest.

(s) Maintenance of Accounts of the Borrower.

(i)           The Borrower shall at all times maintain a Surplus Account with a bank or trust company.  All funds received by the Borrower (including all net settlements received under the Reinsurance Agreement) shall be deposited directly into the Surplus Account before such funds are distributed in accordance with the Priority of Payments below.

(ii)           To the extent the Market Value of assets in the Surplus Account exceeds $250,000, the Borrower shall apply all such funds, without duplication, in the following order of priority (the “Priority of Payments”); provided that with respect to any unpaid Reimbursement Obligations, such payment shall only be made to the extent that (i) the Borrower’s Total Adjusted Capital will equal or exceed *% of the Borrower’s Company Action Level Risk Based Capital after giving effect to such payment, or (ii) an Approval has been received in respect of all or a portion of such payment if the Borrower’s Total Adjusted Capital will not equal or exceed *% of the Borrower’s Company Action Level Risk Based Capital after giving effect to such payment:

First, on any Business Day for the payment of any Taxes due and payable by the Borrower as of such date, including payments due under the Tax Sharing Agreement;

Second, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of (i) unpaid interest at the Drawn Rate on all Reimbursement Obligations, and (ii) after all such unpaid interest has been paid in full, unpaid principal of all Reimbursement Obligations, in each case, to the extent due and payable in respect of amounts drawn under the Letter of Credit that are not necessary for the payment of Covered Liabilities under the Reinsurance Agreement, such payments to be effected ratably among the Lenders in proportion to the respective amounts described in this clause Second that are payable to them;

Third, on any Business Day for the payment of any amounts due and payable to the Beneficiary in respect of Covered Liabilities and adjustments to the Funds Withheld Account under, and subject to the terms of, the Reinsurance Agreement as of such date;

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Fourth, on any Business Day for the payment of Permitted Expenses incurred directly by the Borrower that are due and payable on such date subject to an aggregate per annum cap of $500,000, with such per annum cap amount increasing each year thereafter by three percent (3%) from the previous year’s cap amount commencing in calendar year 2010;

Fifth, at any time when an Event of Default has occurred and is continuing, on any Business Day for payments in accordance with Section 6.03;

Sixth, to the extent not otherwise contemplated in clauses Second or Fifth above, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of interest, fees, indemnities, expenses and other amounts (including reasonable attorneys fees and amounts payable under Sections 2.04 and 2.05 and unpaid interest at the Drawn Rate on all Reimbursement Obligations, but excluding, fees due and payable pursuant to Section 2.03 and the unpaid principal of the Reimbursement Obligations) payable to the Administrative Agent, the Issuing Lender or the Lenders in their respective capacities as such, ratably among the Administrative Agent, the Issuing Lender and the Lenders in proportion to the respective amounts described in this clause Sixth that are payable to them;

Seventh, to the extent not otherwise contemplated in clauses Second or Fifth above, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of accrued fees due and payable pursuant to Section 2.03;

Eighth, to the extent not otherwise contemplated in clauses Second or Fifth above, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of unpaid principal of the Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Eighth that are held by them; and

Ninth, on any Dividend Payment Date, for the payment of dividends in accordance with, and subject to the restrictions of, the Dividend Payment Formula as set forth on Exhibit G hereto.

For the avoidance of doubt, the parties acknowledge and agree that the Letter of Credit shall not be deemed to be held by the Borrower in the Surplus Account and used by the Borrower to satisfy its minimum capital and surplus requirement pursuant to Title 8, Part 3, Chapter 141, Subchapter 4, Section 6048g of the Vermont Statutes Annotated.

(t) Issuance of Shares.  Other than any common stock issued to the Parent, the Borrower shall not issue any shares or rights, warrants or options in respect of capital shares or securities convertible into or exchangeable for shares.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(u) Delivery of Reports and Other Information.  The Borrower shall enforce all the Borrower’s rights and remedies under the Transaction Documents to obtain assistance, cooperation, documents, reports and other information that it is entitled to receive under the Transaction Documents, including annual cash flow testing reports by the Borrower’s Appointed Actuary, monthly statistics with respect to amounts paid and received under the Reinsurance Agreement, the capitalization of the Borrower, and mortality, lapsation, and other information regarding the Subject Business.  The Borrower shall deliver to the Administrative Agent (for distribution upon request to the Lenders) a copy of any such written notice, advice, demand, statement, request, report or other communication delivered to any other party or received from any other party under any Transaction Document at the address as specified in Section 8.01 hereof.  Such delivery to the Administrative Agent shall, with respect to any such written notice, advice, demand, statement, request, report or other communication, be made simultaneously with delivery to such other party and, with respect to any such written notice, advice, demand, statement, request, report or other communication received from any other party, be made as promptly as practicable upon receipt thereof by the Borrower.

(v) Exemption from Investment Company Registration.  The Borrower shall take all actions necessary so as to be exempt from registration under the Investment Company Act.

(w) Disputes Relating to Market Value Calculations.  In the event that the Administrative Agent (acting at the direction of the Required Lenders) disputes, in connection with any Transaction Document, the calculation of Market Value with respect to any assets as reported to it (whether through a certificate or report delivered hereunder or otherwise), the Administrative Agent and Borrower shall cooperate in good faith to resolve such dispute as promptly as practicable.  In the event that the parties cannot resolve such dispute on or prior to the fifth (5th) Business Day following notification by the Administrative Agent to the Borrower of such dispute, the parties shall conduct a poll of three (3) Primary Dealers to determine the fair market value assigned to the subject asset(s) as of and for the relevant time period.  The arithmetic mean of such fair market values for such time period shall be the Market Value in respect thereof.

(x) Margin Stock.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each drawing under the Letter of Credit, not more than 25% of the value of the assets of the Borrower will be margin stock.

(y) Further Assurances.  The Borrower shall, upon request of the Administrative Agent (acting at the direction of the Required Lenders), from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements to the Transaction Documents to which it is a party, subject to the terms hereof and thereof, and such further

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 instruments and take such further action as (in each case) may be necessary or desirable to effect the intention, performance and provisions of the Transaction Documents to which it is a party.

SECTION 5.02. Parent Covenants.  Until all LOC Disbursements have been reimbursed and the Letter of Credit has expired, terminated or been cancelled (and not otherwise replaced pursuant to the terms of the Loan Documents) and all amounts due and payable under the Loan Documents have been paid in full, the Parent covenants and agrees with the Administrative Agent, the Issuing Lender and the Lenders that:

(a) Reporting Documents.  The Parent will furnish or cause its Affiliates to furnish, as the case may be, to the Administrative Agent, and the Administrative Agent shall, upon request, distribute to the Lenders:

(i)           Parent GAAP Financial Statements.   No later than (x) the sixtieth (60th) day after the end of each quarter to the extent prepared, the unaudited quarterly financial statements of the Parent prepared in accordance with GAAP, with the first unaudited quarterly financial statement to be provided for the first quarter ending March 31, 2010, and thereafter, and (y) the one hundred and sixtieth (160th) day after the end of each year, the annual audited financial statements of the Parent prepared in accordance with GAAP.

(ii)           Reports.

(A)           No later than the twentieth (20th) calendar day following the end of each month, a report detailing both the capitalization of the Parent as of the end of such month and the aggregate investment activity of the Parent during such month, and a statement of the Market Value and asset-type of investments then held in the Parent Account and, as part of the monthly report delivered after the end of each calendar quarter, a certificate as to whether the assets in the Parent Account comply with the Parent Investment Guidelines;

(B)           No later than the fifth (5th) Business Day after the filing or commencement thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any court, arbitrator or Governmental Authority against or affecting the Parent, or the threat of any such proceeding;

(C)           As promptly as practicable after receipt, any notice from any Governmental Authority that (1) the Parent is being placed under regulatory supervision, (2) any license, permit, charter or registration that is material or otherwise necessary to the conduct of the Parent’s business is to be suspended or revoked, (3) the Parent is to cease and desist any practice, procedure or policy employed by it in the conduct of its business,

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

and such practice, procedure or policy, or the cessation of such practice, procedure or policy would have a Material Adverse Effect or (4) is otherwise material to a Transaction Document;

(D)            As promptly as practicable after the Parent or any of its Affiliates becomes aware thereof, written notice of any occurrence or other development that would reasonably be expected to have a Material Adverse Effect on the Parent; and

 (E)           No later than the fifth (5th) Business Day prior to the Fee Payment Date on which the Parent expects to pay a dividend or make any other distribution to its members, a compliance test evidencing the compliance of such dividend or distribution payment with the requirements and conditions in respect thereof in clause Sixth of the Parent Priority of Payments.

(iii)           Notices of Defaults.  Prompt written notice of the occurrence of any Default or Event of Default accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details thereof and any action taken or proposed to be taken with respect thereto.

(iv)           Other Information.  As soon as reasonably practicable following receipt thereof, such other documents, statements, reports or information as the Administrative Agent (and during the continuance of a Default, the Lenders) may request insofar as such information is reasonably related to the Transaction.

(b) Conduct of Business; Existence.  The Parent shall do or cause to be done all things reasonably necessary to maintain its existence as a limited liability company organized under the Laws of the State of Delaware, to preserve, renew and keep in full force and effect its legal existence, its solvency, and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(c) Restriction on Business.  The Parent shall not conduct any business other than pursuant to, and in compliance with, the terms of this Agreement and the Fee Letter, and shall not change its name or enter into any agreements or engage in any activity that would be inconsistent with the factual assumptions stated in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary with the Parent.  The Parent shall not enter into any other contractual obligations other than the Transaction Documents without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld.

(d) Compliance with Laws.  The Parent shall comply in all material respects with all applicable Laws, rules, regulations, and orders of, all applicable restrictions imposed by,

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 and all material permits and licenses issued to the Parent by, any Governmental Authority applicable to it.

(e) Compliance with Constituent Documents and Transaction Documents.  The Parent shall comply with all of the terms and conditions of, and its obligations under, and enforce its rights under, its Constituent Documents and the Transaction Documents to which it is a party, and shall consult with, and obtain the prior written consent of, the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld, conditioned or delayed, before taking or consenting to any action, making any election, or exercising any discretion under any of the Transaction Documents to which it is a party; provided, that it may take any actions that are ministerial or routine in nature that would not reasonably be expected to have any adverse consequences to the Administrative Agent, the Issuing Lender or any Lender.

(f) Amendments and Waivers.  The Parent shall not amend, restate, modify, supplement, assign, terminate, hypothecate, subordinate, discharge or otherwise alter or waive, or consent to amendment, restatement, modification, supplementation, assignment, termination, hypothecation, subordination, dischargement or other alteration or waiver of any obligations of third parties under, or enter into any agreement inconsistent with, any of its Constituent Documents or the Transaction Documents to which it is a party without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) such consent not to be unreasonably withheld, conditioned or delayed; provided, that nothing in this Section 5.02(f) shall prohibit or require the consent of the Administrative Agent or the Required Lenders for amendments (i) necessary to comply with changes to applicable Law, or (ii) which do not affect the services provided to, or rights or obligations of, the Parent under any Transaction Documents; provided, further, that the Administrative Agent shall receive written notice at least five (5) Business Days prior to the execution date of any such permissible amendments.
(g) Enforcement of Rights.  The Administrative Agent (acting at the direction of the Required Lenders) shall have the right to enforce, in the name of the Parent, any right of the Parent under the Transaction Documents and under applicable Law and to take any actions in the name of the Parent that the Parent has covenanted to take or has the right to take either (i) upon the occurrence and continuation of a Default or an Event of Default or (ii) at any time during which the Parent fails to enforce such rights or take any actions within three (3) Business Days of being directed to do so by the Administrative Agent.  The Parent shall inform the Administrative Agent in writing of any such occurrence under clause (i) or (ii) above no later than the second (2nd) Business Day following such occurrence.

(h) Enforcement.  Except as set forth in the Transaction Documents to which it is a party, the Parent shall not take any action, or fail to take any action, if such action or inaction would reasonably be expected to interfere with the enforcement of any rights of the Issuing Lender, the Lenders or the Administrative Agent under any of the Transaction Documents or applicable Law.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(i) Fundamental Changes.  The Parent will not (i) consolidate or merge with or into any Person or (ii) sell, convey, transfer or otherwise dispose of, directly or indirectly, all or substantially all of the assets of the Parent to any other Person.

(j) Limitations on Liens and Indebtedness.  The Parent shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Parent, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, or incur any Indebtedness, except such Liens and Indebtedness as are specifically permitted under the terms of the Loan Documents.

(k) Inspection Rights.  The Parent shall permit any representative designated by the Administrative Agent (acting at the direction of the Required Lenders), upon reasonable prior notice, to examine the books and records of the Parent, and to discuss the affairs, finances and condition of the Parent with the Parent’s officers, independent accountants, actuaries or other consultants no more than twice during each twelve-month period hereunder and the Administrative Agent shall bear its own expenses in connection with such access; provided, that in the event (x) an Event of Default has occurred and is continuing, or (y) the performance of the Subject Business materially deviates from the expectations reflected in the information previously provided by the Borrower or any of its Affiliates to the Issuing Lender or any of its Affiliates in connection with the issuance of the Letter of Credit and the transactions contemplated hereby, in each case the Administrative Agent or its representative shall have access as often as reasonably necessary to obtain information related to the Parent and its affairs, finances and condition; provided, further, that the Parent shall have the right to be present at any such meetings with the Parent’s independent accountants, actuaries or other consultants.

(l) Liquidation; Insolvency.  The Parent shall not dissolve or liquidate, in whole or in part, or, prior to the date that is one year (or, if longer, such preference period then in effect) and one day after payment in full of all amounts payable in respect of the Letter of Credit and any of its obligations to the Administrative Agent and the Lenders, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable Debtor Relief Laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of its, or a substantial part of its, property, or make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such or any similar action.

(m) Non-Consolidation.

(i) The Parent shall not have employees.  The Parent may enter into service agreements with its Affiliates, such that the employees of such Affiliates act on behalf of the Parent; provided, that such employees shall at all times hold themselves out to third parties as representatives of the Parent while performing duties under such service agreements.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(ii) Any Affiliate of the Parent that acts as an agent of the Parent shall so act solely through express agencies; provided, that each such agent fully discloses to any third party the agency relationship with the Parent; and provided, further, that such parties receive fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Parent for the services provided.

(iii) The Parent shall not act as an agent for any of its Affiliates.

(iv) The Parent shall not acquire, merge into or consolidate with any Person or, to the fullest extent permitted by Law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of any of its assets other than in accordance with the Transaction Documents, or change its legal structure, fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the State of Delaware or to the fullest extent permitted by Law, seek dissolution or winding up, in whole or in part.

(v) The Parent shall ensure that all actions of the Parent are duly authorized by its authorized personnel, as appropriate and in accordance with its Constituent Documents.

(vi) The Parent shall use its name “Lincoln Financial Holdings, LLC II” in all correspondence, and use separate stationery, invoices and checks, except as otherwise provided in the Transaction Documents or required by applicable Law.

(vii) The Parent shall maintain its own books, records, resolutions and agreements, and such books and records, shall be adequate and sufficient to identify all of its assets.

(viii) The Parent shall prepare financial statements and accounting records for itself that are separate from the financial statements and accounting records of its Affiliates that clearly identify the Parent's individual assets and liabilities and segregate them from those of its Affiliates; provided, that the Parent also may permit such financial statements to be part of consolidated financial statements of another entity.  All such financial statements shall present fairly, in all material respects, the financial position of the Parent.

(ix) The Parent shall not commingle funds or other assets of the Parent with those of its Affiliates or any other Person, shall not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party, into which any of its Affiliates makes deposits or from which any of its Affiliates has the power to make withdrawals, all except as provided in the Transaction Documents or required by applicable Law.

(x) The Parent shall hold its assets in its own name.

(xi) The Parent shall not permit any of its Affiliates to pay any of the Parent's operating expenses unless such operating expenses are paid by such Affiliate pursuant to an agreement between such Affiliate and the Parent providing for the allocation of such expenses and such expenses are reimbursed by the Parent out of its own funds.  The Parent shall not allow

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

any Person to pay its debts, liabilities and expenses except as permitted by the immediately preceding sentence or fail to pay its debts, liabilities and expenses from its own assets (including, as applicable, shared personnel and overhead expenses).

(xii) The Parent shall allocate fairly and reasonably any overhead expenses that it shares with any Affiliates or any other Person, including, but not limited to, paying for shared office space and services performed by any employee of its Affiliates.

(xiii) The Parent shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person and shall act solely in its own name and through its duly authorized officers or agents and identify itself as a separate and distinct Person under its own name in order not to (x) mislead others as to the Person with which such other party is transacting business, or (y) suggest that the Parent is responsible for the debts of any third party (including any Affiliate of the Parent, or any shareholder, partner, member, principal or Affiliate thereof).  The Parent shall correct any known misunderstandings regarding its separate identity from its Affiliates.

(xiv) Following the date hereof and subject to Section 5.02(c), the Parent shall not enter into any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of its business and on terms and conditions at least as favorable to the Parent as would be obtainable by the Parent at the relevant time in a comparable arm's-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Parent.

(xv) The Parent shall maintain its assets in such a manner that is or will not be costly or difficult to segregate, identify or ascertain its assets from those of any other Person.

(xvi) Other than as required by this Agreement, the Fee Letter and the Beneficiary Letter Agreement, the Parent shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the Indebtedness or obligations of any Affiliate or other Person and shall not consent to any of its Affiliates assuming, granting, becoming obligated for, paying or holding itself out to be responsible for the Indebtedness or obligation of the Parent.

(xvii) The Parent shall not hold itself out as or be considered as a department or division of (i) any stockholder, partner, principal, member or Affiliate of the Parent, (ii) any Affiliate of a stockholder, partner, principal, member or Affiliate of the Parent, or (iii) any other Person or allow any Person to identify the Parent as a department or division of that Person.

(xviii) The Parent shall not conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Parent or the creditors of any other Person.

(xix) As of the date hereof, the Parent shall have adequate capital and the Parent will maintain, after the date hereof, adequate capital in light of its contemplated business operations and for the normal obligations reasonably foreseeable in a business of its size and character.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(xx) The Parent shall not pledge its assets for the benefit of any other Person, make any loans or advances to any Person, acquire any obligations or securities of any Affiliates, or consent to the granting of any consensual Liens on its property by any of its Affiliates, except, in each case, as permitted or required pursuant to the Loan Documents.

(xxi) The Parent shall observe strictly all organizational and procedural formalities required by this Agreement, its Constituent Documents and by applicable Law, as the case may be, including, but not limited to, in paying dividends or transferring any of its assets to any of its Affiliates.

(xxii) The Parent shall have at least one independent manager and shall have a managing committee separate from that of its sole member and any other Person, and shall cause its managing committee to observe all other limited liability company formalities.

(n) Fraudulent Transfers.  The Parent shall not knowingly accept any assets that have been transferred to it for the purpose of defrauding any creditor of the Parent or any of its Affiliates.

(o) Dividends.  The Parent shall not pay or declare any dividends or other distributions to its members except in accordance with, and subject to the restrictions of, the Parent Priority of Payments.

(p) Maintenance of Accounts; Use of Funds.  The Parent shall at all times maintain the Parent Account with a bank or trust company.  All funds received by the Parent shall be deposited directly into the Parent Account and shall be applied, without duplication, only in the following order of priority (the “Parent Priority of Payments”):

(i) First, on any Business Day for the payment of any Taxes due and payable by the Parent as of such date;

(ii) Second, at any time when an Event of Default has occurred and is continuing, on any Business Day for payments in accordance with Section 6.03;

(iii) Third, to the extent not otherwise contemplated in clause Second above, on any Business Day for the payment of that portion of the Loan Parties’ Obligations consisting of interest, fees, indemnities, expenses and other amounts (including reasonable attorneys fees and amounts payable under Sections 2.04 and 2.05 and unpaid interest at the Drawn Rate on all Reimbursement Obligations, but excluding fees due and payable pursuant to Section 2.03 and unpaid principal of the Reimbursement Obligations) payable to the Administrative Agent, the Issuing Lender or the Lenders in their respective capacities as such, ratably among the Administrative Agent, the Issuing Lender and the Lenders in proportion to the respective amounts described in this clause Third that are payable to them;

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(iv) Fourth, to the extent not otherwise contemplated in clause Second above, on any Business Day for the payment of that portion of the Loan Parties’ Obligations consisting of accrued fees due and payable pursuant to Section 2.03;

(v) Fifth, to the extent not otherwise contemplated in clause Second above, on any Business Day for the payment of that portion of the Loan Parties’ Obligations consisting of unpaid principal of the Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth that are held by them; and

(vi) Sixth, on any Fee Payment Date following the initial Dividend Payment Date on which the Borrower has paid a dividend in accordance with, and subject to the conditions of, clause Ninth of the Priority of Payments and the Dividend Payment Formula, for the payment of dividends or distributions to the Beneficiary in an amount equal to the excess, if any, of the Market Value of assets in the Parent Account over the amount set forth on Exhibit H in respect of such date.

(q) Subsidiaries.  The Parent shall not form or acquire, or cause to be formed or acquired, any Subsidiary or any other Person in which it holds any equity interest.

(r) Issuance of Membership Interests.  Other than any membership interests issued to the Beneficiary, the Parent shall not issue any membership interests or rights, warrants or options in respect of membership interests or securities convertible into or exchangeable for membership interests.

(s) Delivery of Reports and Other Information.  The Parent shall enforce all the Parent’s rights and remedies under the Transaction Documents, if any, to obtain assistance, cooperation, documents, reports and other information that it is entitled to receive under the Transaction Documents.  The Parent shall deliver to the Administrative Agent (for distribution upon request to the Lenders) a copy of any such written notice, advice, demand, statement, request, report or other communication delivered to any other party or received from any other party under any Transaction Document at the address as specified in Section 8.01 hereof.  Such delivery to the Administrative Agent shall, with respect to any such written notice, advice, demand, statement, request, report or other communication, be made simultaneously with delivery to such other party and, with respect to any such written notice, advice, demand, statement, request, report or other communication received from any other party, be made as promptly as practicable upon receipt thereof by the Parent.

(t) Exemption from Investment Company Registration.  The Parent shall take all actions necessary so as to be exempt from registration under the Investment Company Act.

(u) Disputes Relating to Market Value Calculations.  In the event that the Administrative Agent (acting at the direction of the Required Lenders) disputes, in connection with any Transaction Document, the calculation of Market Value with respect to any assets as reported to it (whether through a certificate or report delivered hereunder or otherwise), the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Administrative Agent and the Parent shall cooperate in good faith to resolve such dispute as promptly as practicable.  In the event that the parties cannot resolve such dispute on or prior to the fifth (5th) Business Day following notification by the Administrative Agent to the Parent of such dispute, the parties shall conduct a poll of three (3) Primary Dealers to determine the fair market value assigned to the subject asset(s) as of and for the relevant time period.  The arithmetic mean of such fair market values for such time period shall be the Market Value in respect thereof.

(v) Change of Control.  The Parent shall not enter into any arrangement with the purpose of selling, hypothecating, pledging, assigning, transferring, encumbering or otherwise, directly or indirectly, through a transfer of assets or synthetically, its interest in the Borrower, or cause any Affiliate to enter into any arrangement with the purpose of selling, hypothecating, pledging, assigning, transferring, encumbering or otherwise, directly or indirectly, through a transfer of assets or synthetically, its interest in the Borrower.

(w) Margin Stock.  The Parent is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each drawing under the Letter of Credit, not more than 25% of the value of the assets of either the Parent or the Parent and the Borrower on a consolidated basis will be margin stock.

(x) Further Assurances.  The Parent shall, upon request of the Administrative Agent (acting at the direction of the Required Lenders), from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements to the Transaction Documents to which it is a party, subject to the terms hereof and thereof, and such further instruments and take such further action as (in each case) may be necessary or desirable to effect the intention, performance and provisions of the Transaction Documents to which it is a party.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following events shall occur, such event shall constitute an “Event of Default” hereunder:

(a) any of the Borrower, the Parent, LNC or the Beneficiary shall fail (i) to make any payment (including posting of collateral) within one Business Day following when due of any Reimbursement Obligations, interest thereon or fees due to the Issuing Lender, the Administrative Agent or the Lenders under this Agreement or any other Transaction Document to which it is a party, or (ii) to make any payment of any other amount when due (after giving effect to any applicable grace period) under the terms of this Agreement or any other Transaction Document to which it is a party; provided, that, in the case of clauses (i) and (ii) above, such

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

failure by the Borrower shall not constitute an Event of Default (x) in the case of any unpaid Reimbursement Obligations, to the extent such payment would cause the Borrower’s Total Adjusted Capital following such payment to be less than *% of its Company Action Level Risk Based Capital and no Approval has been given by the Commissioner in respect of such payment, or (y) in any other case, if the Borrower fails to pay any such amounts when due at a time when $250,000 or less remains in the Surplus Account; provided, further, that, in the case of clauses (i) and (ii) above, such failure by the Parent shall not constitute an Event of Default if the Parent fails to pay any such amounts when due at a time no amounts remain in the Parent Account;

(b) any representation or warranty made or deemed made, by the Borrower, the Parent, LNC and/or the Beneficiary in any Transaction Document to which it is a party, or incorporated by reference therein, or in any amendment or waiver thereof, or in any certificate delivered pursuant to any Transaction Document or any amendment or waiver thereof, shall prove to have been incorrect in any material respect when made or deemed made, as the case may be, or when delivered;

(c) (i) (A) the Borrower shall fail to observe or perform in any material respect any covenant or agreement contained in Sections 5.01(b), (c), (f), (g), (i) through (k), (m), (o), (q) through (t), (v) or (x) of this Agreement, or (B) the Parent shall fail to observe or perform in any material respect any covenant or agreement contained in Sections 5.02(b), (c), (f), (i), (j), (l), (n), (o) through (r), (t), (v) or (w) of this Agreement; (ii) the Borrower or the Parent shall fail to observe or perform in any material respect any covenant or agreement contained in Sections 5(a) and (b) of the Security Agreement under which such party is the pledgor; or (iii) the Beneficiary shall fail to observe or perform in any material respect any covenant or agreement contained in Article IV, Sections 2(2) and 2(3), Article V, Sections 1 and 2(c) and (d), and Article XII, Section 3 of the Reinsurance Agreement, and Sections 2(d), (e), (i) through (l), (r), the first two sentences of (t), (u), (v), or (y) of the Beneficiary Letter Agreement;

(d) the Borrower, the Parent, LNC, the Beneficiary or the Underlying Ceding Company shall fail to observe or perform in any material respect any covenant or agreement contained in or incorporated by reference into any Transaction Document (other than those specified in clauses (a), (b) and (c) of this Section 6.01), and such failure shall continue unremedied for a period of ten (10) Business Days following the earlier of (i) the date on which the Borrower, the Parent, LNC, the Beneficiary or the Underlying Ceding Company learned of such failure, and (ii) receipt of written notice thereof by the Borrower, the Parent or LNC from the Administrative Agent or any Lender;

(e) any Transaction Document becomes illegal or it becomes unlawful for the Borrower, the Parent, LNC or the Beneficiary to perform their respective obligations under any Transaction Document;

(f) any transaction occurs, whether a merger, sale, asset sale or otherwise, as a result of which the Borrower or the Parent fails to be an Affiliate of the Beneficiary;

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(g) the Borrower, the Parent, LNC or the Beneficiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator or similar official for the Borrower, the Parent, LNC or the Beneficiary or for a substantial part of any of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Parent, LNC or the Beneficiary, or their respective debts, or of a substantial part of their respective assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator or similar official for the Borrower, the Parent, LNC or the Beneficiary or for a substantial part of any of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days (in the case of the Borrower and the Parent) and forty-five (45) days (in the case of LNC and the Beneficiary) or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower’s S&P Financial Strength Rating shall be less than * or the Beneficiary shall fail to have a minimum consolidated net worth at the end of any fiscal quarter of at least $250,000;

(j) any condition precedent specified in Sections 2.01, 2.02(c), 2.02(d), 4.01 or 4.02 proves not to have been satisfied (other than any such condition precedent waived by the Administrative Agent at the direction of the Required Lenders); or

(k) the Administrative Agent’s Liens on the Collateral granted pursuant to the Security Agreements shall cease to be first priority perfected Liens in accordance with the requirements of the Loan Documents.

SECTION 6.02. Remedies Upon an Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with written notice to the Borrower, the Parent and the Beneficiary, take any or all of the following actions at the same or different times, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Parent:

(a) declare any obligation of the Issuing Lender to issue the Letter of Credit

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 or to make amendments to be terminated, whereupon such obligations to issue the Letter of Credit or to make amendments shall be terminated (other than amendments which have the sole effect of reducing the Outstanding LOC Amount);

(b) declare all fees, payments and Obligations of any and every kind owing by the Borrower, the Parent and LNC to the Lenders, the Issuing Lender and the Administrative Agent under the Loan Documents to be immediately due and payable, whereupon such amounts shall become immediately due and payable;

(c) require that the Loan Parties Collateralize the Outstanding LOC Amount; or

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Security Agreements and the other Loan Documents or applicable Law; provided, that upon the occurrence of an event in Section 6.01(g) or (h), without the requirement of any notice to the Borrower, the Parent or the Beneficiary or any other act by the Administrative Agent or any Lender, the obligation of the Issuing Lender to issue the Letter of Credit or to make amendments shall automatically terminate, the unpaid principal amount of all outstanding Reimbursement Obligations and all interest, fees, payments and other Obligations and amounts under the Loan Documents as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Collateralize the Outstanding LOC Amount shall automatically become effective, in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by each of the Loan Parties.

SECTION 6.03. Application of Funds.  After the exercise of remedies provided for in Section 6.02 (or after the Outstanding LOC Amount has automatically been required to be Collateralized as set forth in the proviso to Section 6.02 (except to the extent the Letter of Credit is drawn in full)), any amounts received on account of the Obligations of the Borrower, the Parent and LNC shall be applied by the Administrative Agent, as applicable, in the following order:

First, to payment of that portion of the Borrower’s, the Parent’s and LNC’s Obligations constituting fees, indemnities, expenses and other amounts (including reasonable attorneys fees and amounts payable under Sections 2.04 and 2.05 and unpaid interest at the Drawn Rate on all Reimbursement Obligations, but excluding, in the case of the Lenders, fees due and payable pursuant to Section 2.03 and the unpaid principal of the Reimbursement Obligations) payable to the Administrative Agent, the Issuing Lender and the Lenders in their respective capacities as such, ratably between the Administrative Agent, the Issuing Lender and the Lenders in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Borrower’s, the Parent’s and LNC’s Obligations constituting accrued fees due and payable pursuant to Section 2.03;

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Third, to payment of that portion of the Borrower’s and the Parent’s Obligations constituting unpaid principal of the Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to the Administrative Agent for the account of the Issuing Lender, to Collateralize that portion of the LOC Exposure comprised of the undrawn amount of the Letter of Credit; and

Fifth, the balance, if any, after all of the Borrower’s and the Parent’s Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Amounts used to Collateralize the undrawn amount of the Letter of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under the Letter of Credit as they occur.  If any amount remains on deposit as proceeds of Collateralization after the Letter of Credit has either been fully drawn, terminated or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VII

AGENCY

SECTION 7.01. Appointment.

(a) Each Lender hereby designates and appoints the Administrative Agent, as administrative agent or collateral agent, as applicable, under the Loan Documents to act as specified therein with respect to the Letter of Credit and the Collateral, and each Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere herein, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in any other Loan Document (to the extent a party thereto), or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document, or shall otherwise exist against the Administrative Agent.  The provisions of Article VII are solely for the benefit of the Administrative Agent and the Lenders, and none of the Borrower, the Parent or LNC shall have any rights as a third-party beneficiary of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Parent or LNC.

(b) The Issuing Lender shall act on behalf of the Lenders with respect to the Letter of Credit and the documents associated therewith, and the Issuing Lender shall have all of

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the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letter of Credit and the applications and agreements for the letter of credit pertaining to the Letter of Credit as fully as if the term “Administrative Agent” as used in this Article VII and in the definition of “Agent-Related Person” included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

SECTION 7.02. Delegation of Duties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 7.03. Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith (except for its or such Person’s own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction), or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or thereunder, or the enforceability or sufficiency thereof, or for any failure of any obligor to perform its obligations hereunder or thereunder or the value sufficiency, creation, or perfection or priority of any lien on any collateral security.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower, the Parent or LNC in any written or oral statement or in any financial or other statements, instruments, reports, certificates or other documents furnished in connection herewith or therewith or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower, the Parent or LNC to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower, the Parent or LNC.  The Administrative Agent is not a trustee for the Lenders nor owes any fiduciary duty to the Lenders.

SECTION 7.04. Reliance on Communications.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, electronic mail, PDF, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower, the Parent, LNC, independent accountants and other experts selected by the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Administrative Agent with reasonable care).  The Administrative Agent may deem and treat any Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 8.01.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders (or to the extent specifically provided in Section 8.02, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than any such liability or expense resulting from its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction).  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 8.02, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

SECTION 7.05. Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or either Loan Party referring hereto, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the applicable Lenders.  Except as otherwise specifically set forth herein, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or, to the extent specifically provided in Section 8.02, all the Lenders); provided, that the Administrative Agent shall not be required to take any action or refrain from taking any action hereunder unless the Administrative Agent shall have been indemnified to its satisfaction by the Lenders against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith (other than any such liability, cost or expense resulting from its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction).  The Administrative Agent shall not be under any obligation to take or refrain from taking any action under any Loan Document and nothing contained in any Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability (except against its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction) is not reasonably assured to it.  The Administrative Agent shall not be required to take or refrain from taking any action under any Loan Document, nor shall any other provision of this Agreement or any Loan Document be deemed to impose a duty on the Administrative Agent to take any action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of any Loan Document or is otherwise contrary to Law.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 7.06. Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Affiliate thereof hereafter taken, including any review of the affairs of the Borrower, the Parent or LNC, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the Parent and LNC and made its own decision to enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the Parent and LNC.  The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the Parent or LNC which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, except as expressly set forth herein.

SECTION 7.07. Indemnification.  Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Loan Parties and LNC, as the case may be, and without limiting the obligation of the Loan Parties and LNC, as the case may be, to do so), ratably according to its Applicable Percentage of the Total Commitment (as in effect at the time indemnification is sought hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any documents contemplated hereby or referred to herein or in any Loan Documents or the transactions contemplated hereby or in any Loan Document or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined in a final non-appealable judgment by a court of competent jurisdiction.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity (except against its gross negligence or willful misconduct as determined in

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

a final, non-appealable judgment by a court of competent jurisdiction) and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section shall survive the payment of the Reimbursement Obligations and all other amounts payable hereunder.

SECTION 7.08. Administrative Agent in Its Individual Capacity.  The Person serving as the Administrative Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower, the Parent and LNC as though such Person were not the Administrative Agent hereunder.

SECTION 7.09. Successor Administrative Agent.  The Administrative Agent may, at any time, resign upon thirty (30) days written notice to the Lenders.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Beneficiary (such consent not to be unreasonably withheld.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent (or if no successor Administrative Agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Administrative Agent until such time, if any, as a successor Administrative Agent shall have been so appointed and shall have accepted such appointment as provided for above).  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Agreement and the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 7.10. No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Person listed on the cover page hereof as a structuring agent shall have any powers, duties, liabilities or obligations or responsibilities under this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including by electronic transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email with PDF attachment, as follows:

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(i) if to the Borrower, to Lincoln Reinsurance Company of Vermont I, 84 Pine Street, Suite 300, Burlington, Vermont 05401, Attention: HSBC Insurance Services (USA), Inc. (Facsimile: (802) 651-0175), with a copy to: Lincoln Reinsurance Company of Vermont I, 1300 S. Clinton St., Fort Wayne, IN 46802, Attention: Craig Hanford (Facsimile: (260) 455-5520, Email: Craig.Hanford@lfg.com);

(ii) if to the Parent, to Lincoln Financial Holdings, LLC II, 1300 S. Clinton St., Fort Wayne, IN 46802, Attention: Craig Hanford (Facsimile: (260) 455-5520, Email: Craig.Hanford@lfg.com);

(iii) if to Credit Suisse as Administrative Agent or Issuing Lender, to Credit Suisse AG, One Madison Avenue, 2nd Floor, Trade Finance/Services Department, New York, NY 10010, Attention: Adrian Silghigian, Phone: 212-325-9286, Facsimile: 212-325-8315, with a copy to: Credit Suisse AG, New York Branch, Eleven Madison Avenue, New York, NY 10010, Attention: Head of Credit Risk Management (Facsimile: 212-325-8170), Head of Documentation Group – Legal and Compliance Department (Facsimile: 917-326-7930), Treasury Operations Management (Facsimile: 212-538-5165); and

(iv) if to any other Lender, to it at its address (or telecopy number or email) set forth in its Administrative Questionnaire.

Any party hereto may change its address (street or email) or telecopy number for notices and other communications hereunder by written notice to the other parties hereto (or, in the case of any Lender, to the Borrower, the Parent and the Administrative Agent).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 8.02. Waivers; Amendments.  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Parent and the Required Lenders or by the Borrower, the Parent and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender (including the Issuing Lender) affected thereby, (iii) postpone the scheduled date of payment of the principal of, or interest on, the principal amount of any Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or extend the expiry date of the Letter of Credit beyond December 31, 2019, in each case without the written consent of each Lender (including the Issuing Lender) affected thereby, (iv) modify or amend the definitions of “Applicable Percentage”, “Priority of Payments”, “Parent Priority of Payments”, Section 2.01(d)(ii) or Section 6.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender, or (v) change

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender; and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

SECTION 8.03. Expenses; Indemnity.

(a) Irrespective of whether the Commitments are terminated, to the extent not otherwise reimbursed, each Loan Party agrees to pay (i) all reasonable out-of-pocket costs and expenses reasonably incurred by the Issuing Lender, the Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel and actuarial advisors for the Issuing Lender and the Administrative Agent in connection with the preparation, negotiation, execution and delivery, Issuance and administration of the Transaction Documents and any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with or incident to any Event of Default or the exercise or the enforcement of its rights, remedies and interests in connection with this Agreement and the other Transaction Documents, including the inspection of the Loan Parties’ books, records and documents upon the occurrence of a Default or an Event of Default.  In addition, the Loan Parties agree to pay any fees associated with the ratings of the Borrower.

(b) Irrespective of whether the Commitments are terminated, each of the Borrower and the Parent agree to indemnify the Administrative Agent, the Issuing Lender and each other Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of the Transaction Documents or the performance by the Borrower, the Parent, LNC and their respective Affiliates of their respective obligations thereunder, including in connection with or incident to a Default or an Event of Default, or (ii) the Letter of Credit or any LOC Disbursement regardless of whether any Indemnitee is a party thereto but excluding any actual or prospective claim, litigation, investigation, or proceeding solely among the Lenders; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final, non-appealable judgment by a court of competent jurisdiction.

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(c) To the extent permitted by applicable Law, neither the Borrower nor the Parent shall assert, and each of the Borrower and the Parent hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Transaction Document or any agreement or instrument contemplated thereby, the Transactions, the Letter of Credit or the use of the proceeds thereof. The agreements of the Borrower and the Parent in this Section 8.03 shall survive the payment of all Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement.

SECTION 8.04. Successors and Assigns.  The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations thereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower or the Parent without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a) Any Lender other than the Issuing Lender (in its capacity as such) may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Issuing Lender, the Administrative Agent and, unless an Event of Default has occurred and is continuing, LNC, shall have given its prior written consent thereto (such prior written consent, in the case of LNC, not to be unreasonably withheld) (it being understood that LNC shall be an express third-party beneficiary of this Agreement solely to the extent required to enforce its consent right under this Section 8.04(a)), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of an entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment of a Lender’s rights and obligations shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 payable by the assignor or the assignee (unless waived by the Administrative Agent), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (vi) the assignee, if applicable, shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent the documentation described in Section 2.05(e). Notwithstanding anything to the contrary contained in this Agreement, an assignee under any Assignment and Acceptance shall not be

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

 entitled to receive any greater payment under Section 2.04 or 2.05 than Credit Suisse, in its capacity as a Lender, would have been entitled to receive with respect to the Commitment assigned to such assignee. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the obligations of Sections 2.04, 2.05 and 8.03).  Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(b) The Administrative Agent, acting for this purpose as an agent of each applicable Lender and the Issuing Lender, shall maintain at one of its offices in the United States of America a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Loan Documents, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (a) of this Section and any written consent to such assignment required by paragraph (a) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) Any Lender may, without the consent of the Loan Parties or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under the Loan Documents (including all or a portion of its Commitment); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, and (iv) the sale of such participations shall be at the Lender’s sole cost and expense without any right of reimbursement from the Loan Parties or any other Person under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of the Loan Documents in accordance with the terms hereof and thereof; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02 that affects such Participant.  Subject to paragraph (e) of this Section, each of the  Loan Parties agrees that each Participant shall be entitled to the benefits and subject to the obligations of Sections 2.04 and 2.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(e) A Participant shall not be entitled to receive any greater payment under Section 2.04 or 2.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant shall not be entitled to the benefits of Section 2.05 unless each of the Loan Parties is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each of the Loan Parties, to comply with Section 2.05 as though it were a Lender.

(f) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided, that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

SECTION 8.05. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received and delivered to the Borrower and the Parent counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.06. Governing Law; Jurisdiction.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE

COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  TO THE EXTENT LEGALLY PERMISSIBLE, EACH OF THE BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  TO THE EXTENT LEGALLY PERMISSIBLE, EACH OF THE BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 8.07. Right of Setoff.  If any amount shall have become due and payable by the Borrower or the Parent hereunder, whether due to maturity, acceleration or otherwise, each Lender (including the Issuing Lender) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Parent against any of and all the obligations of the Borrower and the Parent now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have first made a demand under this Agreement for payment and such payment was not made when due.  The rights of each Lender under this Section are in addition to other rights and remedies which such Lender may have.

SECTION 8.08. Confidentiality.  The Administrative Agent and each Lender (including the Issuing Lender) agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable Law or by any

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

subpoena or similar legal process, (d) to any other party to any Loan Document, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, by any Lender to any assignee of, Participant in or hedge counterparty in respect of, or any prospective assignee of, Participant in or hedge counterparty in respect of, any of its rights, obligations or risks under this Agreement or any of the Transaction Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender and the Administrative Agent or such Lender has no actual knowledge that the provision of such information is in violation of a confidentiality restriction.  For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower, the Parent, LNC or their respective Affiliates relating to the Borrower, the Parent, LNC, the Beneficiary, the Underlying Ceding Company, or the Subject Business, in each case other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, the Parent or LNC, as applicable.

SECTION 8.09. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 8.11. USA Patriot Act.  Each Lender hereby notifies the Borrower and the Parent that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, the Parent and LNC which information includes the name and address of the Borrower, the Parent and LNC and other information that will allow such Lender to identify the Borrower, the Parent and LNC in accordance with the USA Patriot Act.

SECTION 8.12. No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

The rights, remedies, powers and privileges provided in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 8.13. Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower or the Parent is made to the Administrative Agent, the Issuing Lender or any Lender, or the Administrative Agent, the Issuing Lender or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Lender or such Lender in its discretion) to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) the Issuing Lender and each Lender severally agrees to pay to the Administrative Agent or the applicable Lender upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the applicable Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 8.14. No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Parent acknowledges and agrees that: (i) (A) the services regarding this Agreement provided by the Administrative Agent and its Affiliates are arm’s-length commercial transactions between such Person, on the one hand, and Administrative Agent and its Affiliates, on the other hand, (B) such Person has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Person is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, its Affiliates, the Issuing Lender and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Person or any other Person and (B) none of the Administrative Agent, the Issuing Lender or any Lender has any obligation to such Person with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Administrative Agent, the Issuing Lender, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent, LNC and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower, the Parent, LNC or any of their respective Affiliates.  To the fullest extent permitted by Law, each of the Borrower and the Parent hereby waives and releases any claims that it may have against the Administrative Agent, any other Agent-Related Persons, the Issuing Lender or any of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

[Remainder of page intentionally left blank.  Signature pages to follow.]

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LINCOLN REINSURANCE COMPANY OF VERMONT I,
as Borrower

By: /s/ Thomas Moran
Name: Thomas Moran
Title: President

LINCOLN FINANCIAL HOLDINGS, LLC II,
as a Loan Party

By: /s/ Keith Ryan
Name: Keith Ryan
Title: Chief Financial Officer

REIMBURSEMENT AGREEMENT	SIGNATURE PAGE

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

CREDIT SUISSE AG, NEW YORK BRANCH,
as Issuing Lender and Administrative Agent

By: /s/ Pedro Beroy
Name: Pedro Beroy
Title: Managing Director

By: /s/ Adrian M. Silghigian
Name: Adrian M. Silghigian
Title: Vice President

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Lender

By: /s/ Pedro Beroy
Name: Pedro Beroy
Title: Managing Director

By: /s/ Adrian M. Silghigian
Name: Adrian M. Silghigian
Title: Vice President

REIMBURSEMENT AGREEMENT	SIGNATURE PAGE

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2.01

COMMITMENTS

LENDERS	COMMITMENT
Credit Suisse AG, New York Branch	$550,000,000
TOTAL COMMITMENT	$550,000,000

Schedule 2.01-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Reimbursement Agreement identified below (the “Reimbursement Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Reimbursement Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Documents and any other documents or instruments delivered pursuant thereto or in connection therewith (including any written agreement between the Assignor and the Issuing Lender contemplated by Section 2.03(b) of the Reimbursement Agreement) to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Reimbursement Agreement (including, without limitation, the Letter of Credit) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a  Lender) against any Person, whether known or unknown, arising under or in connection with the Reimbursement Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ , [an existing Lender] [an Affiliate of [identify Lender]]1

3.	Borrower:	Lincoln Reinsurance Company of Vermont I

____________________
1Insert if applicable.

Exhibit A

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

4.	Administrative Agent: Credit Suisse AG, New York Branch, as Administrative Agent under the Reimbursement Agreement

5.
Reimbursement Agreement: The Reimbursement Agreement dated as of December 31, 2009 (as amended, modified or supplemented from time to time) among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder, Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent thereunder.

6.	Assigned Interest:

Aggregate Amount of Total Commitment	Amount of Commitment Assigned2	Percentage Assigned of Commitment3
$_______________	$_______________	_____________%

[7.           Trade Date:                      __________________]4

Effective Date: __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

__________________
2The amount of the Commitment assigned by the Assignor pursuant to this Assignment and Acceptance (determined as of the date this Assignment and Acceptance is delivered to the Administrative Agent) shall not be less than $25,000,000, unless (a) the Assignee under this Assignment and Acceptance is a Lender or an Affiliate of a Lender, (b) the Commitment assigned by the Assignor pursuant to this Assignment and Acceptance is the entire remaining amount of the Assignor’s Commitment, or (c) the Administrative Agent otherwise consents.
3Set forth, to at least 9 decimals, as a percentage of the Total Commitment under the Reimbursement Agreement.
4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

ASSIGNOR [NAME OF ASSIGNOR] By: _____________________________ Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: _____________________________ Name: Title:

Exhibit A

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Consented to and Accepted:

[CREDIT SUISSE AG, NEW YORK BANK], as Administrative Agent

By: _________________________________
       Name:
       Title:]

By: _________________________________
       Name:
       Title:]5

[CREDIT SUISSE AG, NEW YORK BRANCH],
as Issuing Lender

By: _________________________________
       Name:
       Title:]

By: _________________________________
       Name:
       Title:]6

[LINCOLN NATIONAL CORPORATION

By: _________________________________
       Name:
       Title:]7

___________________________

5Insert as applicable.  No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.
6Insert as applicable.  No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.
7Insert as applicable.  No consent and acceptance shall be necessary if an Event of Default has occurred and is continuing.

Exhibit A

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1 TO
ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.           Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Reimbursement Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Reimbursement Agreement, (ii) it meets all requirements of an assignee under the Reimbursement Agreement (subject to receipt of such consents as may be required under the Reimbursement Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Reimbursement Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have (in addition to any such rights and obligations otherwise held by it) the obligations of a Lender thereunder, (iv) it has received a copy of the Reimbursement Agreement, together with copies of the most recent financial statements referred to in Section 5.01(a)(i) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Reimbursement Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a  Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of Reimbursement Obligations,

Exhibit A

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.

Exhibit A

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B-1

FORM OF REQUEST FOR ISSUANCE

To:

Credit Suisse AG, New York Branch One Madison Avenue, 2nd Floor New York, NY 10010 Attention: Trade Finance/Services Department

Ladies and Gentlemen:

This notice shall constitute a “Request for Issuance” of the Letter of Credit pursuant to Section 2.01(b)(i) of the Reimbursement Agreement dated as of December 31, 2009 (as amended, modified or supplemented from time to time, the “Reimbursement Agreement”) among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder, Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent thereunder.  Capitalized terms defined in the Reimbursement Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned hereby requests that the Issuing Lender issue the Letter of Credit for the account of the Borrower on [ 1 ] with a face amount of $[ 2 ].

The beneficiary of the requested Letter of Credit will be The Lincoln National Life Insurance Company (the “Beneficiary”), The Lincoln National Life Insurance Company, 1300 S. Clinton St., Attn: Teresa Cordes, Fort Wayne, IN 46802, and such Letter of Credit will be in support of the reinsurance obligations of the Borrower under the Reinsurance Agreement with respect to the Subject Business and will have a stated expiration date of December 31, 2019 and will have a stated effective date of [ 3 ].

In connection with any drawing under the Letter of Credit, the Beneficiary will present a duly executed sight draft and a duly executed Draw Certification Notice in form attached as Exhibit D to the Reimbursement Agreement.

Exhibit B-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

LINCOLN REINSURANCE COMPANY
OF VERMONT I

By: ___________________________________
       Name:
       Title:

1.  Insert proposed Closing Date, which must be no earlier than the 3rd Business Day following receipt by the Issuing Lender of the Request for Issuance.
2.  Insert initial face amount in USD of Letter of Credit.
3.  Insert proposed Closing Date.

Exhibit B-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B-2
FORM OF REQUEST FOR AMENDMENT

To:

Credit Suisse AG, New York Branch One Madison Avenue, 2nd Floor New York, NY 10010 Attention: Trade Finance/Services Department
Ladies and Gentlemen:

This notice shall constitute a “Request for Amendment” of the Letter of Credit pursuant to Section 2.01(b)(i) of the Reimbursement Agreement dated as of December 31, 2009 (as amended, modified or supplemented from time to time, the “Reimbursement Agreement”) among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder, Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent thereunder.  Capitalized terms defined in the Reimbursement Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned hereby requests that the Issuing Lender amend the Letter of Credit as follows:

[INSERT NATURE OF AMENDMENT]

The undersigned hereby further requests that the proposed date of the above described amendment be [ 1 ].

[INSERT SUCH OTHER MATTERS AS THE ISSUING LENDER MAY REASONABLY REQUIRE.]

Exhibit B-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

LINCOLN REINSURANCE COMPANY
OF VERMONT I

By: ___________________________________
       Name:
       Title:

1. Insert date of the proposed amendment, which can be no earlier than the 3rd Business Day following receipt by the Issuing Lender of the Request for Amendment.

Exhibit B-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1

FORM OF OPINION OF PRIMMER PIPER EGGLESTON & CRAMER PC,
VERMONT COUNSEL TO THE BORROWER

[See Attached]

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Credit Suisse AG, New York Branch
Eleven Madison Avenue
New York, NY 10010

 Ladies and Gentlemen:

We have acted as special Vermont regulatory counsel to Lincoln Reinsurance Company of Vermont I, a special purpose financial captive insurance company organized under the laws of the State of Vermont (“LRCVI”), in connection with the execution and delivery of (i) the Letter of Credit Reimbursement Agreement (the “LC Agreement”), dated as of December 31, 2009 (the “Closing Date”), among LRCVI, as borrower, Lincoln Financial Holdings, LLC II, a Delaware limited liability company and a wholly-owned subsidiary of The Lincoln National Life Insurance Company (“Holdings”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and Credit Suisse AG, New York Branch, as administrative agent and issuing lender (“Credit Suisse”), and (ii) the Indemnity Reinsurance Agreement between The Lincoln National Life Insurance Company, a stock life insurance company domiciled in the State of Indiana (“LNLIC”) and LRCVI, effective as of December 31, 2009 (the “Reinsurance Agreement”), pursuant to which LNLIC will cede to LRCVI, and LRCVI will reinsure, on an indemnity reinsurance basis, a 100% quota share of certain covered losses arising in respect of the covered policies described in the Reinsurance Agreement. This opinion is being furnished to you pursuant to Section 4.01(c) of the LC Agreement.

In such capacity we have reviewed the following documents to which LRCVI is or will be a party: (a) the LC Agreement; (b) the Fee Letter, dated as of the Closing Date, among LRCVI, as a loan party, Holdings, as a loan party, Lincoln National Corporation, the ultimate parent of both LRCVI and Holdings (“LNC”), and Credit Suisse, as issuing lender and administrative agent (the “Letter Agreement”); (c) the Reinsurance Agreement; (d) the Security Agreement, dated as of the Closing Date, between LRCVI, as grantor, and Credit Suisse, as secured party (the “Security Agreement”); (e) the Collateral Account Control Agreement, dated as of the Closing Date, among LRCVI, Credit Suisse, and The Bank of New York Mellon (“BNY Mellon”), as securities intermediary, (the “Collateral Account Control Agreement”); (f) the Addition to the Master Services Agreement, dated as of April 3, 2006, among LNC and certain of its subsidiaries and affiliates, dated as of the Closing Date, between LRCVI and LNC (the “Addition to the Master Services Agreement”); (g) the Tax Sharing Agreement, dated as of the Closing Date, among LNC, LNLIC and LRCVI (the “Tax Sharing Agreement”); (h) the

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Investment Advisory Contract and related Statement of Investment Policy, dated as of the Closing Date, between LRCVI and Delaware Investment Advisors, a series of Delaware Management Business Trust; (i) the Global Custody Agreement, dated as of the Closing Date, between LRCVI and BNY Mellon; and (j) the Management Agreement, dated as of May 8, 2009, between HSBC Insurance Agency (USA), Inc. and LRCVI, as amended and supplemented by the First Amendment thereto dated as of December 31, 2009 (the “Management Services Agreement”) (the documents enumerated in (a) – (j) above are collectively referred to as the “Transaction Documents”).

In connection with this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Transaction Documents.  In addition, we have examined originals or copies of: (a) the Business Plan of LRCVI, filed with the Captive Division of the Vermont Department of Banking, Insurance, Securities and Health Care Administration (the “Vermont Captive Division”) on or about June 19, 2009 and amended at various time thereafter; (b) the Licensing Order issued to LRCVI by the Commissioner of the Vermont Department of Banking, Insurance, Securities and Health Care Administration (the “Commissioner”), dated as of October 2, 2009 (the “Licensing Order”); (c) the Certificate of Authority issued to LRCVI by the Commissioner, dated as of October 2, 2009 (the “Certificate of Authority”); (d) a Certificate of Good Standing issued by the Vermont Captive Division, dated on or about the Closing Date; (e) a Certificate of Good Standing issued by the Secretary of State of the State of Vermont, dated on or about the Closing Date; (f) the Letter of Credit, effective as of the Closing Date; (g) the Articles of Incorporation of LRCVI, dated May 8, 2009; (h) the Bylaws of LRCVI; (i) an Officer’s Certificate of LRCVI, dated as of the date hereof (the “Officer’s Certificate”), and such other agreements, instruments, certificates, documents and records, and have reviewed such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion (the documents enumerated in (a) through (i) above are collectively referred to as the “Other Documents”).

We have not reviewed in connection with this opinion any document (other than the Transaction Documents and the Other Documents) that is referred to in or incorporated by reference into the Transaction Documents or the Other Documents.  We have assumed that there is no provision in any such document referred to or incorporated by reference in a Transaction Document or an Other Document that is inconsistent with the opinions stated herein.  We have not conducted any independent factual investigation of our own but rather have relied solely upon the documents enumerated in the preceding two paragraphs.  Capitalized terms used in this opinion that are not otherwise defined herein have the meanings assigned to them in the LC Agreement.

In such examination, with your permission, we have assumed for purposes of this opinion, without inquiry or investigation, (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures on all documents examined by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all such documents submitted to us as copies; (v) the authenticity of the originals of all documents submitted to us as copies; and (vi) the conformity of all original Transaction Documents in all material respects to the copies of such documents furnished to and reviewed by the Vermont Captive Division.

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

With your permission, we have also assumed for purposes of this opinion, without inquiry or investigation, that: (i) each of LNC, LNLIC, Holdings, Delaware Investment Advisors, BNY Mellon, HSBC Insurance Agency (USA), Inc., Credit Suisse and the several banks and other financial institutions from time to time parties to the LC Agreement has been duly organized and created, and is validly existing and in good standing, under the laws of the respective jurisdiction of its incorporation or formation; (ii) each of the parties to any of the Transaction Documents (other than LRCVI) and each person executing and delivering any of the Transaction Documents by or on behalf of any such party (other than LRCVI), has the full power, authority and legal capacity (including the taking of all requisite action) to execute and deliver the Transaction Documents to which it, or the person on behalf of which it is acting, is a party, and to perform, or cause the performance of, such party's obligations thereunder; (iii) each of the parties to the Transaction Documents (other than LRCVI) has duly authorized, executed and delivered the Transaction Documents to which it is a party; and (iv) the execution and delivery of any of the Transaction Documents by, or on behalf of, any of the parties thereto, and the performance by any of the parties of all of its obligations thereunder (other than LRCVI), (a) are within its corporate, limited liability or other powers, authority and legal capacity and within the corporate or other powers, authority and legal capacity of any person acting on its behalf, (b) have been duly authorized by all necessary corporate or other action and (c) do not contravene, conflict with, violate, or result in a breach of or default under (A) any constitutive documents of any party to any of the Transaction Documents, (B) any law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, order, writ, judgment, decree, determination, or ruling applicable to such party or its property, or (C) any agreement, document, instrument, obligation, or commitment binding on such party or to which it or its property is subject.

As to any facts material to the opinions or views expressed in this letter, with your permission, when the relevant facts were not independently established by us, we have relied upon the aforesaid Transaction Documents, the Other Documents and the other agreements, instruments, certificates, documents and records reviewed by us, including the truth and accuracy of the representations contained therein.

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
LRCVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont, with corporate power and authority to own its properties and conduct its business as contemplated by the Transaction Documents and the Other Documents.  LRCVI is duly licensed as a special purpose financial captive insurance company under the laws of the State of Vermont.

2.
The authorized capital stock of LRCVI consists of 100,000 shares of common stock without par value, of which 10,000 shares are issued and outstanding as of the date hereof and held of record by Holdings (the “Holdings Shares”).

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

The Holdings Shares were duly authorized for issuance and are fully-paid and non-assessable.  There is no pledge, lien or other encumbrance applicable to the Holdings Shares recorded in the stock transfer records of LRCVI.  LRCVI’s authorized capitalization meets the requirements of 8 V.S.A. § 6048g.

3.
LRCVI has all necessary authorizations, approvals, orders, consents, certificates, permits, waivers, licenses, registrations and qualifications or other actions of and from, or declarations with, all insurance regulatory authorities or governmental authorities or agencies of the State of Vermont necessary to conduct its business as contemplated by the Transaction Documents and the Other Documents and to perform its obligations under the Transaction Documents, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, licenses, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations or business of LRCVI or on the ability of LRCVI to perform its obligations under the Transaction Documents.

4.
LRCVI has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents, and each of the Transaction Documents has been duly authorized, executed and delivered by LRCVI.

5.
The execution and delivery by LRCVI of the Transaction Documents, and the performance by LRCVI of its obligations thereunder, will not conflict with or result in a breach or violation of any other of the designated Transaction Documents, the Articles of Incorporation of LRCVI or the Bylaws of LRCVI.

6.
The execution and delivery by LRCVI of the Transaction Documents, and the performance by LRCVI of its obligations thereunder, will not conflict with or result in a breach or violation by LRCVI of any Vermont law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, or, to our actual knowledge, any order, writ, judgment, decree, determination or ruling of the Vermont Supreme Court (after due inquiry), any other Vermont State Court or any governmental agency or body of the State of Vermont having jurisdiction over LRCVI, the effect of which breach, violation or default would be reasonably likely to be material to LRCVI or would be reasonably likely to have a material adverse effect on the ability of LRCVI to perform its obligations under the Transaction Documents.

7.
Each of the Transaction Documents constitutes a valid and binding obligation of LRCVI, enforceable against LRCVI in accordance with its terms and consistent with the Certificate of Authority and the provisions set forth in the Licensing Order; but subject to: (i) bankruptcy, insolvency, moratorium, reorganization, rehabilitation, receivership, liquidation, fraudulent conveyance or other similar laws affecting creditors’ rights and the rights of creditors of insurers generally, including, without limitation, 8 VSA Chapter 145; (ii) general principles of
Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether such principles are considered in a proceeding at law or in equity); and (iii) limitations imposed by public policy.

8.
No Vermont insurance regulatory authority or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by LRCVI to Holdings, except as set forth in the Certificate of Authority and Licensing Order.

We express no opinion herein as to the legality, validity, binding effect, enforceability or compliance with Vermont law of any provision of, or incorporated in, (i) any agreement to which LRCVI is not a party, or (ii) any of the Transaction Documents: (a) that is determined to be a penalty or a forfeiture, including by reason of a party being required or allowed to pay, deliver, receive, or recover (or not to pay, deliver, receive, or recover) any amount or item; (b) that may require a party to pay any consequential, special, incidental, indirect, contingent, or exemplary damages or amounts; (c) that relates to any waiver of rights or obligations; (d) that relates to the conclusiveness or binding effect of any calculation or determination made by any person; (e) that purports to bind or impose any liability upon any affiliate of a party that is not itself a party to such Transaction Document; (f) that relates to any oral agreement or waiver, or written but unsigned agreement or waiver, by a party not satisfying applicable statutes of fraud; (g) that requires any amendment or waiver to be in writing, to the extent that an oral agreement or waiver, or an implied agreement or waiver, by trade practice or course of conduct has been created that modifies any such provision; (h) that relates to the availability of the remedy of specific performance; (i) that relates to the creation, legality, validity, binding effect, attachment, perfection, enforceability, or priority of any lien, charge, security interest, pledge, transfer, or encumbrance created or purported to be created; or (j) that purports to create rights of set-off in favor of any party or that provides for set-off to be made otherwise than in accordance with applicable laws.  We express no opinion herein as to the validity or effect of any provision in the Bylaws or any Transaction Document relative to the non-consolidation of LRCVI with any of its affiliates.

Insofar as the foregoing opinions relate to the valid existence and good standing of LRCVI, they are based solely on certificates of good standing received from the Secretary of State of the State of Vermont and from the Vermont Captive Division, each dated on or about the Closing Date.  With your permission, we have relied on the Officer’s Certificate as to various matters of fact relating to LRCVI and the Transaction Documents.

Insofar as our opinion in numbered paragraph 7 above relates to the Tax Sharing Agreement, we have assumed that such Agreement complies with applicable federal and other tax laws (as to which we express no opinion).

We express no opinion or views in this letter with respect to the laws of any jurisdiction other than the laws of the State of Vermont.  We note that certain of the Transaction Documents provide that they shall be governed by and construed in accordance with the laws of the States of New York and Indiana and that we are not rendering any opinion herein with respect to New

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

York or Indiana law.  Therefore, we are rendering our opinions herein as to the enforceability and effect of those Transaction Documents based, with your permission, on the assumption that the internal laws of Vermont (excluding its conflicts of laws principles), rather than the laws of New York or Indiana, would govern (as to which we express no opinion).

The term “actual knowledge” as used in this opinion shall mean the conscious awareness of Jeffrey P. Johnson, Denise J. Deschenes, and other attorneys in our firm that render legal services to the Company, without having undertaken any independent investigation within Primmer Piper Eggleston & Cramer PC or elsewhere.  In rendering opinions “to our actual knowledge” we have relied exclusively on the information contained in documents executed by officers of LRCVI and its duly authorized agent without independent investigation, but we have no “actual knowledge” to the contrary.

The opinions and views expressed in this letter are as of the date hereof.  We assume no obligation to update, revise, or supplement this letter, nor to communicate further with or advise you with respect to any matter covered in this letter or any change, development, occurrence, circumstance, or condition in respect of any such matter that occurs or arises after the date hereof.

No opinion not expressly set forth herein may be inferred or implied from the opinions stated herein.  The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Transaction Documents and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity, in each case without our express prior written consent, except that you may furnish copies of this letter to each party that becomes a Lender, the Issuing Lender or the Administrative Agent under the Reimbursement Agreement after the date hereof, and to any person who directly or indirectly provides a hedge to a Lender or the Issuing Lender in respect of its obligations under the Transaction Documents (each, a “Hedge Counterparty”), and each such Lender, Issuing Lender, Administrative Agent and Hedge Counterparty may rely on this letter as if it were addressed to it as of the date hereof on the express condition and understanding that (i) this opinion letter speaks only as of the date hereof and (ii) we do not assume, and expressly disclaim, any obligation to update, revise, or supplement this opinion letter, or to communicate further with or advise any addressee or other person with respect to any matter covered in this letter or any change, development, occurrence, circumstance, or condition in respect of any such matter that occurs or arises after the date hereof.  In addition, copies of this letter may be provided to (but not be relied upon by) any governmental agency or authority having supervisory authority or jurisdiction over any Lender, the Issuing Lender, the Administrative Agent or any Hedge Counterparty, and may be disclosed pursuant to legal process, as may be required by law, and in connection with the enforcement of any rights and remedies under the Transaction Documents.  Notwithstanding the foregoing, Sidley Austin LLP shall be entitled to rely upon the

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

views expressed herein as to matters of Vermont law in connection with their issuance of an opinion letter in connection with the execution and delivery of the Transaction Documents.

Very truly yours, Primmer Piper Eggleston & Cramer PC

Exhibit C-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2
FORM OF OPINION OF SIDLEY AUSTIN LLP (CHICAGO), COUNSEL
TO THE BORROWER, THE PARENT, LNC AND THE BENEFICIARY

[See Attached]

Exhibit C-2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866
December 31, 2009

Credit Suisse AG, New York Branch
Eleven Madison Avenue
New York, NY 10010

Re:	The Lincoln National Life Insurance Company, Lincoln Reinsurance Company of Vermont I and Lincoln Financial Holdings, LLC II and Lincoln National Corporation

Ladies and Gentlemen:

We have acted as special counsel to The Lincoln National Life Insurance Company, an Indiana life insurance company (“LNL”), Lincoln Financial Holdings, LLC II, a Delaware limited liability company and a direct, wholly-owned subsidiary of LNL (the “Parent”), Lincoln Reinsurance Company of Vermont I, a Vermont special purpose financial captive insurance company and a direct, wholly-owned subsidiary of the Parent (“LRCVI”), and Lincoln National Corporation, an Indiana Corporation (“LNC”) (LNC, LNL, the Parent and LRCVI, collectively, the “Lincoln Entities”), in connection with certain matters relating to (i) the Reimbursement Agreement, dated as of the date hereof (the “Reimbursement Agreement”), among LRCVI, the Parent, the several banks and other financial institutions from time to time parties thereto as Lenders, and Credit Suisse AG, New York Branch (“Credit Suisse”), as Issuing Lender and Administrative Agent, and (ii) the Reinsurance Agreement, effective as of December 31, 2009 (the “Reinsurance Agreement”), between LRCVI and LNL.  Together, the transactions contemplated by the Reimbursement Agreement and the Reinsurance Agreement are referred to herein as the “Transactions.”  This opinion letter is being furnished to you at the request of LRCVI pursuant to Section 4.01(c) of the Reimbursement Agreement.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Reimbursement Agreement.

As special counsel to the Lincoln Entities, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records, agreements and other instruments and have made such examination of law as we have deemed necessary or appropriate for the purposes of this opinion letter.  For purposes of rendering the opinions set forth below, we have examined, among other things:

Exhibit C-2

DECEMBER 31, 2009 PAGE 2	NEW YORK

(i)	an executed copy of the Reimbursement Agreement;

(ii)	an executed copy of the Reinsurance Agreement;

(iii)	an executed copy of the Security Agreement, dated December 31, 2009, by and between LRCVI and Credit Suisse, as Administrative Agent under the Reimbursement Agreement (the “LRCVI Security Agreement”);

(iv)
an executed copy of the Security Agreement, dated December 31, 2009, by and between the Parent and Credit Suisse, as Administrative Agent under the Reimbursement Agreement (the “Parent Security Agreement”);

(v)
an executed copy of the Collateral Account Control Agreement, dated December 31, 2009, by and among LRCVI, Credit Suisse, as administrative agent for certain lenders, and The Bank of New York Mellon (the “LRCVI Control Agreement”);

(vi)
an executed copy of the Collateral Account Control Agreement, dated December 31, 2009, by and among the Parent, Credit Suisse, as administrative agent for certain lenders, and The Bank of New York Mellon (the “Parent Control Agreement”);

(vii)	an executed copy of the Side Letter, dated December 31, 2009, between LNC and Credit Suisse (the “Side Letter”);

(viii)	an executed copy of the Fee Letter, dated December 31, 2009, by and among LRCVI, the Parent, LNC and Credit Suisse, as Issuing Lender and Administrative Agent (the “Fee Letter”);

(ix)
an executed copy of the Indemnity Reinsurance Agreement, effective as of December 31, 2009, by and between LNL, as reinsurer thereunder, and First Penn-Pacific Life Insurance Company, an Indiana life insurance company, as ceding insurer thereunder;

(x)	an executed copy of the Investment Advisory Contract, dated December 31, 2009, by and between LRCVI and Delaware Investment Advisers, a Series of Delaware Management Business Trust;

(xi)	an executed copy of the Investment Advisory Contract, dated December 31, 2009, by and between the Parent and Delaware Investment Advisers, a Series of Delaware Management Business Trust;

(xii)
an executed copy of the Management Agreement, dated May 8, 2009, by and between HSBC Insurance Agency (USA), Inc. and LRCVI, as amended and supplemented by the First Amendment thereto dated as of December 31, 2009;

Exhibit C-2

DECEMBER 31, 2009 PAGE 3	NEW YORK

(xiii)	an executed copy of the Tax Sharing Agreement, effective as of December 31, 2009, by and among LRCVI, LNL and LNC;

(xiv)
an executed copy of the Addition to Master Services Agreement, dated December 31, 2009, executed by LRCVI and acknowledged by LNC, which incorporates by reference the terms of the Master Services Agreement, effective as of April 3, 2006, among the provider and recipient parties thereto;

(xv)
an executed copy of the Addition to Master Services Agreement, dated December 31, 2009, executed by the Parent and acknowledged by LNC, which incorporates by reference the terms of the Master Services Agreement, effective as of April 3, 2006, among the provider and recipient parties thereto;

(xvi)	an executed copy of the Global Custody Agreement, dated December 31, 2009, by and between LRCVI and The Bank of New York Mellon, as custodian of the Surplus Account (the “LRCVI Custody Agreement”);

(xvii)
an executed copy of the Global Custody Agreement, dated December 31, 2009, by and between the Parent and The Bank of New York Mellon, as custodian of the Parent Account (the “Parent Custody Agreement”);

(xviii)	an executed copy of the Letter Agreement, dated December 31, 2009, by and between LNL and Credit Suisse (the “Beneficiary Letter Agreement”);

(xix)
an unfiled copy of a UCC-1 financing statement authorized by and naming LRCVI, as debtor, and Credit Suisse, as secured party, for filing with the Secretary of State of the State of Vermont (the “Vermont Filing Office”), a copy of which is attached hereto as Exhibit A (together with all exhibits and attachments thereto, the “LRCVI Financing Statement”);

(xx)
an unfiled copy of a UCC-1 financing statement authorized by and naming the Parent, as debtor, and Credit Suisse, as secured party, for filing with the Secretary of State of the State of Delaware (the “Delaware Filing Office”), a copy of which is attached hereto as Exhibit B (together with all exhibits and attachments thereto, the “Parent Financing Statement”);

(xxi)
with regard to the Parent, the certificate of formation as filed with the Secretary of State of the State of Delaware on May 7, 2009 and the limited liability company agreement dated May 7, 2009 executed by LNL in formation of the Parent (collectively, the “Parent Constituent Documents”).

The documents referenced in clauses (i)-(xviii) are collectively referred to herein as the “Agreements.”

As to facts relevant to the opinions expressed herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public

Exhibit C-2

DECEMBER 31, 2009 PAGE 4	NEW YORK

officials and officers and other representatives of the Lincoln Entities and others.  We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)	The Parent is a limited liability company duly formed and in good standing under the laws of the State of Delaware.

(2)
Each of the Agreements to which the Parent is a party is within the limited liability company power and authority of the Parent and has been duly authorized, executed and delivered by the Parent, and such execution and delivery by the Parent of such Agreements do not violate the Parent Constituent Documents.

(3)
Each of the Reimbursement Agreement, the Parent Security Agreement, the Parent Control Agreement, the Fee Letter and the Parent Custody Agreement constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms.

(4)
Each of the Reimbursement Agreement, the LRCVI Security Agreement, the LRCVI Control Agreement, the Fee Letter and the LRCVI Custody Agreement constitutes a valid and binding agreement of LRCVI, enforceable against LRCVI in accordance with its terms.

(5)	The Beneficiary Letter Agreement constitutes a valid and binding agreement of LNL, enforceable against LNL in accordance with its terms.

(6)	The Side Letter constitutes a valid and binding agreement of LNC, enforceable against LNC in accordance with its terms.

(7)
The execution and delivery of the Agreements by the Lincoln Entities do not violate any Applicable Laws, and to our knowledge, the execution, delivery and performance by the Lincoln Entities of the Agreements do not require any consent, approval or authorization of, or registration, filing or declaration with any United States federal or Delaware or New York state governmental authority or regulatory agency under Applicable Laws (other than the filing of the LRCVI Financing Statement and the Parent Financing Statement as described below).  As used in this opinion letter, “Applicable Laws” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq (the “Delaware LLC Act”), and those state laws of the State of New York and those federal laws of the United States of America which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreements; provided, that the term “Applicable Laws” shall not include

Exhibit C-2

DECEMBER 31, 2009 PAGE 5	NEW YORK

federal or state securities or blue sky laws (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended or the Investment Company Act of 1940, as amended), fraudulent conveyance or fraudulent transfer laws or antifraud laws.

(8)
None of the Lincoln Entities are, and after giving effect to the Transactions, none of the Lincoln Entities will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(9)
The provisions of the Parent Security Agreement are effective to create in favor of Credit Suisse for the benefit of the Lenders a valid security interest in the Parent’s rights in the “Collateral” (as defined in the Parent Security Agreement, the “Parent Collateral”) as security for the “Secured Obligations” (as defined in the Parent Security Agreement).

(10)
The provisions of the LRCVI Security Agreement are effective to create in favor of Credit Suisse for the benefit of the Lenders a valid security interest in LRCVI’s rights in the “Collateral” (as defined in the LRCVI Security Agreement, the “LRCVI Collateral” and, together with the Parent Collateral, “Collateral”) as security for the “Secured Obligations” (as defined in the LRCVI Security Agreement).

(11)
The provisions of the LRCVI Control Agreement are effective to perfect Credit Suisse’s security interest in the Surplus Account and each “security entitlement” (as defined in Section 8-102(a)(17) of the Uniform Commercial Code in effect in the State of New York) credited thereto; no other action need be taken in order to perfect Credit  Suisse’s security interest in such account or security entitlements, and accordingly such security interest is perfected.

(12)
The provisions of the Parent Control Agreement are effective to perfect Credit Suisse’s security interest in the Parent Account and each “security entitlement” (as defined in Section 8-102(a)(17) of the Uniform Commercial Code in effect in the State of New York) credited thereto no other action need be taken in order to perfect Credit  Suisse’s security interest in such account or security entitlements, and accordingly such security interest is perfected.

(13)
The LRCVI Financing Statement is in proper form for filing in the Vermont Filing Office.  To the extent that the filing of a financing statement is effective to perfect a security interest in the LRCVI Collateral under Article 9 of the Uniform Commercial Codes as in effect in the States of New York and Vermont, the security interest created by LRCVI in favor of Credit Suisse in the LRCVI Collateral will be perfected upon the due presentation and acceptance for filing of the LRCVI Financing Statement in the Vermont Filing Office, filing thereof and payment of all required fees.

Exhibit C-2

DECEMBER 31, 2009 PAGE 6	NEW YORK

(14)
The Parent Financing Statement is in proper form for filing in the Delaware Filing Office.  To the extent that the filing of a financing statement is effective to perfect a security interest in the Parent Collateral under Article 9 of the Uniform Commercial Codes as in effect in the States of New York and Delaware, the security interest created by the Parent in favor of Credit Suisse in the Parent Collateral will be perfected upon the due presentation and acceptance for filing of the Parent Financing Statement in the Delaware Filing Office, filing thereof and payment of all required fees.

The foregoing opinions are subject to the following limitations, qualifications, exceptions and assumptions:

A.	In rendering the opinion set forth in paragraph (1) above with respect to the Parent’s good standing, we have relied solely on certificates of government officials.

B.
The foregoing opinions are limited to matters arising under the Delaware LLC Act, the Uniform Commercial Code in effect in the States of Delaware and Vermont, the federal laws of the United States of America and the laws of the State of New York and as otherwise stated in paragraph (7) above.  We express no opinion as to the laws, rules or regulations of any other jurisdiction or, in the case of Delaware or Vermont, any other Delaware or Vermont laws, rules or regulations, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

C.
For purposes of our opinion in paragraphs (11) and (12) above, we have assumed that (a) The Bank of New York Mellon is a “securities intermediary” (as defined in Section 8-102(a)(14) of the Uniform Commercial Code in effect in the State of New York), (b) The Bank of New York Mellon’s jurisdiction for purposes of Sections 9-305(a)(3) and 8-110(e) of the Uniform Commercial Code in effect in the State of New York is and will continue to be the State of New York, and (c) each of the Surplus Account and the Parent Account is a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code in effect in the State of New York) that has been established and will be maintained at The Bank of New York Mellon in the name, bearing the account number and otherwise in the manner set forth in the LRCVI Control Agreement and the Parent Control Agreement, as applicable.

D.
Our opinions set forth in paragraphs (3), (4), (5), (6), (9) and (10) above are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance, injunctive relief or any other equitable

Exhibit C-2

DECEMBER 31, 2009 PAGE 7	NEW YORK

remedy, concepts of materiality, reasonableness, good faith and fair dealing and limitations under applicable law or public policy on waivers of rights or defenses.  In addition, we express no opinion as to the enforceability of any provisions in the Agreements relating to submission to the nonexclusive jurisdiction of the federal and state courts located in the Southern District of New York.

E.
With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (a) each party to such Instrument (if not a natural person) was duly formed or organized and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (b) each party to such Instrument had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (c) each Instrument has been duly authorized (if applicable), executed and delivered by each party thereto, and (d) each Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that (I) we make no such assumption insofar as any of the foregoing matters relates to the Parent and is expressly covered by our opinions set forth in paragraph (1), (2), (3) or (9) above and (II) we do not make the assumption in clause (d) with respect to LRCVI, LNL or LNC insofar as the matters in clause (d) are expressly covered by our opinions set forth in paragraph (4), (5), (6) or (10) above.

F.
We express no opinion as to any provision of any Agreement (a) regarding severability of the provisions thereof; (b) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (c) regarding waiver of usury, stay, extension or similar laws; (d) requiring any person to take further action or to enter into further agreements or instruments or to provide further assurances or that might constitute an “agreement to agree;” (e) providing for an increase in an interest rate or the payment of additional interest upon the occurrence of certain defaults or the failure to perform certain obligations or imposing liquidated damages or penalties; or (f) regarding specific performance or the grant of any power of attorney.

G.
Any opinion which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that those attorneys currently practicing law with this firm who have rendered substantive legal services in connection with the Transactions have no actual current awareness of any facts or information contrary to such opinion.

H.	We have assumed that (a) the name and mailing address of Credit Suisse, and the mailing address of LRCVI and the Parent, set forth in the Vermont Financing

Exhibit C-2

DECEMBER 31, 2009 PAGE 8	NEW YORK

Statement and the Delaware Financing Statement, respectively, are sufficient to meet the requisites of Sections 9-502 and 9-516 of Article 9 of the Uniform Commercial Codes in effect in the States of Vermont and Delaware, (b) LRCVI is organized solely under the laws of the State of Vermont and (c) the Parent is organized solely under the laws of the State of Delaware.

I.
We do not express any opinion with respect to the perfection of a security interest in any Collateral that constitutes money, except to the extent of any money that constitutes identifiable cash proceeds under Section 9-315 of the Uniform Commercial Code in effect in the State of New York, or is in the possession of Credit Suisse or is otherwise held as a financial asset in the Surplus Account and/or the Parent Account pursuant to the applicable control agreement.

J.
We express no opinion with respect to the perfection of a security interest in any Collateral with respect to which a security interest cannot be perfected by the filing of a financing statement or control under the Uniform Commercial Code in effect in the State of New York.

K.
We call to your attention that the security interests created by LRCVI and the Parent in Collateral consisting of proceeds, and the perfection of such security interests, are limited to the extent set forth in Section  9-315 of the Uniform Commercial Code in effect in the State of New York and comparable provisions of Article 9 of the Uniform Commercial Code in effect in the States of Vermont and Delaware.

L.
We have assumed that the Vermont Financing Statement will be properly filed, recorded, and indexed in the Vermont Filing Office, and the Delaware Financing Statements will be properly filed, recorded, and indexed in the Delaware Filing Office.

M.
We call to your attention that actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the Collateral to the debtor or another Person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

N.	In the case of any Collateral which is itself secured by other property, we express no opinion with respect to the secured party’s rights in and to such underlying property.

O.
We express no opinion as to any actions that may be required to be taken periodically under the Uniform Commercial Code in effect in the States of New York, Vermont and Delaware, as applicable, or other applicable law in order for the effectiveness of the Financing Statement, or the validity or perfection of any security interest, to be maintained.

Exhibit C-2

DECEMBER 31, 2009 PAGE 9	NEW YORK

P.
We have assumed that value has been given to the Parent and LRCVI, as applicable, and that each such party has sufficient rights in the related Collateral for the security interest of Credit Suisse to attach thereto, and we express no opinion as to the existence of, or the nature and extent, if any, of either such party’s rights in, or title to, any of the Collateral.

Q.
We express no opinion as to the nature or extent of The Bank of New York Mellon’s rights in, or title to, any securities or other financial assets underlying the security entitlements held in the Surplus Account and/or the Parent Account, as applicable.  Furthermore, we call to your attention that our opinion with respect to security entitlements is limited to the applicable grantor’s rights in the security entitlements with respect to each financial asset credited to the applicable account and that pursuant to the Uniform Commercial Code in effect in the State of New York, “security entitlement” means the rights and property interest of an entitlement holder with respect to a financial asset specified in Part 5 of Article 8 of the Uniform Commercial Code in effect in the State of New York.

R.
We note that to the extent that The Bank of New York Mellon maintains any financial asset in a “clearing corporation” (as defined in Section 8-102(a)(5) of the Uniform Commercial Code in effect in the State of New York), pursuant to Section 8-111 of the Uniform Commercial Code in effect in the State of New York, the rules of such clearing corporation may affect the rights of The Bank of New York Mellon in any security entitlements consisting such assets.

S.
We note that to the extent any of the financial assets are issued by the U.S. Treasury or certain other federally sponsored issuers, perfection of a security interest in any security entitlements with respect to such financial assets may be subject to applicable federal rules and regulations governing such obligations.

T.
We call to your attention that under the Uniform Commercial Code in effect in the State of New York, actions taken by The Bank of New York Mellon in a manner which either (a) eliminates or shares the “control” of the Credit Suisse over the Parent Account or the Surplus Account, (b) changes the law governing any such account, or (c) creates a security entitlement with respect to any such account in favor of another entitlement holder, may adversely affect the security interest of Credit Suisse in such account or the security entitlements relating thereto

U.	We express no opinion as to the priority of any security interest.

V.
Our opinion set forth in opinion paragraph 13 above, insofar as it relates to perfection under the laws of the State of Vermont, is, with your permission, based solely upon our review of the statutory text of Article 9 of the Uniform Commercial Code as in effect in the State of Vermont as published in the CCH Secured Transactions Guide as updated through December 9, 2009, without regard to, or any investigation of, the decisional law of such state or any

Exhibit C-2

DECEMBER 31, 2009 PAGE 10	NEW YORK

interpretation thereof, commentary thereon or treatise with respect thereto.  Our opinion set forth in opinion paragraph 14 above, insofar as it relates to perfection under the laws of the State of Delaware, is, with your permission, based solely upon our review of the statutory text of Article 9 of the Uniform Commercial Code as in effect in the State of Delaware as published in the CCH Secured Transactions Guide as updated through December 9, 2009, without regard to, or any investigation of, the decisional law of such state or any interpretation thereof, commentary thereon or treatise with respect thereto.

This opinion letter is being given as of the date hereof, and we assume no obligation to update or supplement this opinion letter to reflect any facts of circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

This opinion letter is being delivered to you solely for your benefit in connection with the transactions contemplated in the Agreements and may not be relied on in any manner or for any purpose by any other person, nor may any copies be published, communicated or otherwise made available in whole or in part to any other person or entity, in each case without our express prior written consent, except that you may furnish copies of this opinion letter to each party that becomes a Lender, the Issuing Lender or the Administrative Agent under the Reimbursement Agreement after the date hereof, and to any person who directly or indirectly provides a hedge to a Lender or the Issuing Lender in respect of its obligations under the Agreements (each, a “Hedge Counterparty”), and each such Lender, Issuing Lender, Administrative Agent and Hedge Counterparty may rely on this opinion letter as if it were addressed to it as of the date hereof on the condition and understanding that (i) this opinion letter speaks only as of the date hereof and (ii) any such reliance must be actual and reasonable under the circumstances existing at the time such person becomes a Lender, the Issuing Lender, the Administrative Agent or a Hedge Counterparty, including any changes in law, facts or any other developments known to or reasonably knowable by such person at such time.  In addition, copies of this opinion letter may be provided to (but not be relied upon by) any governmental agency or authority having supervisory authority or jurisdiction over any Lender, the Issuing Lender, the Administrative Agent or any Hedge Counterparty, and may be disclosed pursuant to legal process, as may be required by law, and in connection with the enforcement of any rights and remedies under the Agreements.

Very truly yours,

Exhibit C-2

EXHIBIT A

[see attached]

Exhibit C-2

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY
A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names
OR			1a. ORGANIZATION’S NAME
Lincoln Reinsurance Company of Vermont I
1b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
84 Pine Street, Suite 300			Burlington	VT	05401	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL I.D. #, if any
		Corporation	Vermont	VT V-72288-0	[ ] NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names
OR			2a. ORGANIZATION’S NAME

2b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any
[ ] NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)– insert only one secured party name (3a or 3b)
OR			3a. ORGANIZATION’S NAME
Credit Suisse AG, New York Branch
3b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
Eleven Madison Avenue			New York	NY	10010	USA
4. This FINANCING STATEMENT covers the following collateral:
All of Debtor’s right, title and interest in and to the following, in each case whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (the “Collateral”): (i) those certain securities accounts registered in the name of Debtor, as entitlement holder, and designated as Account Nos. 215998, Reference: “Lincoln Re Vermont I – Surplus”, and 216222, Reference: “Lincoln Re Vermont I – Term”, each with The Bank of New York Mellon, as securities intermediary, together with any demand deposit account into which cash credit balances in such securities accounts may be transferred, and any successor securities account and demand deposit account thereto (collectively, the “Surplus Account”); (ii) all cash or credit balances from time to time deposited in or credited to the Surplus Account; (iii) all financial assets (including certificated and uncertificated securities) and security entitlements from time to time deposited in, credited to, or created or otherwise carried in the Surplus Account; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing Collateral; and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (i) through (iv) above).

5. ALTERNATIVE DESIGNATION (if applicable): [ ] LESSEE/LESSOR [ ] CONSIGNEE/CONSIGNOR [ ] BAILEE/BAILOR [ ] SELLER/BUYER [ ] AG.LIEN [ ] NON-UCC FILING
6. [ ]	This FINANCING STATEMENT is to be filed [for record ] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum[if applicable]		7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]		[ ] All Debtors [ ] Debtor 1 [ ] Debtor 2
8. OPTIONAL FILER REFERENCE DATA
FILE WITH: Secretary of State of Vermont

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

Exhibit C-2

EXHIBIT B

[see attached]

Exhibit C-2

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY
A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names
OR			1a. ORGANIZATION’S NAME
Lincoln Financial Holdings, LLC II
1b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1300 South Clinton Street			Fort Wayne	IN	46802	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL I.D. #, if any
		LLC	Delaware	[ ] NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names
OR			2a. ORGANIZATION’S NAME

2b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any
[ ] NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)– insert only one secured party name (3a or 3b)
OR			3a. ORGANIZATION’S NAME
Credit Suisse AG, New York Branch
3b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
Eleven Madison Avenue			New York	NY	10010	USA
4. This FINANCING STATEMENT covers the following collateral:
All of Debtor’s right, title and interest in and to the following, in each case whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (the “Collateral”): (i) that certain securities account registered in the name of Debtor, as entitlement holder, and designated as Account No. 216200, Reference: “Lincoln Financial Holdings, LLC II - Collateral”, with The Bank of New York Mellon, as securities intermediary, together with any demand deposit account into which cash credit balances in such securities account may be transferred, and any successor securities account and demand deposit account thereto (the “Parent Account”); (ii) all cash or credit balances from time to time deposited in or credited to the Parent Account; (iii) all financial assets (including certificated and uncertificated securities) and security entitlements from time to time deposited in, credited to, or created or otherwise carried in the Parent Account; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing Collateral; and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (i) through (iv) above).

5. ALTERNATIVE DESIGNATION (if applicable): [ ] LESSEE/LESSOR [ ] CONSIGNEE/CONSIGNOR [ ] BAILEE/BAILOR [ ] SELLER/BUYER [ ] AG.LIEN [ ] NON-UCC FILING
6. [ ]	This FINANCING STATEMENT is to be filed [for record ] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum[if applicable]		7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]		[ ] All Debtors [ ] Debtor 1 [ ] Debtor 2
8. OPTIONAL FILER REFERENCE DATA
FILE WITH: Secretary of State of Delaware
FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC-1) (REV. 05/22/02)

Exhibit C-2

Exhibit C-3
FORM OF OPINION OF IN-HOUSE COUNSEL OF
THE BENEFICIARY, THE UNDERLYING CEDING COMPANY AND LNC

[See Attached]

Exhibit C-3

December 31, 2009

Credit Suisse AG, New York Branch
Eleven Madison Avenue
New York, NY 10010

Re:	The Lincoln National Life Insurance Company, First Penn-Pacific Life Insurance Company and Lincoln National Corporation

Ladies and Gentlemen:

This opinion letter is delivered to you in connection with certain matters relating to The Lincoln National Life Insurance Company, an Indiana life insurance company (“LNL”) and (i) the Reimbursement Agreement, dated as of the date hereof (the “Reimbursement Agreement”), among Lincoln Financial Holdings, LLC II, a Delaware limited liability company and a direct, wholly-owned subsidiary of LNL (the “Parent”), Lincoln Reinsurance Company of Vermont I, a Vermont special purpose financial captive insurance company and a direct, wholly-owned subsidiary of the Parent (“LRCVI”), the several banks and other financial institutions from time to time parties thereto as Lenders, and Credit Suisse AG, New York Branch (“Credit Suisse”), as Issuing Lender and Administrative Agent, and (ii) the Reinsurance Agreement, effective as of December 31, 2009, between LRCVI and LNL (the “Reinsurance Agreement”).  Together, the transactions contemplated by the Reinsurance Agreement and the Reimbursement Agreement will be referred to as the “Transactions.”  This opinion letter is being furnished pursuant to Section 4.01(c) of the Reimbursement Agreement.  Unless otherwise specified, capitalized terms not otherwise defined herein have the meanings assigned to them in the Reimbursement Agreement.

As Vice President and Senior Counsel of LNL, I have examined the following documents and have conducted such further legal and factual examinations and investigations necessary for rendering the opinions set forth herein:

(i)	an executed copy of the Reimbursement Agreement;

(ii)	an executed copy of the Reinsurance Agreement;

(iii)
an executed copy of the Fee Letter, dated December 31, 2009, by and among LRCVI, the Parent, Lincoln National Corporation, an Indiana corporation (“LNC”) and Credit Suisse, as Issuing Lender and Administrative Agent (the “Fee Letter”);

(iv)
an executed copy of the Indemnity Reinsurance Agreement, effective as of December 31, 2009, by and between LNL, as reinsurer thereunder, and First Penn-Pacific Life Insurance Company (“First Penn”), an Indiana life

Exhibit C-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

insurance company, as ceding insurer thereunder (the “Underlying Reinsurance Agreement”);

(v)	an executed copy of the Tax Sharing Agreement, effective as of December 31, 2009, by and among LRCVI, LNL and LNC (the “Tax Sharing Agreement”);

(vi)	an executed copy of the Master Services Agreement, effective as of April 3, 2006, among the provider and recipient parties thereto;

(vii)	an executed copy of the Addition to Master Services Agreement, dated December 31, 2009, executed by LRCVI and acknowledged by LNC (the “Borrower Addition to Master Services Agreement”);

(viii)	an executed copy of the Addition to Master Services Agreement, dated December 31, 2009, executed by the Parent and acknowledged by LNC (the “Parent Addition to Master Services Agreement”);

(ix)	an executed copy of the Letter Agreement, dated December 31, 2009, by and between LNL and Credit Suisse (the “Beneficiary Letter Agreement”);

(x)	an executed copy of the Side Letter, dated December 31, 2009, by and between LNC and Credit Suisse (the “Side Letter”)

(xi)	with regard to LNL, the certificate of incorporation, bylaws, Certificate of Existence and Certificate of Authority (the “LNL Constituent Documents”);

(xii)	with regard to First Penn, the certificate of incorporation, bylaws, Certificate of Existence and Certificate of Authority (the “First Penn Constituent Documents”);

(xiii)	with regard to LNC, the certificate of incorporation, bylaws and Certificate of Existence (the “LNC Constituent Documents”); and

(xiv)	with regard to the Parent, the certificate of formation and limited liability company agreement (the “Parent Constituent Documents”).

The documents referenced in clauses (i)-(x) are collectively referred to herein as the “Agreements.”

On the basis of and subject to the foregoing, and in reliance thereon and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that as of the date hereof:

1.
Each of LNL, First Penn and LNC is a corporation duly incorporated and validly existing under the laws of the State of Indiana and has all requisite power and authority to own its property, conduct its business as contemplated by the Agreements and execute, deliver and perform its obligations under the

Exhibit C-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

  Agreement(s) to which it is a party and the transactions contemplated thereby, and each of the Agreements to which LNL, First Penn and/or LNC is a party has been duly authorized, executed and delivered by LNL, First Penn and LNC, as applicable.

2.
The execution and delivery of each of the Agreements to which LNL, First Penn or LNC is a party by LNL, First Penn or LNC, respectively, does not require any consent or approval of, registration or filing with, or any action by, any Indiana governmental authority, except such as have been obtained or made and are in full force and effect, and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the LNL Constituent Documents, the First Penn Constituent Documents or the LNC Constituent Documents, respectively, (ii) any contract, permit, order, judgment or decree to which LNL, First Penn or LNC, respectively, is subject or (iii) Indiana law, except in the case of clauses (ii) and (iii) for such violations or defaults which would not reasonably be expected to have a material adverse effect upon (a) the business, financial condition or results of operations of LNL, First Penn or LNC, respectively, (b) the binding nature, validity or enforceability of such Agreement or (c) the ability of LNL, First Penn or LNC, respectively, to perform its obligations under such Agreement.

3.
Each of the Reinsurance Agreement, the Underlying Reinsurance Agreement, the Tax Sharing Agreement and the Beneficiary Letter Agreement constitutes a valid and binding agreement of LNL, enforceable against LNL in accordance with its terms.

4.
Each of the Reinsurance Agreement, the Tax Sharing Agreement and the Borrower Addition to the Master Services Agreement constitutes a valid and binding agreement of LRCVI, enforceable against LRCVI in accordance with its terms.

5.	The Underlying Reinsurance Agreement constitutes a valid and binding agreement of First Penn, enforceable against First Penn in accordance with its terms.

6.
Each of the Fee Letter, the Tax Sharing Agreement, the Side Letter, the Borrower Addition to the Master Services Agreement and the Parent Addition to the Master Services Agreement constitutes a valid and binding agreement of LNC and, with respect to the Borrower Addition to the Master Services Agreement and the Parent Addition to the Master Services Agreement, the other providers specified therein, enforceable against LNC and, with respect to the Borrower Addition to the Master Services Agreement and the Parent Addition to the Master Services Agreement, the other providers specified therein,  in accordance with its terms.

Exhibit C-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

7.
To my knowledge, there are no actions, suits or proceedings pending or threatened against or affecting any of LNL, First Penn or LNC which, when considered in the aggregate, will have a material adverse effect on the power or ability of such company to perform its obligations under the Agreements, or to consummate the transactions contemplated thereby, and all pending legal or governmental proceedings to which each of LNL, First Penn or LNC is a party or which any of its properties are subject, including ordinary litigation incidental to the business, considered in the aggregate, would not reasonably be expected to have a material adverse effect on the power or ability of LNL, First Penn or LNC, respectively, to perform its obligations under the Agreements, or to consummate the transactions contemplated thereby.

8.	To my knowledge, there are no actions, suits or proceedings pending or threatened against or affecting LRCVI or the Parent.

9.
The Parent has issued 251,000 units, all of which are owned by LNL (the “Parent Shares”).  The Parent Shares were duly authorized and validly issued and are fully paid and non-assessable.  There is no pledge, lien or other encumbrance applicable to the Parent Shares recorded in the transfer records of the Parent, except as otherwise permitted under the Parent Constituent Documents.

The foregoing opinions are subject to the following limitations, qualifications, exceptions and assumptions:

A.           My opinions are subject to:  (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights; and (ii) the general principles of equity and judicial discretion, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, regardless of whether considered in a proceeding in equity or law.

B.           My opinions are limited to the laws of the State of Indiana.

C.           This opinion letter is being delivered to you solely for your benefit in connection with the transactions contemplated in the Agreements and may not be relied on in any manner or for any purpose by any other person, nor may any copies be published, communicated or otherwise made available in whole or in part to any other person or entity, in each case without our express prior written consent, except that you may furnish copies of this opinion letter to each party that becomes a Lender, the Issuing Lender or the Administrative Agent under the Reimbursement Agreement after the date hereof, and to any person who directly or indirectly provides a hedge to a Lender or the Issuing Lender in respect of its obligations under the Agreements (each, a “Hedge Counterparty”), and each such Lender, Issuing Lender, Administrative Agent and Hedge Counterparty may rely

Exhibit C-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

on this opinion letter as if it were addressed to it as of the date hereof on the condition and understanding that (i) this opinion letter speaks only as of the date hereof and (ii) any such reliance must be actual and reasonable under the circumstances existing at the time such person becomes a Lender, the Issuing Lender, the Administrative Agent or a Hedge Counterparty, including any changes in law, facts or any other developments known to or reasonably knowable by such person at such time.  In addition, copies of this opinion letter may be provided to (but not be relied upon by) any governmental agency or authority having supervisory authority or jurisdiction over any Lender, the Issuing Lender, the Administrative Agent or any Hedge Counterparty, and may be disclosed pursuant to legal process, as may be required by law, and in connection with the enforcement of any rights and remedies under the Agreements.

D.           The opinions contained in this opinion letter are made as of the date of the opinion letter and are subject to and may be limited by, future changes in either the law or other factual matters.  I assume no obligation to revise or supplement these opinions based upon changes in law or circumstance that occur after the date hereof.

E.           In rendering the opinions set forth in paragraphs (3), (4), (5) and (6) above, I express no opinion as to the enforceability of any provisions in the Agreements relating to indemnification.

Sincerely,

Marcie J. Weber
Vice President and Senior Counsel
The Lincoln National Life Insurance Company

Exhibit C-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Exhibit C-4
FORM OF OPINIONS OF BARNES & THORNBURG LLP, COUNSEL
TO THE BENEFICIARY

[See Attached]

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Credit Suisse AG, New York Branch,
as Administrative Agent and Issuing Lender
Eleven Madison Avenue
New York, NY  10010

To each of the Lenders listed on Schedule 2.01
of the Reimbursement Agreement (as defined herein)

           Re:           Indiana Law Issues

Ladies and Gentlemen:

Pursuant to your request, we are rendering the opinions provided herein with regard to that certain Reimbursement Agreement dated as of December 31, 2009 (the “Reimbursement Agreement”) among Lincoln Reinsurance Company of Vermont I, a Vermont special purpose financial captive insurance company and a direct, wholly-owned subsidiary of LFHII (as defined below) (“LRCVI”), Lincoln Financial Holdings, LLC, II, a Delaware limited liability company and a direct, wholly-owned subsidiary of LNL (as defined below) (“LFHII”), the several banks and other financial institutions from time to time parties thereto as Lenders, and Credit Suisse AG, New York Branch (“Credit Suisse”), as Issuing Lender and as Administrative Agent.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Reimbursement Agreement.  This opinion is delivered to you at the request of LRCVI and LFHII pursuant to Section 4.01(c) of the Reimbursement Agreement.

We have reviewed the following documents and the exhibits thereto for the purposes of this opinion (collectively, the “Relevant Documents”):

1.	the Reimbursement Agreement;
2.
the Indemnity Reinsurance Agreement between The Lincoln National Life Insurance Company, an Indiana life insurance company (“LNL”), effective December 31, 2009 and First Penn-Pacific Life Insurance Company;

3.	the Indemnity Reinsurance Agreement between LRCVI and LNL effective December 31, 2009 (the “Reinsurance Agreement”);
4.
the Investment Advisory Contract dated December 31, 2009 by and between LRCVI and Delaware Investment Advisers, a series of Delaware Management Business Trust (the “LRCVI Investment Advisory Agreement”);

5.
the Investment Advisory Contract dated December 31, 2009 by and between LFHII and Delaware Investment Advisers, a series of Delaware Management Business Trust (the “LFHII Investment Advisory Agreement”);

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

6.	the Tax Sharing Agreement effective as of December 31, 2009 by and among LRCVI, Lincoln National Corporation, an Indiana corporation (“LNC”) and LNL (the “LRCVI Tax Sharing Agreement”);
7.	the Security Agreement dated as of December 31, 2009 between LRCVI and Credit Suisse (the “LRCVI Security Agreement”);
8.	the Security Agreement dated as of December 31, 2009 between LFHII and Credit Suisse (the “LFHII Security Agreement”);
9.	the Collateral Account Control Agreement dated as of December 31, 2009 among LRCVI, Credit Suisse, and The Bank of New York Mellon (the “LRCVI Control Agreement”);
10.	the Collateral Account Control Agreement dated as of December 31, 2009 among LFHII, Credit Suisse, and The Bank of New York Mellon (the “LFHII Control Agreement”);
11.	the Global Custody Agreement dated as of December 31, 2009 between LRCVI and The Bank of New York Mellon (the “LRCVI Global Custody Agreement”);
12.	the Global Custody Agreement dated as of December 31, 2009 between LFHII and The Bank of New York Mellon (the “LFHII Global Custody Agreement”);
13.	the Plan of Operation of LRCVI updated as of September 17, 2009 (the “Plan of Operation”);
14.
the Master Services Agreement effective April 3, 2006 by and among the recipients listed therein (the “Base Master Services Agreement”), as supplemented by the addition executed by LRCVI and LNC effective as of December 31, 2009 (the “LRCVI Master Services Agreement”);

15.
the Master Services Agreement effective April 3, 2006 by and among the recipients listed therein, as supplemented by the addition executed by LFHII and LNC effective as of December 31, 2009 (the “LFHII Master Services Agreement”);

16.	the Letter Agreement between LNL and Credit Suisse dated December 31, 2009 (the “Letter Agreement”);
17.	the Letter of Engagement from HSBC Insurance Management (USA) (“HSBC”) dated April 17, 2009 regarding captive services for LNC (the “HSBC Engagement Letter”);
18.
the Management Agreement dated as of May 8, 2009 between HSBC Insurance Management (USA) (“HSBC”) and LRCVI regarding captive services, as amended by that certain First Amendment to the Management Agreement dated December 31, 2009 between HSBC and LRCVI (the “HSBC Management Agreement”);

19.	the Form of Letter of Credit issued by Credit Suisse dated December 31, 2009 (the “LOC”);

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

20.	the Fee Letter among Credit Suisse as Issuing Lender and Administrative Agent, LRCVI, LFHII and LNC dated December 31, 2009 (the “Fee Letter”);
21.	the Side Letter regarding Tax and Investment Portfolios between LNC and Credit Suisse dated December 31, 2009 (the “Tax Side Letter”);
22.	the Licensing Order dated October 2, 2009 (the “Licensing Order”);
23.	Letters, dated September 18, 2009 and October 7, 2009, from Indiana Department of Insurance;
24.	E-mail from Indiana Department of Insurance to Marcie Weber, dated October 8, 2009;
25.	Letter, dated December 22, 2009, from LNL to Indiana Department of Insurance;
26.	Letter, dated December 24, 2009, from LNL to the Department of Banking, Insurance, Securities & Health Care Administration of Vermont (the “Vermont Department”);
27.	E-Mail from Indiana Department of Insurance to Marcie Weber, dated December 28, 2009;
28.	E-Mail from Vermont Department to Marcie Weber, dated December ___, 2009;
29.	an Officer’s Certificate of each of LNL, LRCVI and LFHII, dated the date hereof (collectively, the “Officer’s Certificates”);
30.	the Certificate of Incorporation of LRCVI effective May 8, 2009 (the “LRCVI Certificate”);
31.	the Bylaws of LRCVI (the “LRCVI Bylaws”);
32.	the Certificate of Formation of LFHII effective May 7, 2009 (the “LFHII Certificate of Formation”); and
33.	the Limited Liability Company Agreement of LFHII effective May 12, 2009 (the “LFHII LLC Agreement”).

STATEMENT OF FACTS

I.
Overview

LNL, a direct, wholly-owned subsidiary of LNC, has established LFHII as its direct, wholly-owned subsidiary.  LFHII has established LRCVI as its direct, wholly-owned subsidiary in order to reinsure all rights and obligations related to in-force blocks of level premium term life policies written by LNL as well as in-force blocks of level premium term life policies LNL will assume from its affiliate First Penn-Pacific Life Insurance Company (“FPP”).  Reinsurance will be on a 100% coinsurance and coinsurance funds withheld basis, net of existing reinsurance to third party reinsurers (“Third Party Reinsurance”).  The reinsured blocks of business will be subject to Model Regulation 830 XXX reserve requirements (“XXX Reserves”) as more fully defined in the Reinsurance Agreement.

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

LNL will calculate economic reserves based on gross premium reserves determined in accordance with GAAP accounting methodology as will be set forth on a schedule to the Reinsurance Agreement (“Economic Reserves”).  Assets supporting the Economic Reserves will be held by LNL in trust for LRCVI in a funds withheld account separate and apart from its general account assets (the “Funds Withheld Account”).  LRCVI has obtained the 10-year LOC from Credit Suisse to collateralize the remaining portion of the XXX Reserves in excess of the Economic Reserves (“Non-Economic Reserves”).  LNL is the sole member of LFHII.

II.
General Description of LFHII

LFHII is a newly formed limited liability company domiciled in the State of Delaware.  LFHII received its Certificate of Formation on May 7, 2009.

LFHII is the sole shareholder of LRCVI.  LFHII will receive an initial contribution of capital from its sole member, LNL, in the amount of $* million of which $* million will be maintained in the LFHII Segregated Account (as defined below) and $* million will be contributed by LFHII to LRCVI.  The amount maintained in the LFHII Segregated Account equals the present value of the total fees payable with respect to the LOC over its 10-year term pursuant to the terms of the Fee Agreement.  Under the terms of the Reimbursement Agreement, these funds may only be utilized for specified purposes, including to satisfy amounts due to Credit Suisse pursuant to the Reimbursement Agreement.  These funds will be maintained in a segregated account of LFHII with The Bank of New York Mellon (“BNY”) pursuant to the terms of the LFHII Global Custody Agreement and invested pursuant to the LFHII Investment Advisory Agreement (the “LFHII Segregated Account”).  The LFHII Global Custody Agreement will govern the terms and conditions pursuant to which BNY will act as custodian of LFHII’s general account assets.  BNY will establish and maintain one or more securities accounts and cash accounts in the name of LFHII in which it will hold U.S. Securities and cash contained in the LFHII Segregated Account.  The LFHII Investment Advisory Agreement is between LFHII and Delaware Investment Advisers (“DIA”), an affiliate of LNL. It is expected that DIA will cease to be an affiliate of LNL in the near future.  Pursuant to the Investment Advisory Agreement, LFHII will appoint DIA to manage assets in the LFHII Segregated Account.  DIA will manage the assets in accordance with the investment objectives set forth as an exhibit to the LFHII Investment Advisory Agreement.  DIA is entitled to an advisory fee equal to * basis points per annum of the net assets managed by DIA.

LFHII will grant a security interest in such funds for the benefit of Credit Suisse pursuant to the LFHII Security Agreement.  Credit Suisse’s security interest in the LFHII Segregated Account will be perfected pursuant to the LFHII Control Agreement.

LFHII will have a separate managing committee, at least one member of which will not be an affiliate or employee of LNL, and its own officers.  LFHII will not have its own employees, but will obtain administrative services from the staff of LNL pursuant to the Master Services Agreement.  LFHII will be required to reimburse LNL, LNC and their subsidiaries for the costs incurred by these entities in providing facilities and services to LFHII as well as any external costs incurred for the benefit of LFHII.  The Master Services Agreement requires LNC and LNL to accept instructions from Credit Suisse relating to matters under the Master Services Agreement in the case of a default or event of default under the Reimbursement Agreement or

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

failure of LFHII to take action or enforce rights under the Master Services Agreement after being directed to do so by Credit Suisse and provides that, subject to certain exceptions, LFHII cannot provide any consent under the Master Services Agreement without the consent of Credit Suisse not to be unreasonably withheld.

III.
General Description of LRCVI

LRCVI is a newly formed corporation domiciled in the State of Vermont.  LRCVI was incorporated on May 8, 2009.  LFHII is the sole shareholder of LRCVI.

The initial capital of LRCVI is $250,000 and was contributed to LRCVI by LFHII in exchange for the issuance of 10,000 shares of common stock.  In addition, LRCVI will receive a capital contribution of $* million from LFHII.  All such funds of LRCVI will be held in the LRCVI Surplus Account (as defined below).

LRCVI will have a separate board of directors, at least one member of which will not be an affiliate or employee of LNL, and its own officers.  The operations of LRCVI will be managed primarily by the staff of LNL, and its ultimate parent, LNC.  Services provided by LNL, LNC and its subsidiaries to LRCVI will be governed by the terms of a Master Services Agreement.  LRCVI will be required to reimburse LNL, LNC and their subsidiaries for the costs incurred (determined in accordance with customary insurance accounting practices consistently applied) by these entities in providing facilities and services to LRCVI as well as any external costs incurred for the benefit of LRCVI.  The Master Services Agreement requires LNC and Lincoln to accept instructions from Credit Suisse relating to matters under the Master Services Agreement in the case of a default or event of default under the Reimbursement Agreement or failure of LRCVI to take action or enforce rights under the Master Services Agreement after being directed to do so by Credit Suisse and provides that, subject to certain exceptions, LRCVI cannot provide any consent under the Master Services Agreement without the consent of Credit Suisse not to be unreasonably withheld.  HSBC Insurance Agency (USA), Inc. (“HSBC”) will also provide support in managing LRCVI and will serve as the primary point of contact between LRCVI and the Vermont Department.

In addition to the Funds Withheld Account, LRCVI will maintain a segregated surplus account in its own name pursuant to the terms of the Reimbursement Agreement (the “LRCVI Surplus Account”).  Under the terms of the Reimbursement Agreement, these funds may only be utilized for specified purposes, including to satisfy amounts due to Credit Suisse pursuant to the Reimbursement Agreement and due to LNL under the Reinsurance Agreement.  The LRCVI Surplus Account will be maintained with BNY pursuant to the terms of the LRCVI Global Custody Agreement and invested pursuant to the LRCVI Investment Advisory Contract.  The LRCVI Global Custody Agreement will comply with the NAIC guidelines for custodial or safekeeping agreements.  BNY will establish and maintain one or more securities accounts and cash accounts in the name of LRCVI in which it will hold U.S. Securities and cash that it receives from LRCVI.  The LRCVI Investment Advisory Agreement is between LRCVI and DIA.  Pursuant to the LRCVI Investment Advisory Agreement, LRCVI will appoint DIA to manage assets in LRCVI’s general account.  DIA will manage the assets in accordance with the investment objectives set forth as an exhibit to the LRCVI Investment Advisory Agreement.  DIA is entitled to an advisory fee equal to * basis points per annum of the net assets managed by

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

DIA.  LRCVI will grant a security interest in such funds (excluding the initial capital contribution of $250,000) for the benefit of Credit Suisse pursuant to the LRCVI Security Agreement.  Credit Suisse’s security interest in such funds will be perfected pursuant to the LRCVI Control Agreement.  The LRCVI Global Custody Agreement will govern the terms and conditions pursuant to which BNY will act as custodian of LRCVI’s general account assets.

The LRCVI Tax Sharing Agreement is among LNC, LNL and LRCVI.  LNC has also executed the same tax sharing agreement with other members of its consolidated group.  The LRCVI Tax Sharing Agreement applies to federal, state, local, and foreign income taxes, including any interest and penalties assessed for any such taxes, arising for any taxable year during which LNL indirectly owns any LRCVI stock.  Upon execution of the Reinsurance Agreement, LRCVI will incur a loss of $* million on a separate return basis due to the excess tax reserves assumed by LRCVI.  This loss will result in a tax receivable of $* million to be paid from LNL to LRCVI since the loss will be utilized to reduce the consolidated tax liability.  Under the terms of the LRCVI Tax Sharing Agreement, LNL intends to make this payment immediately following the execution of the Reinsurance Agreement.  LRCVI will hold the proceeds of this tax sharing payment in the LRCVI Surplus Account to fund future obligations (including tax sharing obligations of LRCVI) in accordance with the applicable priority of payments set forth in the Reimbursement Agreement.

IV.
General Description of the LOC and the Reimbursement Agreement

LRCVI will obtain the $550 million, 10-year LOC from Credit Suisse.  The LOC will be issued with LNL as the beneficiary and may be drawn upon for the satisfaction of Covered Liabilities due and payable under the Reinsurance Agreement, subject to the conditions set forth in the LOC.  For financial reporting purposes, however, the amount of the LOC that will be reported on LRCVI’s balance sheet will reflect only the amount of the Non-Economic Reserves and not the full $550 million face amount.  At the point the peak excess reserve is reached, the face amount of the LOC will be reduced as the excess reserve declines from its peak amount in 2016.  Prior to the expiration of the LOC, LRCVI will obtain an alternative means of financing to provide reserve credit and surplus beyond the date of expiration.

The Reimbursement Agreement is among LRCVI, LFHII, Credit Suisse and other Lenders from time to time party thereto.  This Agreement includes the terms under which the LOC is issued to LRCVI and the obligations of LRCVI and LFHII to Credit Suisse, including their obligation to reimburse Credit Suisse for amounts drawn under the LOC.  Certain other affirmative and negative covenants are included in this agreement, including the priority under which the surplus of LRCVI is to be applied to meet LRCVI’s obligations and certain non-consolidation covenants on the part of LRCVI and LFHII.

The Fee Letter is among LNC, LRCVI, LFHII and Credit Suisse, and includes the terms for fees payable under the Reimbursement Agreement and provides for joint and several liability on the part of LRCVI, LFHII and LNC for these fees.  However, since the fees are intended to be pre-funded through the deposit of $* million in the LFHII Segregated Account, it is anticipated that these fees will be fully paid from the LFHII Segregated Account.

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

The Letter Agreement is between Credit Suisse and LNL and includes certain representations, warranties and covenants on the part of LNL for the benefit of Credit Suisse, for itself and for the benefit of the Issuing Lender and the Lenders as such terms are defined in the Reimbursement Agreement.  In particular, LNL covenants in the Letter Agreement that upon notice from Credit Suisse that LRCVI and LFHII are not in compliance with Transaction Documents or Constituent Documents (both as defined in the Reimbursement Agreement) and have failed to follow the instructions of Credit Suisse pursuant to the Reimbursement Agreement, LNL will cause LRCVI or LFHII to comply with all of the terms and conditions, and perform their obligations, under these documents.  This Letter Agreement also contains the acknowledgement of LNL that it will accept instructions from Credit Suisse on behalf of LRCVI and LFHII pursuant to the Transaction Documents to which it and LNL are parties.  The Transaction Documents (as defined in the Reimbursement Agreement) include the Reinsurance Agreement, Master Services Agreement, LRCVI Tax Sharing Agreement, Reimbursement Agreement, Fee Letter, LFHII Investment Advisory Agreement, the LRCVI Investment Advisory Agreement, the LFHII Global Custody Agreement and the LRCVI Global Custody Agreement, Letter Agreement, LRCVI Security Agreement and LFHII Security Agreement.

V.
General Description of the Transaction

LRCVI will enter into the Reinsurance Agreement which will be a 100% coinsurance and coinsurance funds withheld agreement, net of existing reinsurance to third party reinsurers, pursuant to which LRCVI will reinsure all covered liabilities of LNL related to the in-force blocks of level premium term life policies written by LNL or assumed by LNL from FPP, an affiliate of LNL as described below.

The Reinsurance Agreement covers contracts issued January 1, 2001 through March 31, 2009 and in force as of the Effective Date for the following plans:

•	LifeElements Term

•	LifeStratos Term

•	Mass Affluent Term

•	PreludePlus

•	GTO Series 7 through 10 (originally ceded to third party reinsurers on a Coinsurance basis); including the GTO Series 7 through 10 assumed by the Company from First-Penn Pacific Life Insurance Company

•	GTO Series 10 through 13 (originally ceded to third party reinsurers on a YRT basis)

On the Effective Date, or the date of execution of the Reinsurance Agreement, whichever is later, LNL shall pay LRCVI an initial asset transfer amount equal to $* million plus $* which represents an initial ICOS/IBNR transfer amount; and LRCVI shall pay LNL an initial ceding commission equal to $* million.

Monthly thereafter, premiums paid by LNL to LRCVI will equal the annual product premium rate for all contracts with anniversaries in that month, regardless of the policyholder’s mode of payment, less the premiums paid or payable under Third Party Reinsurance (as defined in the Reinsurance Agreement).  If this net amount is negative, LRCVI will not be responsible

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

for such premium payment due LNL.  Any increases to premium rates (in the case of Third Party Reinsurance maintained on a coinsurance basis) or to the schedule of premium rates (in the case of Third Party Reinsurance maintained on a YRT basis) shall not affect reinsurance premiums due and payable to LRCVI under the Reinsurance Agreement unless such increases were approved in writing by the LRCVI, such approval not to be unreasonably withheld.

LRCVI will pay to LNL the policy’s death benefit less the amount of the death benefit LNL has ceded under Third Party Reinsurance as of the Effective Date (whether or not collectible).  If a third party reinsurer denies a claim under the terms of Third Party Reinsurance, the claim will become the responsibility of LNL, with LRCVI continuing to be responsible only for its share of the death benefit.

LRCVI will pay an allowance to LNL to cover certain expenses.  There are two components to this allowance: 1) the policy fee has a 100% allowance, so the entire policy fee, net of Third Party Reinsurance, will be sent back to LNL; and 2) the base premium (the applicable premium rate per thousand times the face amount divided by 1000) has its own allowance based upon:

1.           the direct net premium (not including the policy fee) before adjustment for any reinsurance premiums paid under Third Party Reinsurance effected on a YRT basis, and

2.           the direct net premium (not including the policy fee) after adjustment for the proportionate share of any direct net premium ceded under Third Party Reinsurance effected on a coinsurance basis.

LRCVI will hold the XXX Reserves less the reserve credit taken by LNL through Third Party Reinsurance.  The assets supporting the Economic Reserves will be retained by LNL in trust for LRCVI in a Funds Withheld Account segregated and apart from the general account of LNL.

The Non-Economic Reserves will be supported by the LOC.  The LOC has a 10-year term and is also intended to serve as a form of surplus for LRCVI.  Both LRCVI and LFHII have granted Credit Suisse a residual security interest in their respective assets that will apply after the obligations under the Reinsurance Agreement have been met.

It is the intention of LNL and LRCVI that LNL will determine the amount of the credit for reinsurance and receive full statutory accounting credit for reinsurance ceded to LRCVI pursuant to the Reinsurance Agreement in all jurisdictions in which LNL is authorized to do business; however, any such obligation of LRCVI to provide credit for reinsurance shall be limited to the Cap as defined in the Reinsurance Agreement.

At the Effective Date or the date of execution of the Reinsurance Agreement, whichever is later, LNL will withhold from the initial asset transfer amount paid to LRCVI, an amount equal to the Economic Reserves at that date (“Required Funds Withheld Amount”) and shall place this amount in the Funds Withheld Account (as used in the Reinsurance Agreement).  The Required Funds Withheld Amount shall be calculated quarterly and shall be reported on each Quarter End Monthly Report (as defined in the Reinsurance Agreement).  In the event the Statutory Book Value (as defined in the Reinsurance Agreement) of the assets in the Funds Withheld Account as set forth in a Quarter End Monthly Report exceeds the Required Funds

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

 Withheld Amount, such excess shall be payable to LRCVI by LNL.  In the event the Statutory Book Value of the assets in the Funds Withheld Account is less than the Required Funds Withheld Amount, such deficiency shall be payable to LNL by LRCVI (any such payment, a “Funds Withheld True-up Payment”) for deposit in the Funds Withheld Account; provided, that LRCVI shall only pay such deficiency amount to the extent it has funds available therefor in accordance with the priority of payments provided in the Reimbursement Agreement, and, to the extent LRCVI fails to pay such amounts at such time, such obligation shall carry forward to the next payment period.

VI.
Detailed Operational Plan for LRCVI

1.                  Capital and Surplus.

The initial capital of LRCVI is $250,000 and was contributed to LRCVI by LFHII in exchange for the issuance of 10,000 shares of common stock.  This capital, together with other funds held in the LRCVI Surplus Account, will be utilized to meet a minimum *% ratio of Company Action Level Risk-Based Capital (“CAL RBC” ).

2.                  Investment Policy.

The assets of LRCVI will be managed with the goal of maintaining LRCVI’s total adjusted capital at a minimum of *% of CAL RBC.  The Investment Policy Statement detailing the guidelines under which LRCVI’s assets will be managed set forth as an exhibit to the LRCVI Investment Advisory Agreement.

3.                  Policy Administration and Claims Payment.

The current personnel and systems at LNL will continue to be used to service all of the underlying LNL policies being reinsured.  HSBC will have no role in policy administration or claims payment.  From a policyholder perspective, there will be no change in the way premiums are collected, policy change notifications are made, or claims are paid.

4.                  Financial Reporting.

Financial reports for LRCVI, including statutory filings, will be prepared by LNL’s finance staff.  Those reports will be shared with and reviewed by HSBC prior to being submitted to the Department as required.  Audit services will be provided by LRCVI’s corporate auditor, as required.

5.                  Basis of Accounting.

LRCVI will use Statutory Accounting Principles (“SAP”) for purposes of preparing its annual statement, with the exception that LRCVI will account for the face value of the LOC as an admitted asset for purposes of SAP and will separately identify the LOC as such on its statutory financial statements.  The amount of the LOC that will be accounted for as an admitted asset will be limited to the lesser of Non-Economic Reserves and the face amount of the LOC.

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

ASSUMPTIONS

In rendering our opinion, we have made no independent investigation of the facts referred to hereinabove or herein below and have relied as to factual matters exclusively on the Relevant Documents and the facts provided to us by LNL, LFHII and LRCVI in the Officer’s Certificates which we assume are and will continue to be true.  In addition to the facts recited hereinabove, we have relied upon, and assumed to be true, the following:  (a) both LFHII and LRCVI have had, and will continue to have, at least one independent director (who is not and who has never been, a director, officer or employee of LNL or any affiliate of LNL or a beneficial owner of more than five percent (5%) of the common stock of LNL or any such affiliate); (b) LFHII and LRCVI have maintained, and will maintain, bank accounts or security accounts in their own names separate from any other person; (c) LNL, LFHII and LRCVI have maintained, and will maintain, separate corporate records and books of account from those of any other person; (d) the board of directors of LRCVI and the managers of LFHII have held, and will continue to hold, regular meetings appropriate to authorize action by those entities; (e) complete minutes of all board of director and/or manager meetings have been, and will be, kept by LFHII and LRCVI; (f) LFHII and LRCVI have, and will continue to have, sufficient administrative support through the terms of the Master Services Agreement and sufficient officers to run its business and operations; (g) each of LFHII and LRCVI have been, are intended to and, as of the date hereof, each believes that it will remain, adequately capitalized in light of their contemplated business obligations; (h) each of LFHII and LRCVI have acted, and will continue to act, solely in its own name and through its own authorized officers and agents; (i) LNL has not, and will not, enter into any guaranty or indemnity of any kind with regard to the debts or obligations of LFHII or LRCVI and in no event shall LNL be obligated or required to perform any obligation or make any payment on behalf of LFHII or LRCVI pursuant to any of the Relevant Documents including, but not limited to, the Letter Agreement; (j) other than its joint obligation for LOC fees under the Fee Letter and its contingent obligation to provide collateral upon the occurrence of certain tax redeterminations under the Tax Side Letter, LNC has not, and will not enter into any guaranty or indemnity of any kind with regard to the debts or obligations of LFHII or LRCVI; (k) LFHII and LRCVI have not, and will not, enter into any guaranty or indemnity of any kind with regard to LNL’s or LNC’s debts or obligations; (l) the transactions contemplated by the Relevant Documents are entered into to advance the legitimate business objectives of LNL, LFHII and LRCVI, and not with the intent to hinder, delay or defraud creditors of LNL, LFHII and LRCVI; (m) all payment obligations of LFHII and LRCVI to LNL, pursuant to any of the Relevant Documents, will be satisfied in accordance with the terms of the applicable Relevant Documents; (n) all representations and warranties made in the Relevant Documents by LNL, LFHII and LRCVI, to the extent material to our opinion herein, are true and correct in all material respects; (o) all conditions to the issuance of the LOC set forth in the Reimbursement Agreement have been satisfied or duly waived; (p) LNL, LFHII and LRCVI have in all material respects complied, and will continue to comply, with all covenants and obligations contained in the Relevant Documents which are material to our opinion herein, including, but not limited to, the “non-consolidation” covenants of LFHII and LRCVI contained in Sections 5.01(n) and 5.02(m) of the Reimbursement Agreement; (q) the terms of all agreements between LFHII and/or LRCVI and LNL and its affiliates contained in the Relevant Documents represent terms which, in the aggregate, are not materially more or less favorable to LFHII and LRCVI than would be obtained elsewhere; (r) all regulatory approvals and other transactions contemplated by the

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Relevant Documents have been effected or obtained as of the date hereof; (s) in the event that LNL or a creditor, receiver, rehabilitator or liquidator of LNL would seek substantive consolidation of the assets and liabilities of LFHII and/or LRCVI with those of LNL, at least one creditor of LFHII or LRCVI that reasonably relied on the separate identity of LFHII and LRCVI would make a formal objection to such consolidation; and (t) in analyzing the application by analogy from federal bankruptcy law of the equitable remedy of substantive consolidation, a court with jurisdiction over a rehabilitation or liquidation proceeding of LNL would apply decisional authority from the United States Seventh Circuit, which is the law that would be applied by a Bankruptcy Court sitting in the State of Indiana.

REGULATORY REVIEW

LNL, as an Indiana-domiciled insurance company, is required to submit to the Indiana Insurance Commissioner (the “Indiana Commissioner”) for prior review and written approval certain agreements entered into with any affiliate.  Ind. Code § 27-1-23-4.  LNL has filed with and received the required “deemed”1 approval from the Indiana Commissioner for the Reinsurance Agreement, the Base Master Services Agreement and the LRCVI Tax Sharing Agreement.  Approval of these agreements required a determination by the Indiana Commissioner, among other matters, that they are “fair and reasonable” to LNL pursuant to Ind. Code § 27-1-23-4(a).

LRCVI has also requested and received written approval from the Vermont Department in the Licensing Order in the form of a permitted practice recognition which would permit LRCVI to treat the lesser of the issued and outstanding amount of the LOC and the value of the XXX Reserves as an admitted asset on LRCVI’s statutory financial statement which will support LRCVI’s reinsurance obligations and which will enable LNL to take a statutory reserve credit for reinsurance ceded to a non-admitted reinsurer.  The Indiana Commissioner has accepted the LOC as an acceptable form of security to support the Reinsurance Agreement.

Senior representatives of the Vermont Department and their agents, including financial and actuarial analysts, had the opportunity to review and discuss the Plan of Operation and related materials as well as the Reinsurance Agreement, the Master Services Agreement, the LRCVI Tax Sharing Agreement, the Reimbursement Agreement, the LRCVI Investment Advisory Agreement, the LRCVI Control Agreement, the LRCVI Global Custody Agreement, the LRCVI Security Agreement, the Fee Letter, the HSBC Engagement Letter and the HSBC Management Agreement with representatives and advisers of LRCVI and LNL and had the opportunity to ask questions and receive answers regarding such materials.

By the Licensing Order, the Vermont Department affirmed the issuance of a license to LRCVI as a special purpose financial captive insurance company and approved the Plan of Operation and LNL as a ceding insurer.  In the Licensing Order, the Vermont Department expressly approved LRCVI’s execution and delivery of, and performance under, each of the Relevant Documents to which LRCVI would be a party, except to the extent that payments under the Reimbursement Agreement without prior written approval of the Vermont Department are ______________

1 This refers to the fact that the Indiana Commissioner did not disapprove the proposed transactions within 30 day period contemplated by Ind. Code §27-1-23-4(b).

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

not permitted if LRCVI’s Total Adjusted Capital (as defined in the Licensing Order) would be less than *% of the Company’s Company Action Level Risk-Based Capital (as defined in the Licensing Order) after giving effect to the payment.  By the Licensing Order, the Vermont Department also approved the payment formula to be used to guide the Vermont Department in reviewing LRCVI’s requests to pay dividends to LNL which is contained in Exhibit G to the Reimbursement Agreement, provided that LRCVI may not pay any dividend prior to 2017 and that no dividend or distribution may be declared or paid by LRCVI if it would jeopardize the ability of LRCVI or any other person to fulfill obligations under the Reinsurance Agreement or any related transaction.  The Licensing Order further provides that for purposes of 8 V.S.A. § 6048c(2)(B), LRCVI shall be considered insolvent when its Total Adjusted Capital is less than *% of its Authorized Control Level Risk-Based Capital.  Further, authorization to engage in the reinsurance transaction is contingent on LRCVI being capitalized in the manner and in the amounts set forth in the Plan of Operation.

DISCUSSION OF LEGAL PRINCIPLES

You have asked us whether, (a) under present reported decisional authority, as well as statutes and regulations applicable to any rehabilitation or liquidation proceeding under Indiana law (a “Delinquency Proceeding”) in the event that a Delinquency Proceeding were to be commenced against LNL, a court with jurisdiction over such Delinquency Proceeding would order, after consideration of all relevant factors, that the assets and liabilities of LNL be consolidated with those of LRCVI under the doctrine of piercing of the corporate veil or the doctrine of substantive consolidation; and (b) under present reported decisional authority, as well as statutes and regulations applicable to Delinquency Proceedings, in the event that a Delinquency Proceeding were to be commenced against LNL, a court with jurisdiction over such Delinquency Proceeding would order, after consideration of all relevant factors, that the assets and liabilities of LNL be consolidated with those of LFHII under the doctrine of piercing of the corporate veil or the doctrine of substantive consolidation.

I.
Indiana Insurance Insolvency Law

In Indiana, the rehabilitation and liquidation of insurance companies is governed by state law.  Under the McCarran-Ferguson Act, 15 U.S.C. § 1011 et seq. (“McCarran-Ferguson”), federal law is not generally applicable to insurance companies with respect to matters involving the business of insurance, including supervisions, rehabilitations or liquidations of insurance companies.  In enacting McCarran-Ferguson, Congress reemphasized a longstanding conviction that the regulation of insurance companies should be under the sole jurisdiction of the several states and not the federal government.  See, e.g., Valley v. Northern Fire & Marine Ins. Co., 254 U.S. 348 (1920), reiterating the strong policy favoring the state regulation of insurance companies.  Furthermore, Title 11 of the United States Code (the “Bankruptcy Code”), provides that a domestic insurance company is not an eligible debtor.  See 11 U.S.C. § 209.

As a result, any Delinquency Proceeding instituted with respect to LNL, an insurance company domiciled in the State of Indiana, would generally be governed by Indiana law.  We have therefore analyzed the applicable provisions of Indiana law governing the rehabilitation and liquidation of insurance companies which could be applied in the event of the insolvency of LNL.  However, as more fully discussed below, the rehabilitator or liquidator of an insolvent

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Indiana insurance company may look to federal bankruptcy law for guidance when faced with issues lacking state law precedent.

In Indiana, rehabilitations and liquidations of insurance companies are governed by Ind. Code § 27-9-3-1, et seq. (the “Insolvency Act”).  If an insurance company is ordered into rehabilitation or liquidation, the Indiana Commissioner is appointed as the rehabilitator or liquidator, as appropriate, for the insolvent insurer.  Ind. Code § 27-9-3-2(a)(1) and 3-7(a)(1).  The order must also direct the Indiana Commissioner (as rehabilitator or liquidator) to take possession of the assets of the insurer and to administer them under the general supervision of the Marion County Circuit Court in Indianapolis, Indiana.  Ind. Code § 27-9-3-2(a)(2) and 3-7(a)(2).

In a rehabilitation proceeding, the Commissioner is vested by operation of law with title to all the assets of the insurer.  Ind. Code § 27-9-3-2(b).  The Insolvency Act gives the rehabilitator a general grant of power to “take such action as he considers necessary or appropriate to revitalize the insurer,” as well as other powers expressly enumerated in Ind. Code §  27-9-3-3(e).  If the Indiana Commissioner believes further attempts to rehabilitate an insurer would increase the risk of loss to creditors, policyholders, or the public, or would be futile, the Indiana Commissioner may petition the court for an order of liquidation.  Ind. Code § 27-9-3-5(a).   Once an insurer has been ordered into liquidation, the liquidator is vested by operation of law with the title to all of the property, contracts, and rights of action and all of the books and records of the insurer ordered liquidated, wherever located, as of the entry of the final order of liquidation.  Ind. Code § 27-9-3-7(b).  Thus, the liquidator essentially steps into the shoes of the insolvent insurer.  See Symons International Group, Inc. v. Continental Casualty Company, 2007 U.S. Dist. LEXIS 27356 (S.D. Ind. 2007).

The Insolvency Act gives the liquidator several general grants of power in administering the estate of the insolvent insurer.2  The liquidator is given a general grant to “do all acts necessary or appropriate for the accomplishment of the liquidation.”3 Ind. Code § 27-9-3-9(b).  The Insolvency Act further gives the liquidator the power under Indiana law to “exercise and enforce all the rights, remedies and powers of any creditor, shareholder, policyholder or member,

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2 Ind. Code § 27-9-3-3 provides that if the rehabilitator:

determines that reorganization, consolidation, conversion, reinsurance, merger or other transformation of the insurer is appropriate, he shall prepare a plan to effect those changes.

This provision is based on Insurers Rehabilitation and Liquidation Model Act.  We do not interpret the term “consolidation” as used in this statutory provision as referring to the doctrine of substantive consolidation but rather to the statutory procedure for consolidations between a domestic insurer and another domestic insurer or a foreign insurer pursuant to Ind. Code § 27-1-9-1 et seq.  In other words, this provision authorizes the rehabilitator to prepare a plan to engage in the types of transactions represented above, including a consolidation, if he determines that such a transaction would be appropriate.   Since Ind. Code § 27-1-9-4 requires approval of the consolidation transaction by the board of directors and shareholders or policyholders of the other parties to the consolidation, it would not be reasonable to interpret this statute as granting the rehabilitator the unilateral right to impose these transactions on third parties.
3  This general grant of power is nearly identical to the grant of power given to bankruptcy courts under the Bankruptcy Code to “issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a).

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

including any power to avoid any transfer or lien that may be given by the general law and that is not included in sections 14 through 16 of this chapter [fraudulent transfers, transfers made after filing of petitions and preferences].” Ind. Code §  27-9-3-9(b)(19).  The court in Symons International Group, Inc. provides helpful guidance on the question of whether a liquidator or rehabilitator has the power to assert a claim seeking to pierce the corporate veil or assert similar claims for the benefit of the estate of the insolvent insurer.  2007 U.S. Dist. LEXIS 27356.  In Symons, Continental Casualty Company (“CCC”) sought to pierce the corporate veil of, or assert an alter ego claim regarding, IGF Insurance Company, an insolvent insurance company domiciled in Indiana (“IGF”), in order to hold IGF’s affiliates and individual shareholders (the “Symons Family”) directly liable for the contractual debts owed to CCC by IGF.  Id. at 76.  The Symons Family and IGF affiliates argued that CCC did not have standing to raise the alter ego claim, reasoning that once IGF entered into liquidation, the only party with the power to assert an alter ego claim was the Indiana Commissioner who was appointed the liquidator under the Insolvency Act.  Id. at 44.  In considering whether CCC had standing to assert the alter ego claim, the court in Symons reasoned that, under the analysis set forth by the Seventh Circuit in Koch Refining v. Farmers Union Central Exchange, Inc., 831 F.2d 1339 (7th Cir. 1987), a liquidator has the power to bring general claims (as opposed to personal claims) on behalf of creditors and policyholders of an insurance company.4 Symons at 52.  The court reasoned that, because the alter ego claim brought by CCC against the Symons Family and IGF affiliates was a general claim, the liquidator was the proper party to pursue that claim.  Id. at 48, 49.  Based upon the court’s reasoning in the Symons case, it appears that, in Indiana, the liquidator generally has the power to bring an alter ego claim, corporate veil-piercing claim or similar claim on behalf of the creditors and policyholders of an insolvent insurer.5

II.
Indiana Receivership Law

The liquidator may also exercise all powers conferred upon receivers by the laws of Indiana which are not inconsistent with the Insolvency Act.  Ind. Code § 27-9-3-9(b)(22).  This

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4 In Koch Refining v. Farmers Union Central Exchange, Inc., the court held that under Indiana law, a bankruptcy trustee can bring an alter ego action, reasoning that state law permits the alter ego claim to be asserted by the trustee in pursuing all funds available as property of the estate under the Bankruptcy Code, 11 U.S.C.S. § 541.  831 F.2d 1339, 1346 (7th Cir. 1987).
5 This view is consistent with a line of New York cases which have similarly held that when a corporate entity is in receivership or is insolvent, the receiver or trustee may bring a veil-piercing suit for the benefit of the corporation’s creditors.  See Federal National Mortgage Assoc. v. Olympia Mortgage Corp., et al, 2006 U.S. Dist. LEXIS 70175 (E.D.N.Y. 2006); Corcoran v. Frank B. Hall & Co., 149 A.D.2d 165 (N.Y. 1989) (vacated on different grounds).  The Illinois Supreme Court, however, has taken an alternate view on this issue.  In considering the question of whether the Director of Insurance of the State of Illinois had the right to assert an alter ego action on behalf of the insolvent insurance company against the insurer’s parent, the Illinois Supreme Court held that the Director lacked standing to assert the alter ego claim, reasoning that, “[the Director], as rehabilitator of an insolvent insurance company, only has those rights the company had as of the date of rehabilitation, and, while the creditors are the beneficiaries of his actions, the [D]irector is not authorized to assert creditors’ claims on behalf of the creditors.”  In Re Rehabilitation of Centaur Insurance Company, 158 Ill. 2d 166, 171 (Ill. 1994).  The Illinois Supreme Court expressly disagreed with the reasoning set forth in Koch Refining and declined to interpret the powers granted to a rehabilitator or liquidator by statute as being expansive enough to encompass the power to assert an alter ego claim on behalf of a third party creditor.  Id.

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

grant of power opens up all of the Indiana case law precedent with respect to receivers, and Indiana courts have looked to receivership law for guidance in interpreting the powers of insurance liquidators.  See, e.g., Emp. Ins. of Wausau v, Comm’r of Dept. of Ins., 452 N.E.2d 441 (Ind. App. 1983).  Since, with the exception of the Symons case, we have found no Indiana case law addressing whether or not an insurance liquidator or rehabilitator has the power to assert substantive consolidation or to assert veil piercing or alter ego claims, we will also look to Indiana receivership law for additional guidance on the powers which may be available to a liquidator or rehabilitator under Indiana law to assert these types of claims.

Generally, a receiver is a person appointed by a court to take into his custody, control and management of the property or funds of another pending judicial action concerning them.  See 75 C.J.S. Receivers § 1.  The purpose of a receivership is to secure and preserve the property or thing in controversy pending a determination of the rights of the parties to the proceeding.  See Brock et al v. Rudig et al, 119 N.E. 491(Ind. App. 1918).  A receiver has only such powers, rights, duties and functions as are conferred upon him by statutes, rules, orders or decrees of the court appointing him.  See State ex rel Pancol v. Cleveland, 171 N.E.2d 255 (Ind. 1961).  By statute in Indiana, receivers have the following powers:

The receiver may, under control of the court or the judge: (1) bring and defend actions; (2) take and keep possession of the property; (3) receive rents; (4) collect debts; and (5) sell property; in the receiver’s own name, and generally do other acts respecting the property as the court or judge may authorize.

Ind. Code § 32-30-5-7.

A receivership is equitable in nature and is controlled by and administered on equitable principles.  See 75 C.J.S. Receivers § 3.  Although statutes have been enacted (similar to Ind. Code § 32-30-5-7) governing the appointment, powers and duties of a receiver, a receiver must still resort to the principles of equity for guidance.  See Martin v. Forrey, 193 N.E. 679 (Ind. App. 1935).  Indiana courts have recognized the interplay between equity and the governing statutes.  See, e.g., State ex rel Makar v. St. Joseph County Circuit Court, 179 N.E.2d 285, 289, 290 (Ind. 1962) (stating that “the appointment of a receiver is an extraordinary equitable remedy . . . the statute which grants such authority is to be strictly construed”).

Similar to the lack of Indiana insurance insolvency case law (other than Symons) interpreting the powers of rehabilitators or liquidators to consolidate the assets of an insolvent insurer with those of its affiliates, we have found no Indiana case law that speaks to whether an Indiana receiver, or the court under whose control the receiver acts, has the power to assert substantive consolidation or to assert corporate veil piercing or alter ego claims.

III.
Other Possibly Relevant Authorities and Precedents

In light of the scant Indiana case law addressing the powers of a receiver or rehabilitator or liquidator to assert substantive consolidation or to assert veil piercing or alter ego claims, a court might look to receivership laws and cases in other states.  In a few jurisdictions, there is limited authority for the proposition that the separate corporate existence of an insolvent insurance company and an affiliate should be disregarded so that the assets and liabilities

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

are treated as one.  For example, in Louisiana, a statutory framework expressly allows state courts to substantively consolidate an insurance company with its non-insurer affiliate.6 Additionally, the Superior Court of New Jersey held that the assets of a non-insurance company subsidiary could be treated as assets of the parent insurer in the context of a rehabilitation proceeding of the insurer.7

It is also possible that a court supervising a Delinquency Proceeding might look to the Insurer Receivership Model Act (“IRMA”) for guidance on the issue of whether the assets of an insolvent insurer’s affiliates can be combined under a substantive consolidation or veil piercing theory with the assets of the insolvent insurer in the context of an insolvency proceeding.  IRMA, adopted in 2005 by the National Association of Insurance Commissioners (the “NAIC”), provides a model statutory framework governing the administration of insolvent insurers, including rehabilitation and liquidation.  IRMA replaced its predecessor, the Insurers Rehabilitation and Liquidation Model Act (“IRLA”) in its entirety; however, few states have yet adopted the current version of IRMA and the majority of state insolvency laws, including the Insolvency Act, are currently based on IRLA.  Therefore, both IRMA and IRLA remain relevant sources of guidance for purposes of this analysis.8

A notable difference between IRMA and its predecessor IRLA is IRMA’s expansion of the receiver’s express powers with respect to the recovery of assets from affiliates.  Section 602 of IRMA expressly provides that the receiver has a right to recover from any affiliate of the insurer any property of the insurer transferred to or for the benefit of the affiliate, or its value, if

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6 The Louisiana insolvency laws are applicable to insurers, as well as “any related entity, whether or not such [entity] is licensed to do business in this state.” Under the authority of this statute, courts in Louisiana have applied the doctrine of substantive consolidation (without expressly alluding to it) and have consolidated the assets and liabilities of an insurance company with its non-insurer affiliate. See Green v. Champion Ins. Company, 577 So.2d 249 (La. App. 1991) (under statute permitting trial court to “declare rights, status, and other legal relations,” court declares affiliated entities to be a “single business enterprise” with insurer, and such finding “automatically vests the Liquidator with the ownership of property belonging to this single business enterprise for purposes of the liquidation”); Brown v. Automotive Casualty Insurance Company, 644 So.2d 723 (La. App. 1994) (under statutory provision subjecting “any related entity” to insurer’s insolvency proceedings, two related subsidiaries are declared a “single business enterprise” with the insurer and are ordered liquidated with the insurer).
7 In re Mutual Benefit Life Insurance Co., 609 A.2d 768 (N. J. Super. 1992).  In this case, a New Jersey insurance company sought rehabilitation under New Jersey law.   In determining which assets of the insolvent insurer were subject to the rehabilitation proceeding, the court ignored the structural formalities of the insolvent insurance company and its non-insurance subsidiary and held that the real estate assets of the non-insurance subsidiary (which constituted approximately 50% of the parent insurance company’s investment portfolio) should be deemed to be assets of the parent insurer.  The court reasoned that “even assuming the housing projects involved here are not, technically, direct assets of [the insurance company], they are partnership assets in which [the insurance company] has a direct interest and further, because of the guarantees, foreclosure thereon would trigger deficiency judgments directly against [the parent].”  Id. at 779.  The court further reasoned that, “given these circumstances . . . we think it more probable that the term ‘assets’ [as it is used in the rehabilitation statutes] would have been broadly defined so as to pierce the corporate/partnership structures and repose directly in the Commissioner and trial judge authority over [the subsidiary’s] real estate wherever situated particularly when those ‘assets’ may be the very business of the insurance company that might have brought it to rehabilitation.”  Id.
8 Some states also follow the Uniform Insurers Liquidation Act (“UILA”) which was promulgated in 1939 by the National Conference of Commissioners on Uniform State Laws.  UILA was enacted primarily to deal with the problems caused by the liquidation of multistate insurance companies with assets located in foreign jurisdictions.

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

the transfer was made within the five year period preceding the petition for receivership.  However, no transfer is recoverable under Section 602 if the affiliate shows, when the transfer was made:

(1) the insurer was solvent, (2) the transfer was lawful, and (3) neither the insurer nor the affiliate knew or reasonably should have known that the transfer, under then-applicable statutory accounting standards, would: (a) place the insurer in violation of applicable capital or surplus requirements; (b) place the insurer below the risk-based capital level as defined by [the applicable risk-based capital statute]; (c) place the insurer in violation of statutory writing ratios; (d) cause the insurer’s filed financial statements not to present fairly the capital and surplus of the insurer; or (e) otherwise cause the insurer to be in a hazardous financial condition.

IRMA, Section 602B(3).

The approach taken by the NAIC in IRMA of granting the liquidator/rehabilitator an express power to recover assets transferred to affiliates in defined circumstances might be interpreted as a disavowal of any broader theories of asset recovery such as substantive consolidation or veil piercing.  Therefore, the NAIC’s adoption of Section 602, which applies only if certain conditions are satisfied, may be cited as support for the proposition that a liquidator’s or rehabilitator’s asset recovery authority with respect to affiliates should not be interpreted to apply expansively.

IV.
Indiana Law on Piercing of the Corporate Veil

Given the lack of case law in the area and the fact that the Symons case confirms that an Indiana liquidator has the power to assert veil piercing and alter ego claims, we think it would be appropriate to analyze the application of Indiana law to the assertion of veil piercing or similar claims in the context of an insolvency of LNL.  Since we do not believe that there is any material difference between the factors an Indiana court would look to in order to determine whether to pierce the corporate veil or apply the alter ego theory, we will not address these theories separately.  Although the following discussion applies to both, it generally uses the veil-piercing terminology.

This opinion addresses solely the substantive Indiana law that would apply to the analysis of piercing the corporate veil.  Except with respect to our discussion regarding substantive consolidation under the next subheading, it does not address the jurisdictional or procedural issues that could arise if an Indiana court or relevant authority with jurisdiction over a Delinquency Proceeding involving LNL issued an order or tried to enforce an order to consolidate the assets of LNL with those of LRCVI which is domiciled in and regulated by Vermont or with LFHII which is organized in Delaware.  As to corporate veil-piercing, such procedural issues would be irrelevant given the conclusion we reach concerning the application of the substantive law of Indiana.

As a general rule, Indiana courts are reluctant to disregard a corporate entity but will do so to prevent fraud or injustice to a third party.  Winkler v. V.G. Reed & Sons, Inc., 638 N.E.2d 1228, 1234 (Ind. 1994); Longhi v. Mazzoni, 914 N.E.2d 834, 839 (Ind. Ct. App. 2009); Extra

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Energy Coal Co. v. Diamond Energy And Resources, Inc., 467 N.E.2d 439, 441-42 (Ind. Ct. App. 1984); Symons at 75.  In limited circumstances, an Indiana court will disregard the corporate form, or pierce the corporate veil, and hold a corporation’s affiliates, shareholders and/or officers directly liable for the debts and obligations of the corporation.  Indiana has also recognized that a corporate veil may be pierced in “reverse,” so that a corporation may be held liable for the conduct of a shareholder which would be the case in the event of claim asserted on behalf of LNL with respect to LRCVI or LFHII.  While the legal standards applicable to piercing the corporate veil in Indiana are well established, Indiana courts have not enunciated a clear standard applicable to a reverse piercing of the corporate veil.  Nonetheless, the limited authority in Indiana addressing reverse piercing as well as relevant authority in other states suggest that courts are generally reluctant to reverse pierce the corporate veil except in limited circumstances involving fraud or other egregious conduct.

For example, in Lambert v. Farmers Bank, the Indiana Court of Appeals noted that, without expressly referring to the doctrine of reverse piercing of the corporate veil, that the separate existence of a corporation may be disregarded to prevent injustice when a third party transacts business with an individual who fraudulently uses a corporation as a shield from liability.  519 N.E.2d 745 (Ind. Ct. App. 1st Dist. 1988); see also McQuade v. Draw Title, Inc., 659 N.E.2d 1016 (Ind. 1995) (rejecting the defendant’s attempt to disregard the corporate form through a reverse piercing of the corporate veil in claiming the protection of the exclusivity provision of the Indiana Workers’ Compensation Act for an employer’s parent).  As noted by the Indiana Court of Appeals, “a subsidiary and its parent corporation are separate legal entities and a court may exercise its equitable power in disregarding the corporate form.  However, there is little likelihood that equity will ever require a court to pierce the corporate veil to protect the same party who erected it.”  Ritter v. Stanton, 745 N.E.2d 828, 835 (Ind. Ct. App. 2d Dist. 2001); see also Scholes v. Lehmann 56 F.3d 750, 758 (7th Cir. 1995) (noting that “reverse piercing is ordinarily possible only in one-man corporations, since if there is more than one shareholder the seizing of the corporation’s assets to pay a shareholder’s debts would be a wrong to the other shareholders”).  The Indiana Practice Series states:

It is possible for a court to engage in “reverse veil-piercing” and hold a subsidiary liable for the debts of its parent, but this is unlikely except in cases where the identity of the actual party to a contract is unclear or where in fact the subsidiary has dominated the parent.  Efforts to hold a subsidiary liable for the debts of its parent are particularly likely to fail when the claimants are officers or directors of the subsidiary [and are] fully aware [of] the relationship between the corporations, and charged with the duty of maintaining the separate corporate integrity.

19 Ind. Prac. § 37.2.

Other states which have recognized the concept of reverse piercing have similarly employed a stringent standard, only applying the doctrine to factual circumstances involving fraud or other evidence of wrongdoing.  For example, in C.F. Trust, Inc. v First Flight Limited Partnership, the Virginia Supreme Court upheld a reverse veil-piercing where a judgment debtor had used his limited partnership interest to evade liability to judgment creditors, maintained control over the partnership and its distributions despite official transfer of control and ownership to his son, and siphoned business assets for his personal use in a manner which served no legitimate business purpose.  266 Va. 3, 12 (Va. 2003).   In Sea-Land Services, Inc., v. Pepper

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Source, the Seventh Circuit, applying Illinois law, declined to reverse pierce the veil of several corporations controlled by a single shareholder because the plaintiff (a creditor of the shareholder) had not proven that failing to pierce the corporate veil would sanction a fraud or promote injustice.  941 F.2d 519 (7th Cir. 1991).  The court reasoned that, while the plaintiff had properly proven that the unity of interest and ownership between the corporations and the shareholder were so blurred such that the separate personalities of the corporations and the individual no longer existed, this was not sufficient to reverse pierce the corporate veil and hold the corporations liable for the debts of the shareholder.  Id.  The court reasoned that the mere fact that a creditor of the individual shareholder would be denied a judicially-imposed recovery was not enough to constitute the element of fraud or injustice required to disregard the corporate form under Illinois law.  Id.

The standards applied by Indiana courts in the context of a traditional corporate veil-piercing scenario also provide helpful guidance as to the type of analysis an Indiana court would apply to a reverse veil-piercing case.  In Escobedo v. BHM Health Associates, Inc., 818 N.E.2d 930 (Ind. 2004), the Supreme Court of Indiana emphasized the stringent standard required to pierce the corporate veil, stating:

Because of the bedrock nature of the principle of limited shareholder liability, the burden on a party seeking to “pierce the corporate veil” is severe.  Such a party may only recover from a shareholder if the party proves by a preponderance of the evidence that the corporate form was so ignored, controlled or manipulated that it was merely the instrumentality of another and that the misuse of the corporate form would constitute a fraud or promote injustice.  Caselaw sets forth certain guideposts for helping make this determination: (1) undercapitalization; (2) absence of corporate records; (3) fraudulent representation by corporation shareholders or directors; (4) use of the corporation to promote fraud, injustice, or illegal activities; (5) payment by the corporation of individual obligations; (6) commingling of assets and affairs; (7) failure to observe required corporate formalities; or (8) other shareholder acts or conduct ignoring, controlling, or manipulating the corporate form.

Id. at 933.9 This list of factors is not necessarily exhaustive, and all factors need not be shown to support a decision to pierce the corporate veil.  Longhi, 914 N.E.2d at 839.

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9 Other factors that Indiana courts may consider in determining whether to pierce the corporate veil in the context of a parent-subsidiary relationship include (1) the absence of corporate formalities; (2) inadequate capitalization or insolvency; (3) whether funds are put in and taken out of the subsidiary for the parent’s own purposes rather than the subsidiary’s purposes; (4) overlap in ownership, officers, directors and personnel between the parent and subsidiary; (5) common office space, address, and telephone number; (6) the amount of business discretion displayed by the subsidiary; (7) whether the subsidiary dealt with the parent at arm’s length; (8) whether the parent treated the subsidiary as an independent profit center; (9) the payment or guarantee by the subsidiary of debts of the parent or of other subsidiaries in the group; (10) whether the subsidiary in question possessed property that the parent used as if it were its own; (11) the payment of dividends by the subsidiary to the parent; and (12) the intermingling of business transactions, functions, property, employees, funds, records, and corporate names in dealing with the public.   See Aronson v. Price, 644 N.E.2d 864 (Ind. 1995); Longhi, 914 N.E.2d at 839; Smith v. McLeod Distrib., Inc., 744 N.E.2d (Ind. Ct. App. 2000).

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Courts have also indicated a reluctance to pierce the corporate veil in the context of a parent/subsidiary relationship.  As the Indiana Supreme Court in Winkler v. V.G. Reed & Sons, Inc. noted, “Indiana courts are extremely reluctant to disregard corporate identity and certainly the mere fact of a subsidiary-parent relationship is not, without more, sufficient reason to pierce the corporate veil.”  638 N.E.2d 1228, 1234 (Ind. 1994).  Similarly, in BrouSpeedwayrd v. Meineke Discount Muffler Shops, Inc., the court reasoned that “an ordinary parent-subsidiary relationship” did not justify disregarding the subsidiary’s corporate existence, even where the two corporations shared funds, where the parent’s “bottom line” included the subsidiary’s income, and where the parent directed the subsidiary to emphasize a particular profit source.  155 F.3d 331, 349 (4th Cir. 1998).  The court reasoned “[a]s the owner . . . of all [of the subsidiary’s] stock, [the parent] has a natural interest in maximizing the return on that investment.  Its communications with [the subsidiary] and its limited oversight-as well as the profit motive they reflect-portray not a sham structure but a legitimate and routine parent-subsidiary relationship.” Id. at 350.

The Symons case also provides helpful guidance as to how an Indiana court would analyze an alter ego action or corporate veil-piercing claim against an insolvent insurance company.  In Symons, CCC argued that the Symons Family and IGF affiliates jointly dominated IGF to the extent that they controlled the sale of IGF’s assets to a third party and siphoned off the proceeds of the sale, leaving IGF in a state where it was undercapitalized and could not meet its contractual obligations to CCC.  Symons at 52.  In analyzing the alter ego claim, the court noted that the Symons Family controlled the IGF companies; the Symons Family made alleged fraudulent representations to CCC misrepresenting IGF’s financial condition; the IGF companies were financially distressed and undercapitalized at the time of the lawsuit; the IGF companies did not appear to properly adhere to corporate formalities; and the Symons Family co-mingled its assets and funds with those of the IGF companies.  Id. at 78-84.  In considering IGF’s motion for summary judgment, the court reasoned that a reasonable juror could believe that the corporate form was a “mere sham” to defraud CCC and therefore a material issue of fact remained as to whether the Symons Family and IGF companies were alter egos of each other.  Id. at 84.

V.
Rehabilitators Or Liquidators May Look To Federal Law For Guidance In Applying The Doctrine Of Substantive Consolidation

As discussed previously, the Bankruptcy Code is generally not applicable to insurance companies.  However, many state insurance insolvency laws, as well as IRMA (discussed above), to a large extent, were consciously patterned after federal bankruptcy law.  See Insurer Receivership Model Act, 2006-1 NAIC Proc. 815, 892.  Further, in Symons, the District Court noted in a footnote that since there were no Indiana cases interpreting a particular provision in the Insolvency Act, the court would turn to bankruptcy law to help answer questions concerning insurance liquidation law.  Symons at 49.

Case law in other jurisdictions has also relied in varying degrees on federal bankruptcy law as a basis for developing procedural and substantive rules applicable to insurance insolvency proceedings.  See, e.g., Koken v. Fidelity Mutual Life Insurance Company, 803 A.2d. 807, 817 (Pa. Cmwlth. 2002) (Pennsylvania insolvency courts have looked to federal bankruptcy law for guidance when there is no direct Pennsylvania insolvency authority); Prudential Reinsurance Co. v. Superior Court, 842 P.2d 48, 54-55, 59 (Cal, 1992); Garamendi v. Executive Life Ins. Co., 17

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Cal. App. 4th 504 (Cal. Dist. Ct. App. 1993); Wilcox v. CSX Corporation, 70 P.3d 85 (Utah 2003) (court justified in using federal bankruptcy law to assist in interpreting a state insurance liquidation preferential payment statute); O’Connor v. Ins. Co. of N. Am., 622 F.Supp. 611, 616 (N.D. Ill. 1985); Pine Top Ins. Co. v. Republic Western Ins. Co., 123 B.R. 277, 281 (N.D. Ill. 1990) (“it is widely accepted that federal bankruptcy law is looked at by analogy in interpreting the [Illinois Insurance Code].”), aff’d 969 F.2d 321 (7th Cir. 1992); Stephens v. Colaiannia, 942 P.2d 1374, 1376 (Colo. Ct. App. 1997) (federal law in bankruptcy serves as useful guide); In re Midland Ins. Co., 590 N.E.2d 1186 (N.Y. 1992) (considering bankruptcy setoff cases and authorities (including treatises) with respect to claim of setoff); Webster v. Superior Court, 758 P.2d 596, 603 (Cal. 1988) (bankruptcy is sufficiently analogous to be illustrative); In re Mutual Benefit Life Ins. Co., 609 A.2d 768, 779-80 (N.J. Super. CL App. Div. 1992) (drawing on bankruptcy law).

There is, however, some support for the idea that liquidators in insolvency proceedings should not rely on federal bankruptcy law as a basis for developing procedural and substantive rules.  See In Re Liquidation of American Mutual Liability Insurance Company, 747 N.E.2d 1215, 1232 (Mass. 2001) (“the Bankruptcy Code does not apply to insurance companies ...[t]herefore, even if ‘the federal Bankruptcy Code treats a ‘contingent’ claim as a debt capable of setoff,’ as [claimant] states in support of its argument, we do not consider this fact persuasive in the context of an industry that has been expressly excluded from that Code.”); Bluewater Insurance Limited v. Balzano, 823 P.2d 1365, 1374 (Colo. 1992) (“In the legislative history of the insurance liquidation act, even a demonstrated intent by the legislature to borrow one element from bankruptcy law does not mean that other elements of bankruptcy... were also intended.”) However, we believe the weight of the authority supports the opposite viewpoint that courts administering insurer insolvencies may look to federal bankruptcy law for guidance when faced with issues lacking state law precedent.

Aside from the Symons case referenced above, there is little guidance under Indiana law demonstrating an Indiana court’s reliance (or non-reliance) on the principles of federal bankruptcy law in analyzing state insurance insolvency law.  The Indiana Supreme Court (in two separate decisions), however, has looked to federal bankruptcy law for guidance in bank receivership proceedings.  Banks, like domestic insurance companies, are exempt from the substantive provisions of the Bankruptcy Code.  See 11 U.S.C. § 109.  In Union Trust Co. v. Fletcher Savings & Trust Co., 142 N.E. 711, 713 (Ind. 1924), the Supreme Court adopted the “bankruptcy rule” with regard to the payment of the creditor’s claim in liquidation, in part, because it “tends to promote uniformity of practice in the distribution of insolvent estates, since it is followed already in bankruptcy and voluntary assignment cases.” Further, in Old First National Bank & Trust v. Scheuman, 13 N.E.2d 551, 561 (Ind. 1938), the Supreme Court discussed the outcome in Union Trust Co. and stated “we think that it is not only the legislative policy of this State to follow the bankruptcy rule in the distribution of dividends, but we also think this court is committed to that rule.”

We have found no Indiana case law whatsoever applying or interpreting the doctrine of substantive consolidation in the context of either an Indiana insurance company or an Indiana bank insolvency proceeding.  Thus, because (1) there is a complete lack of Indiana state law on the applicability of the doctrine of substantive consolidation, and (2) an Indiana court may rely on federal bankruptcy law to provide guidance in insurance insolvency proceedings, we are assuming for purposes of this opinion that an Indiana court would look to federal bankruptcy law

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for guidance in determining whether or not to grant the equitable remedy of substantive consolidation in an insurance company insolvency proceeding.

Substantive consolidation case law indicates fairly uniform recognition that substantive consolidation is an extraordinary remedy vitally affecting substantive rights which should only rarely be granted due to the potential inequities resulting from the redistribution of wealth among the creditors of consolidated entities.  In re Auto-Train Corp., 810 F.2d at 270, 276 (D.C. Cir. 1987); In re Augie/Restivo Baking Company, Ltd., 860 F.2nd 515, 518 (2nd Cir. 1988); Chemical Bank New York Trust Co. v. Kheel, 369 F.2nd 845, 847 (2nd Cir. 1966).  See also In re Snider Bros., 18 Bankr. 230, 234 (Bankr. D. Mass. 1982);  In re Flora Mir Candy Corp., 432 F.2d 1060, 1062-63 (2nd Cir. 1970).  The case law suggests that there are two central factual inquiries to be made by a bankruptcy court in deciding whether to invoke the substantive consolidation remedy:  (1) the effect of such consolidation on the creditors of each entity; and (2) the nature of the relationship between the entities sought to be consolidated.  A finding on the first question may, however, be controlling.  Some courts have determined that while many “elements” of substantive consolidation may be gleaned from the case law, the paramount criterion is the economic prejudice of continued debtor separateness versus the economic prejudice of consolidation.  Auto-Train, 810 F.2d at 276; In re Peramco International, Inc., 242 Bankr. 313 (E.D. Va. 2000); In re Luth, 28 Bankr. 564, 567 (Bankr. D. Idaho 1983).

In Auto-Train, for example, the United States Court of Appeals for the District of Columbia set forth the steps it believed a bankruptcy court should take prior to consolidating two entities:

Before ordering consolidation, a court must conduct a searching inquiry to ensure that consolidation yields benefits offsetting the harm it inflicts on objecting parties.  The proponent must show not only a substantial identity between the entities to be consolidated, but also that consolidation is necessary to avoid some harm or to realize some benefit.  At this point, a creditor may object on the grounds that it relied on the separate credit of one of the entities and that it will be prejudiced by the consolidation.  If a creditor makes such a showing, the court may order consolidation only if it determines that the demonstrated benefits of consolidation “heavily” outweigh the harm.

810 F.2d at 276 (citations omitted).                                                                Interestingly, in Auto-Train, the Court ultimately determined that, even assuming that consolidation was proper in this case, the entry of nunc pro tunc consolidation was not proper, due to a creditor’s reliance on the separateness of the entity with  which it had dealt and the potential prejudice to such creditor resulting from an expanded preferential transfer exposure period.  Id. at 277-78.

This Auto-Train standard (which had since been adopted by the Eleventh Circuit in Eastgroup Properties v. Southern Motel Assoc., Ltd., 935 F.2d 245, 249 (11th Cir. 1991)) was adopted in In re Limited Gaming of America, Inc., 228 Bankr. 275, 287 (Bankr. N.D. Okla. 1998).  In applying the Auto-Train standard, the Limited Gaming court approved the confirmation of a proposed plan of liquidation calling for the substantive consolidation of two entities, each of which was a bankruptcy debtor in a pending separate bankruptcy case before the same court.  One of the bankruptcy debtors was the proponent for the consolidated liquidation plan in both cases and, in its capacity as debtor-in-possession, had previously filed an adversary

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proceeding against several persons, two of whom were the only persons objecting to substantive consolidation.  The objectors argued that they would be adversely affected by substantive consolidation because they would or might then be subject to additional theories of liability in the pending adversary proceeding.  In response, counsel for the plan proponent represented to the court both in open court and in briefs that no such additional theories of liability would result.  From this, the court concluded that the plan proponent would be judicially estopped from taking a contrary position in the adversary proceeding and hence, the objectors would not be harmed either as litigants or as creditors of the respective bankruptcy debtors.  With regard to the creditors of the respective bankruptcy debtors generally, the court determined that the creditors would not be harmed by substantive consolidation because all creditors were to be paid in full.

The relationship between entities for which substantive consolidation is sought must also be scrutinized.  Generally, before a court (whether a bankruptcy court applying substantive consolidation law or a state court applying non-bankruptcy law) will disregard separate identities of related entities on the grounds that one is a mere “instrumentality” or “alter ego” of another, there must be sufficient unity of interest and ownership that separate personalities do not exist.  See, e.g., In re 1438 Meridian Place, N.W., Inc., 15 Bankr. 89 (Bankr. D. D.C. 1981).  Common factors often relied upon in reaching such a determination in the context of affiliated corporations have included the following:  (1) the parent corporation owns all or a majority of the capital stock of the subsidiary; (2) the parent and the subsidiary corporation have common directors or officers; (3) the parent corporation finances the subsidiary; (4) the parent corporation subscribes to all of the capital stock of the subsidiary or otherwise causes its incorporation; (5) the subsidiary has grossly inadequate capital; (6) the parent corporation pays the salaries, expenses or losses of the subsidiary; (7) the subsidiary has substantially no business except with the parent or no assets except those conveyed to it by the parent corporation; (8) in the papers of the parent corporation and in the statements of its officers whether “the subsidiary” is referred to as such or as a department or division; (9) the directors or executives of the subsidiary do not act independently in the interest of the subsidiary but take direction from the parent corporation; and (10) the formal legal requirements of the subsidiary as a separate and independent entity are not observed.  Fish v. East, 114 F.2d 177, 191 (10th Cir. 1940); see also Anaconda Building Materials Co. v. Newland, 336 F.2d 625, 627 (9th Cir. 1964); Fisser v. International Bank, 282 F.2d 231, 238 (2nd Cir. 1960); Maule Industries, Inc. v. Gerstel, 232 F.2d 294, 297 (5th Cir. 1956).  However, a review of the existing case law indicates that, in general, there is no particular factor or combination of such factors that will necessarily cause a court to order substantive consolidation.  Moreover, the better-reasoned decisions appear to have abandoned any mechanical counting of factors approach in favor of a “weighing” of such factors to determine (i) the degree of the entanglement between the entities and the extent that disentanglement would be impossible or so expensive that the recovery of every creditor would be impaired and/or (ii) the reasonable expectations of the creditors of the respective entities.  See Weise & Powers, Substantive Consolidation:  Protecting the Reasonable Expectations of Creditors, 22 Cal. Bankr. J. 103, 105-110 (1994).  Further, there appears to be a general theme in the relevant case law to the effect that substantial entanglement alone will not justify substantive consolidation where the continued separate existence of the entities will benefit at least some creditors.  See, e.g., In re Gulfco Investment Corp., 593 F.2d 921 (10th Cir. 1979).  Cf. Stone v. Eacho, 128 F.2d 16 (4th Cir. 1942), cert. denied, 317 U.S. 635 (1942) (court approved

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substantive consolidation where parent and subsidiary had no separate existence and the “separate” creditors of the subsidiary were not justified in relying on the “separateness” of the entities).

In Anaconda Buildings Materials Co. v. Newland, 336 F.2d 625 (9th Cir. 1964), the Ninth Circuit Court of Appeals analyzed the relationship between a parent and its captive finance subsidiaries which were organized by the parent to sell debentures secured by mortgages transferred by the parent to those subsidiaries.  Factors potentially justifying the substantive consolidation of these entities included (i) the parent and the subsidiaries shared some common officers and directors; (ii) the parent paid the organizational expenses of the subsidiaries; (iii) the subsidiaries were dominated and perhaps even mismanaged by the controlling officer of the parent; (iv) the same controlling officer of the parent obtained credit for the parent on the basis of fraudulent representations not attributable to or of benefit to the subsidiaries; and (v) the subsidiaries commenced business with only minimal capitalization.  In rejecting the request of the parent’s creditors to consolidate the subsidiaries with the parent, the Anaconda court found:

that the subsidiaries were operated as separate entities, that on balance the parent corporation was the beneficiary of the corporate inter-relationship, that the objecting creditors did not rely upon the credit of the subsidiaries and were benefited rather than prejudiced by the way in which the subsidiaries were operated, that there was no fraud or overreaching attributable to the [subsidiaries] or debenture holders detrimental to objecting creditors, and there was no unjust enrichment of debenture holders.

336 F.2d at 628.  In addition, the Anaconda Court found that the creditors of the subsidiaries had innocently relied solely on the credit of the subsidiaries and accordingly refused to allow the presence of the entangling acts and relationships between and among the corporations “to warrant dilution of the assets of an insolvent subsidiary for the benefit of the creditors of the parent corporation and to the detriment of the blameless creditors of the subsidiary.”  Id. at 629.

In general, the courts appear to have limited the grant or approval of the remedy of substantive consolidation to cases involving one or more of the following abuses:

1.           Creditors of one entity dealt with related entities as a single economic unit and relied on assets of one entity in extending credit to another, i.e., the entities were “mere instrumentalities” or “alter egos” of each other.10 See
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10 In a recent case decided by a bankruptcy court in the Seventh Circuit, the bankruptcy court (applying Illinois law) rejected this alter-ego theory in a securitization transaction context, notwithstanding the purportedly “bad facts” that (1) the parent company had the ability to control the affairs of its special purpose entity subsidiary (the “SPE”); (2) the SPE kept no corporate records, had no officers or employees, filed no tax returns, and had no assets other than a contribution agreement with the lender which the parent company allegedly ignored; (3) the SPE had no checking account, no insurance, no telephone, no separate stationary or business forms, and no tax purpose; (4) the (corporate) manager of the limited liability company SPE did not exercise all of the powers granted to it under the SPE’s operating agreement; and (5) the SPE’s only function was “to serve as a bankruptcy-remote entity and vehicle for transmission of a cash flow from it to [the lender].”  In re Doctors Hospital of Hyde Park, Inc., 360 Bankr. 787, 849-53 (Bankr. N.D. Ill. 2007).  In this case, however, the court did not even mention the term “substantive consolidation,” although the bankruptcy trustee sought to have the SPE and the bankruptcy debtor combined such that the bankruptcy debtor would become the borrower under the loan documents (rather than the SPE).

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e.g., Soviero v. Franklin National Bank of Long Island, 328 F.2d 446, 448 (2d Cir. 1964); Stone v. Eacho, 128 F.2d 16 (4th Cir. 1942), cert. denied, 317 U.S. 635 (1942);

2.           The affairs of the entities were so entangled and the time and cost necessary to separate them so expensive as to extinguish any realistic chance for the creditors to realize even partial recovery on their claims if there were separate administration of the bankruptcy cases.  See, e.g., Chemical Bank New York Trust Co. v. Kheel, 369 F.2d at 847; In re Lewellyn, 26 Bankr. 246, 251 (Bankr. S.D. Iowa 1982); and

3.           Assets were transferred between entities without fair consideration or with intent to hinder, delay or defraud creditors of the parent.  See, e.g.,  Maule Industries, supra, 232 F.2d at  297; Sampsell v. Imperial Paper & Color Corp., 313 U.S. 215, 220 (1941), reh. denied, 313 U.S. 600 (1941).

But, where consolidation would likely improve the debtor’s chances to reorganize successfully, a few courts have considered the remedy of substantive consolidation quite favorably.  See, e.g., In re F. A. Potts & Co. Inc., 23 Bankr. 569, 573-74 (Bankr. E.D. Pa. 1982); In re Manzey Land & Cattle Co., 17 Bankr. 332, 338 (Bankr. S.D. 1982); and In re Nite Lite Inns, 8 Bankr. Ct. Dec. 936, 938 (Bankr. S.D. Cal. 1982).  However, it is important to note that even in these cases, the courts emphasized the absence of any harm or prejudice to any particular group, or concluded, after considering the equities, that any harm or prejudice was outweighed by the benefits of substantive consolidation.

Nonetheless, this kind of “end justifies the means” approach was specifically rejected by the Second Circuit Court of Appeals in Augie/Restivo, 860 F.2d at 520 (furthering the reorganization effort, is not, in absence of more traditional factors, sufficient to warrant substantive consolidation).  Instead, the Augie/Restivo Court focused on just two so-called “critical factors”:

(i) whether creditors dealt with the entities as a single economic unit and “did not rely on their separate identity in extending credit,” . . . or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors.

860 F.2d at 518 (citations omitted).

In the very recent case of In re Sources Enterprises, Inc., 392 Bankr. 541 (D. S.D.N.Y. 2008), the district court applied the two (2) “critical factors” articulated in Augie/Restivo and determined that substantive consolidation was appropriately granted by the bankruptcy court, where both such factors were, in fact, present.  Similarly, in In re E’Lite Eyewear Holding, Inc., 2009 Bankr. LEXIS 297 (Bankr. E.D. Tex. Feb. 5, 2009), the bankruptcy court applied the Augie/Restivo “critical factors” and granted the bankruptcy trustee’s motion for substantive consolidation of the bankruptcy debtor with certain affiliated and related subsidiaries and partnerships that were not in bankruptcy.  In that case, the bankruptcy debtor and the related entities conducted their operations as a single business unit; the financial affairs of these entities,

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including their liabilities and assets, were hopelessly commingled; there existed inter-corporate guarantees amongst these entities in connection with a common secured lending relationship with a single creditor; and, under the unique facts of this case, the creditors of each of the entities would receive more through consolidation than without it.  Understandably, none of the creditors to the various entities sought to be substantively consolidated objected to the trustee’s motion.  This lack of objection by any interested party pretty much guaranteed the grant of the trustee’s motion.

These cases are in stark contrast to the recent case of In re Eagle Creek Subdivision, LLC, 2008 Bankr. LEXIS 3300 (Bankr. E.D.N.C. November 26, 2008), wherein the bankruptcy court applied the two (2) “critical factors” in Augie/Restivo and concluded that neither of these factors had been satisfied.  Here, the bankruptcy court rejected the Investor Committee’s arguments that the debtors’ cases should be substantively consolidated because the debtors’ recognization efforts were unlikely to succeed individually and that the cases would be less costly to administer if they were substantively consolidated.  A few months later, the same bankruptcy judge again applied the Augie/Restivo “critical factors” and again rejected a motion for substantive consolidation, this time filed by an individual bankruptcy debtor and several of his affiliated companies already in bankruptcy.  In re John Paul Smith, 2009 Bankr. LEXIS 1225 (Bankr. E.D.N.C. April 29, 2009).  Objections were filed by both the largest secured creditor of the respective bankruptcy debtors and the bankruptcy administrator.  The Smith Court determined that the vast majority of the unsecured creditors of these debtors actually dealt with them as separate economic units and that the affairs of these debtors were not so entangled as to require substantive consolidation.  With regard to the latter, the court observed that the debtors structured themselves as separate entities with separate collateral, credit, and contractual relationships and that they somehow previously managed to file separate chapter 11 plans, disclosure statements, schedules, and monthly reports in their respective separate bankruptcy cases.  This very stringent standard for substantive consolidation set forth in Augie/Restivo has been embraced by both the Ninth Circuit in In re Bonham, 229 F.3rd 750, 767 (9th Cir. 2000) and by the Third Circuit in In re Owens Corning, 419 F.3d 195, 210 (3rd Cir. 2005).

In In re Bonham, the Ninth Circuit Court of Appeals ultimately affirmed the bankruptcy court’s decision approving the substantive consolidation, nunc pro tunc, of two non-debtor corporations with the bankruptcy estate of an individual Chapter 7 debtor, who had used the non-debtor corporations to operate a Ponzi scheme on unsuspecting investors.  Substantive consolidation was sought by the Chapter 7 bankruptcy trustee in order to assure that the overcompensated initial investors would share in the losses suffered by the subsequent investors, to which the initial investors vehemently objected.  In applying the Augie/Restivo test to the facts of this case, the Ninth Circuit refused to overturn the bankruptcy court’s findings that the corporate entities “were but instrumentalities of the bankrupt with no separate existence of their own,” that “the exercise of disentangling the affairs of [the bankruptcy debtor and the related corporate entities] would be needlessly expensive and possibly futile,” and that the affidavits of the objecting initial investors to the effect that they relied on the separate credit of the corporate entities in entering into their investor contracts were not believable, in view of the substantial evidence supporting the trustee’s contention that the bankruptcy debtor commingled the assets of the two corporate entities and used their names interchangeably, the lack of independent financial statements or corporate tax returns of the two corporate entities, and the bankruptcy debtor’s own testimony that she personally handled each investment.  In short, the evidence was

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overwhelming that substantive consolidation was justified in this case, even under the strict Augie/Restivo test.

Finally, the Ninth Circuit rejected the initial investors’ argument that it was improper for the bankruptcy court to have ordered substantive consolidation while at the same time permitting the trustee to pursue fraudulent transfer avoidance actions against them. Although acknowledging that, in general, an order of substantive consolidation would eliminate the avoidance power in that context, the Ninth Circuit observed that a bankruptcy court has the power, in appropriate circumstances, to order less than complete substantive consolidation or to impose conditions or qualifications on the consolidation order, such as allowing the trustee to assert fraudulent conveyance claims.

More recently, in In re Owens Corning, the Third Circuit Court of Appeals expressly rejected the more liberal Auto-Train approach to substantive consolidation and adopted the Augie/Restivo “analytical avenue,” with some refinement which, if anything, made the substantive consolidation standard even more stringent in the Third Circuit:

In our Court what must be proven (absent consent) concerning the entities for whom substantive consolidation is sought is that (i) prepetition they disregarded separateness so significantly their creditors relied on the breakdown of entity borders and treated them as one legal entity, or (ii) postpetition their assets and liabilities are so scrambled that separating them is prohibitive and hurts all creditors.

Proponents of substantive consolidation have the burden of showing one or the other rationale for consolidation.  The second rationale needs no explanation.  The first, however, is more nuanced.  A prima facie case for it typically exists when, based on the parties prepetition dealings, a proponent proves corporate disregard creating contractual expectations of creditors that they were dealing with debtors as one indistinguishable entity.  Proponents who are creditors must also show that, in their prepetition course of dealing, they actually and reasonably relied on debtors supposed unity.  Creditor opponents of consolidation can nonetheless defeat a prima facie showing under the first rationale if they can prove they are adversely affected and reasonably relied on debtors’ separate existence.

Id. at 210-212 (citations and footnotes omitted).1811

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11 In a very recent application of the stringent Owens Corning standard, the district court, in In re New Century TRS Holdings, Inc., 2009 U.S. Dist. LEXIS 50708 (D. Del. June 16, 2009), reversed the bankruptcy courts order approving a single plan of liquidation for sixteen (16) related bankruptcy debtors in a jointly administered case wherein these debtors were placed in three (3) distinct debtor groups under the plan and the creditors for the debtors in each group were treated as having common claims against all debtors in the group.  Even though, contrary to the typical substantive consolidation, there was no attempted erasure of inter-entity liabilities and there was no attempted merger of all the separate entities into a single entity and even though this peculiar merger of entities was achieved by compromise settlement, the district court determined, contrary to the conclusion of the bankruptcy court, that the plan did effect a substantive consolidation of sorts that was impermissible under the stringent Owens Corning standard.

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While the Fifth Circuit Court of Appeals has yet directly to rule on the appropriate standard for allowing substantive consolidation, its most recent pronouncement regarding substantive consolidation suggests that the Fifth Circuit may be in the Owens Corning “camp” by citing favorably to that case on multiple occasions, along with Augie/Restivo.  See In the Matter of Amco Insurance, 444 F.3d 690, 696n.5 (5th Cir. 2006).  On the other hand, in the First Circuit, while the appropriate standard to be employed remains unsettled, a very recent bankruptcy court decision suggests that the more liberal Auto-Train approach has some support in the bankruptcy courts.  See In re Logistics Information Systems, Inc., 2009 Bankr. LEXIS 652 (Bankr. D. Mass. March 18, 2009).

With the notable exception of the Logistics Information Systems case,12 the more recent trend in the case law appears to be in favor of tightening the applicable standard.13  To date, neither the Seventh Circuit Court of Appeals nor a district court or a bankruptcy court in the Seventh Circuit has clearly articulated the applicable standard to be applied.  See In the Matter of Steury, 94 Bankr. 553, 554-55 (Bankr. N.D. Ind. 1988) (finding that Augie/Restivo requires that a bankruptcy court must do that what “equity requires,” but arguably embraced a standard quite similar to the Auto-Train approach; because certain creditors would be harmed by a full consolidation of the bankruptcy estates of two individuals (spouses), the court opted for a kind of partial consolidation that would disadvantage only the bankruptcy debtors).  However, in the more recent case of In re World Access, Inc., 301 Bankr. 217, 272-74 (Bankr. N.D. Ill. 2003), the bankruptcy court concluded that it had essentially two choices, the Auto-Train approach (which, in the meantime had been adopted by the Eleventh Circuit in Eastgroup Properties v. Southern Motel Assoc., Ltd.) and the much stricter Augie/Restivo approach.  Ultimately, the court did not have to choose, because neither standard, under the facts of the case, supported substantive consolidation; but, the court commented that “the Augie/Restivo standard is truer to the principles that gave rise to the doctrine.”  Id. at 274.  It is also noteworthy that the World Access Court, in applying both standards, determined that minor imperfections (e.g., costing of intercompany services and allocation of overhead charges) in an otherwise conscientiously maintained accounting system did not justify substantive consolidation.  Id. at 277-280, 286-288.

Another consideration that may influence the substantive consolidation analysis was noted in In re Lease-A-Fleet, Inc., 141 Bankr. 869 (Bankr. E.D. Pa. 1992).  In Lease-A-Fleet, a creditor of a Chapter 11 debtor sought to substantively consolidate an entity which was not in bankruptcy.  In analyzing the case, the Lease-A-Fleet court cautioned:

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12 Of course, the bankruptcy courts in the respective circuits where the Auto-Train approach has been adopted continue to apply the Auto-Train standard, notwithstanding Owens Corning.  See e.g., In re MMH Automotive Group, LLC, 400 Bankr. 885 (Bankr. S.D. Fla. 2008) (court reaffirmed its prior grant of substantive consolidation under the standard articulated by the Eleventh Circuit Court of Appeals in Eastgroup Properties).

13 This is in apparent contrast to what had previously been referred to as a liberal, modern trend in substantive consolidation matters, which seemingly would permit courts to order substantive consolidation in circumstances that could, at least in certain instances, defeat the reasonable expectations of creditors.  See, e.g., Eastgroup Properties, supra; In re Affiliated Foods, Inc., 249 Bankr. 770 (W.D. Mo. 2000); In re Optical Technologies,, Inc., 221 Bankr. 909 (Bankr. M.D. Fla. 1998); In re Murray Industries, 119 Bankr. 820 (Bankr. M.D. Fla. 1990); In re Vecco Construction Industries, 4 Bankr. 407 (Bankr. E.D. Va. 1980).  But see In re World Access, 301 Bankr. 217, 272, (Bankr. N.D. Ill. 2003) (court expressed skepticism for this “liberal” approach, citing to Collier on Bankruptcy).

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[A]s careful as the courts must be in allowing substantive consolidation of debtors to occur even when a plan proponent or a debtor so requests and a consensus of creditors concur, the caution must be multiplied exponentially in a situation where a consolidation of a debtor’s case with a non-debtor is attempted . . . .

141 Bankr. at 872.  The Lease-A-Fleet court further noted that it had several conceptual difficulties with an involuntary consolidation of a non-debtor with a case of a debtor. Id. at 873.  First, the court noted the potential for circumvention of the stringent procedures set forth in Section 303 of the Bankruptcy Code for the commencement of involuntary cases.  Additionally, the court noted that the involuntary consolidation of a non-debtor relieves the proponents of the consequences set forth in Section 303(i)(1) of the Bankruptcy Code.  Id.

The Lease-A-Fleet court went on to state:

[I]t is therefore not surprising to this court to find that placing an involuntary non-debtor consolidated in such an unusual circumstance, betwixt and between the Bankruptcy Code, should be reserved for unusual circumstances which might justify such a conceptually-strange measure.  It is also not surprising that some courts, though based on purely jurisdictional concerns rather than what might be termed the foregoing equitable and practical concerns, have refused to allow the consolidation of a non-debtor with a debtor’s case, even at the request of the debtor, see In re DRW Property Co., 54 B.R. 489, 494-97 (Bankr. N.D. Tex. 1985), or of a debtor’s trustee.  See In re Alpha & Omega Realty, Inc., 36 B.R. 416, 417 (Bankr. D. ID. 1984).

141 Bankr. at 874.  Although the Lease-A-Fleet court noted certain cases in which a non-debtor was consolidated with a debtor, the court appeared to embrace the suggestions in DRW Property and Alpha & Omega Realty that consolidation of a debtor and a non-debtor should never be permitted.  Id. at 877-8.  More recently, the court in In re Circle Land and Cattle Corporation, 213 Bankr. 870 (Bankr. D. Kan. 1997), citing to Lease-A-Fleet, DRW Property, Alpha & Omega Realty, and a string of other cases, questioned whether bankruptcy courts have subject matter jurisdiction over non-debtor corporations for purposes of substantive consolidation and held that it lacked such jurisdiction over the non-debtor corporation in this case.  Nonetheless, subsequent to Lease-A-Fleet and In re Circle Land and Cattle Corporation, there have been a number of cases which have approved the substantive consolidation of a debtor and a non-debtor.  See, e.g., In re E’Lite Eyewear Holding, Inc., 2009 Bankr. LEXIS 297 (Bankr. E.D. Tex. Feb. 5, 2009) (in observing that most courts have permitted substantive consolidation of a debtor with a non-debtor, the court went on to cite Lease-A-Fleet favorably for the proposition that “caution must be multiplied exponentially in a situation where a consolidation of a debtor’s case with a non-debtor is attempted”; nonetheless, the court granted the trustee’s motion for substantive consolidation on the facts of the case, particularly since no interested party objected to the motion); In re Creditors Services Corporation, 1999 U.S. App. LEXIS 16762 (6th Cir. July 15, 1999) (court of appeals refused to overturn dismissal of appeal challenging the substantive consolidation of a debtor with a non-debtor; appeal had been dismissed below because of untimely filings and court of appeals refused to overturn dismissal on the theory that substantive consolidation was so unprecedented under the circumstances that the court should review the substantive consolidation determination on its merits so as to prevent an injustice).  But see

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December 31, 2009

Peoples State Bank v. GE Capital Corp., 482 F.3d 319, 327 (5th Cir. 2007) (indicating that substantive consolidation with non-debtors is an impossibility).

Although the Seventh Circuit Court of Appeals has yet to weigh-in on the permissibility of, or applicable standards for, the substantive consolidation of a bankruptcy debtor with a non-debtor, certain lower courts in the Seventh Circuit have at least tangentially done so.  See Walter Business International, L.L.C. v. Kiss Packaging Systems, 2003 U.S. Dist. LEXIS 10564 (N.D. Ill. June 23, 2003)  (court recognized the propositions that the substantive consolidation of a non-debtor is not “universally accepted” and that even if such is to be accepted, greater care must be taken in approving consolidation in that instance);  In re Doctors Hospital of Hyde Park, Inc., 308 Bankr. 311, 322-23 (Bankr. N.D. Ill. 2004) (court observed that even courts allowing substantive consolidation with non-debtors have generally not permitted creditors, as distinguished from the bankruptcy trustee or debtor-in-possession, to initiate substantive consolidation actions, and where creditor actions have been permitted, they were under very circumscribed conditions, not present in the instant case; court dismissed substantive consolidation claim by a creditor).  While these cases are far from conclusive, they suggest, at minimum, a rigorous standard for the substantive consolidation of non-debtors in the Seventh Circuit.

APPLYING APPLICABLE LAW TO FACTS

As suggested by the various legal principles articulated above, the theoretically viable legal theories for possibly consolidating the assets and liabilities of LNL with those of LRCVI and/or LFHII in a Delinquency Proceeding include the state law doctrine of reverse piercing the corporate veil and the federal bankruptcy law doctrine of substantive consolidation.  Although it appears from the sparse Indiana case law in existence that the Indiana Commissioner may have the power and authority, in an appropriate case, to seek and obtain asset recovery on behalf of the creditors and policyholders of LNL under a state law veil-piercing theory, it is much less clear or certain that the Indiana Commissioner would be empowered to employ the federal bankruptcy law doctrine of substantive consolidation, by analogy, in a Delinquency Proceeding involving LNL, in order to reach and recover the assets of LRCVI and/or LFHII, irrespective of the underlying facts and circumstances.

However, even if the Indiana Commissioner were to pursue such an asset consolidation via the reverse corporate veil-piercing theory or the substantive consolidation theory, the case law under both theories, as described above, strongly indicates that the standards for granting such extraordinary relief are quite rigorous.  Moreover, it should be recognized that “a cause of action for substantive consolidation is not the same as cause of action to pierce a corporate veil,” although sometimes “the [bankruptcy] courts have discussed them together and have noted certain similarities of these causes of action.”  In re American Camshaft Specialties, Inc., 2009 Bankr. LEXIS 2379 at 51 (Bankr. E.D. Mich. Sept. 1, 2009).2114  Accordingly, we will endeavor to

_________________________
14 The bankruptcy court in American Camshaft Specialties observed that neither the Sixth Circuit Court of Appeals nor a federal district court in the Sixth Circuit has spoken as to which test should be employed for substantive consolidation, carefully described the possible tests or factors, and ultimately concluded that the Owens Corning analysis was the appropriate one.

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

analyze the relevant facts pertaining to LNL, LRCVI, and LFHII under each theory separately below:

1.	Veil-Piercing

As to the possibility of veil-piercing with respect to LRCVI and LFHII, this claim would likely be framed as a reverse veil-piercing argument due to the fact that the creditors of the shareholder, LNL, would be seeking to recover, or assert claims against, the assets of its subsidiary companies, LRCVI and LFHII, as opposed to the traditional corporate veil-piercing fact pattern in which a creditor seeks to recover, or assert claims against, the assets of the corporation’s parent or shareholder.  In applying the legal principles established by the Indiana courts as discussed above, a liquidator or rehabilitator in a Delinquency Proceeding would analyze the facts of LNL’s relationship with LRCVI and LFHII and the transactions into which they entered in order to determine whether those facts would meet the standard required to justify reverse piercing the veil between LNL and LRCVI and LFHII and the resulting exposure of the assets of LRCVI and LFHII to the claims of creditors and policyholders of LNL.

The transactions entered into by LRCVI and LFHII are intended to accomplish legitimate business purposes of the parties.  The Reinsurance Agreement was approved by the Indiana Commissioner and the Vermont Department.  Further, the related reinsurance transaction constitutes a normal business means of transferring insurance risk, and the associated reserves, from an insurer to a reinsurer.  The use of captives to provide reinsurance is well established in the insurance industry.  The Regulation XXX Reserves which transferred capital to LRCVI under the Reinsurance Agreement require considerable capital, which LRCVI expects to obtain from its paid-in capital.  Although LNL has agreed in the Letter Agreement to assume risks that normally would be business risks of LRCVI, those risks do not include any reinsurance risk being assumed by LRCVI, nor do they include any obligation to make any payments or perform other obligations of LRCVI or LFHII under the Transaction Documents.

Taken as a whole, there is nothing to support an allegation that the transactions described in this letter would appear to constitute a fraud or wrongdoing or promote injustice.  Even if LNL were to fail financially, the assets placed in the Funds Withheld Account, together with the LOC and the surplus of LRCVI, should protect the reinsurance that LNL purchased under the Reinsurance Agreement for the benefit of LNL and its policyholders.

The LRCVI Tax Sharing Agreement and the LRCVI and LFHII Master Services Agreements also do not evidence any fraud, wrongdoing or injustice.  Both the LRCVI Tax Sharing Agreement and the Base Master Services Agreement have been approved by the Vermont Department and the Indiana Commissioner and LRCVI received written approval from the Vermont Department in the form of a permitted practice recognition of the LOC as an admitted asset on LRCVI’s statutory financial statement.  Secondly, the terms of the LRCVI Tax Sharing Agreement is similar to agreements that courts have found to be fair among affiliated entities.  See, e.g., Case v. New York Central R.R. Co. 15 N.Y.2d 150 (N.Y. 1964) (tax allocation agreement was upheld against action by minority shareholders of subsidiary to overturn it in circumstances in which tax benefits were split between profitable and loss companies, so the subsidiary paid approximately 10 percent less than it would have paid on a stand alone basis; the court stated that the parent was required to deal fairly with the subsidiary but there was no unfairness as the subsidiary paid less than it would have on a separate return basis).

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

The fact that all the relationships and transactions between LNL and LRCVI and LFHII were fully disclosed to the Indiana Commissioner and Vermont Department may not be dispositive, but such regulatory disclosure and review would be very helpful in demonstrating that the circumstances between LNL and LRCVI and LFHII were not fraudulent or unjust.  Indeed, the Indiana Commissioner by virtue of her “deemed” approval of various aspects of the arrangement has in effect determined that the Reinsurance Agreement, the Master Services Agreement and the LRCVI Tax Sharing Agreement were “fair and reasonable” to LNL.  Both the Indiana Commissioner and the Vermont Department received information concerning, and the Vermont Department explicitly approved, the Plan of Operation.

Neither the Indiana Commissioner, in his/her capacity as liquidator or rehabilitator, nor the court supervising the Delinquency Proceeding involving LNL would be bound by prior findings of the Indiana Commissioner, as regulator.  Similarly, neither the Indiana Commissioner nor the supervising court, would be bound by any findings of the Vermont Department in a Delinquency Proceeding.  Nevertheless, the facts relating to the regulatory record created in Indiana and Vermont are, at the very least, relevant to a veil-piercing analysis under Indiana law in that they would tend to show the lack of egregious circumstances or fraud or injustice required to justify piercing the corporate veil.

Further, LRCVI and LFHII will be adequately capitalized as a result of the transactions contemplated by the Reinsurance Agreement and Reimbursement Agreement, another factor relevant to a veil-piercing analysis.  LFHII will have contributed $250,000 to LRCVI in exchange for the issuance of 10,000 shares of common stock which together with a contribution of initial surplus of $* million by LFHII is intended to meet a minimum *% ratio of CAL RBC.  The assets of LRCVI will be managed with the goal of maintaining LRCVI’s total adjusted capital at a minimum of *% of CAL RBC.  LRCVI will also be capitalized with the LNL policy premiums and the Economic Reserves.  Further, LFHII will have received an initial contribution to capital from its sole member, LNL, in the amount of $* million from LNL of which $* million will be deposited in a segregated account of LFHII with the remaining $* million to be contributed to LRCVI.  The $* million amount represents the present value of the total fees payable with respect to the LOC over its 10-year term as described above.

LRCVI and LFHII also will have complied with requisite corporate formalities.  LRCVI is a viable Vermont corporation and has elected officers and directors in accordance with the LRCVI Bylaws.  LHFII similarly is a viable Delaware limited liability company and has elected a managing committee and officers in accordance with the LFHII LLC Agreement.  Additionally, as required by the Reimbursement Agreement, LRCVI and LFHIII have each elected one independent director or manager, as appropriate, and have agreed to cause their respective board of directors or managing committee to observe all other corporate formalities.  LRCVI and LFHII have also agreed to numerous other non-consolidation covenants under the Reimbursement Agreement, including covenants that the entities will each maintain their own books, records, and resolutions and agreements and observe all organizational and procedural and formalities required by the Reimbursement Agreement.   LRCVI and LFHII also covenanted that they will hold their own assets in their own names, will not act as an agent for any of its affiliates, will use their own legal name and use separate correspondence, stationary, invoices, checks, etc., and will prepare their own financial statements and accounting records separate from LNL.

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Also under the terms of the Reimbursement Agreement, all funds received by LRCVI and LFHII will be held in segregated, separate accounts of LRCVI and LFHII with BNY established in accordance with the LRCVI and LFHII Global Custody Agreements.  Assets supporting the Economic Reserves will be held by LNL for the benefit of LRCVI in a separate Funds Withheld Account segregated from the general account assets of LNL.  Further, under the Reimbursement Agreement, LRCVI and LFHII covenant that they will not comingle funds or other assets with those of its affiliates and will not maintain bank accounts or other depository accounts with any affiliates except as provided in the Transaction Documents.  Further, the Indiana Commissioner will permit LNL to take credit for that portion of the reserves supported by the LOC on its statutory financial statements.

As to LNL on the one hand, and LRCVI and LFHII on the other, we note that these entities have a number of common interests and relationships such as parent and subsidiary and the fact that LNL may provide various services to LRCVI and LFHII pursuant to the LRCVI and LFHII Master Services Agreements.  In most respects, however, LRCVI and LFHII act as, and are, entities separate from LNL.  Each of LRCVI and LFHII appears to be adequately capitalized and the facts known to us indicate that each of them is intended to remain adequately capitalized.  Each of LRCVI and LFHII will pay its own expenses and will observe the legal requirements of corporate separateness.  In addition, each of LRCVI and LFHII will have a purpose, and will have creditors, that are different from the business purpose and creditors of LNL.  In addition, in the Reimbursement Agreement, each of LRCVI and LFHII has covenanted  that it will preserve the appearance of a separate entity and act as a separate entity.  Therefore, there should be no misunderstanding on the part of any creditors as to the separateness of those entities.

2.	Substantive Consolidation

As indicated above, the law in the Seventh Circuit is unsettled as to the applicable standard or test to be applied when determining whether the substantive consolidation of otherwise legally separate individuals or entities should be approved.  For the most part, the choices are between the Auto-Train approach and the much stricter Augie/Restivo approach.  The Owens Corning approach is, in turn, a stricter variation of the Augie/Restivo approach.

Under the Owens Corning approach, and applying bankruptcy law principles to a Delinquency Proceeding via analogy to LNL, it would be necessary for there to exist either (1) such a significant disregard of corporate separateness between and among LNC, LRCVI and LFHII before the Delinquency Proceeding would be commenced that their respective creditors reasonably believed that they were dealing with a single indistinguishable entity and no creditor potentially harmed by the consolidation and who objected to the consolidation reasonably relied on the debtors’ separateness or (2) after the Delinquency Proceeding would be commenced, the assets and liabilities of such entities are so scrambled and commingled that separating them would be prohibitive and actually hurt all creditors of the entities.  Give the factual assumptions, the description of the transaction, and the description of the operation plan for LRCVI at the beginning of this opinion, it is quite clear that the Owens Corning standard would not be met.  In fact, the maintenance of separate bank accounts, security accounts, corporate records and books of accounts, offices, and phone lines, the appropriate accounting treatment of intercorporate transactions, the observance of the usual organizational formalities and the “non-consolidation” covenants contained in Sections 5.01(n) and 5.02(m) of the Reimbursement Agreement, the certain objection to such consolidation by Credit Suisse, and the existence of different creditors

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December 31, 2009

for each entity, among other factors, would constitute the complete antithesis of that which would be required for substantive consolidation to be approved under the Owens Corning approach.

Similarly, under the Augie/Restivo approach, which looks at just two so-called “critical factors,” the standard for the approval of substantive consolidation would again appear to be unmet, based upon the factual assumptions, the description of the transaction, and the description of the operation plan for LRCVI contained at the beginning of this opinion.  Here, Credit Suisse will have reasonably relied on the separate identities of LRCVI and LFHII in granting credit to these entities and will not have dealt with LNL, LFHII, and LRCVI as a single economic unit; and, there will not exist such an entanglement of the affairs of the respective entities that consolidation will benefit all creditors.  Indeed, neither would the assets and liabilities of the respective entities be so commingled and intertwined that it would be difficult or impossible to separate them (as explained above) nor would all creditors be benefitted by the consolidation.  If LNL were to be insolvent and LRCVI and LFHII were to be insolvent, Credit Suisse would certainly not be benefited by the consolidation of the three entities.

The Auto-Train approach, which is essentially a “balancing test,” requires a fact-based inquiry into both the existence of substantial identity and the degree of benefit and harm arising from a potential substantive consolidation.  As explained above, under the Auto-Train approach, initially the proponent for substantive consolidation (in this instance, the Indiana Commissioner) must establish both that there exists a “substantial identity” between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit.  With regard to the “substantial identity” requirement, and as explained above, it appears unlikely that sufficient grounds would exist for veil-piercing under Indiana Law (or for combining the entities under the related “alter ego” doctrine), which appears to be at least some indication that the requisite “substantial identity” does not exist.  In the context of affiliated companies, some courts have endeavored to examine a series of factors, like the ten (10) factors described in Fish v. East, 114 F.2d at 191.  While certain of the listed factors (specifically, factors (1), (2), (4), and (7)) will be present, in varying degrees, in the relationship between and among LNL, LRCVI, and LFHII, the existing case law suggests that the presence of several listed factors will not in and of itself (discussed above) be determinative.  In fact, as illustrated by the earlier Anaconda Building Materials case, the presence of these kinds of factors, even coupled with such potentially “bad facts” as corporate mismanagement, fraudulent representations, and undercapitalization, would not justify substantive consolidation under the facts of that case.  In sum, it appears somewhat unlikely that the requisite “substantial identity” will be deemed to exist among LNL, LRCVI, and LFHII; but, the possibility of such a “substantial identity” cannot completely be dismissed.

Turning, then, to the avoidance of “some harm” or the realization of “some benefit” requirement, it is conceivable that the consolidation of the assets of LRCVI and/or LFHII with those of LNL would enhance LNL’s rehabilitation prospects and/or otherwise benefit most of the policyholders of LNL, albeit to the financial detriment of Credit Suisse.  Assuming that the “substantial identity” and realization of benefit requirements are established by the proponent of substantive consolidation, then the burden would shift to the objector (here, Credit Suisse) to establish that it relied on the separate credit of LRCVI and LFHII and that it would be prejudiced by the consolidation.  That would appear to be quite easy to establish under the circumstances.

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December 31, 2009

The final leg of the Auto-Train approach would be for the court supervising the Delinquency Proceeding to determine whether the benefits of consolidation would “heavily” outweigh the harm to Credit Suisse (and to any other creditors of LRCVI and/or LFHII whose interests would be adversely affected) as the result of the consolidation.  This weighing will depend upon the court’s view of the facts and circumstances at the time of the decision.  Nonetheless, based upon the bankruptcy case law to date, and both the limited benefit it appears would be achieved by a substantive consolidation and the clear harm which would be done to the Lenders, we believe that the supervising court would not approve substantive consolidation under the instant facts, even if it were to adopt the Auto-Train approach.  We believe that the prior regulatory approvals of the transaction here at issue by both the Indiana Commissioner and the Vermont Department may serve as at least a disincentive for such court to unwind the transaction after the fact and consolidate the assets and liabilities of the respective entities.

In addition, we observe that, in the bankruptcy law context, there is a significant question whether substantive consolidation should even be permitted where all of the entities prospectively to be consolidated are not already in bankruptcy and that in many of those cases where substantive consolidation with a non-bankruptcy debtor has been approved, the courts have expressed the view that the standard to be applied in that instance should be increased or enhanced, perhaps even exponentially.  The very limited authority in the Seventh Circuit appears to agree with the need for a stricter standard when consolidating bankruptcy debtors with non-bankruptcy debtors.  Applying this bankruptcy law principle to a Delinquency Proceeding, the supervising court seemingly should apply a stricter standard than it otherwise would (whether under the Owens Corning approach, the Augie/Restivo approach, or the Auto-Train approach) in assessing when to approve the consolidation of an Indiana insurance company with a Delaware limited liability company or a Vermont insurance company, neither of which would then be or could otherwise be the (direct) subject of a Delinquency Proceeding.

Like some of the bankruptcy courts which have expressed doubts or concerns as to whether a bankruptcy court may properly exercise jurisdiction over a non-bankruptcy debtor and/or whether such non-bankruptcy debtors’ due process rights would be violated as a result, the court supervising the Delinquency Proceeding of LNL would have to resolve and/or overcome some of these same types of jurisdictional and due process issues, in attempting to consolidate the assets and liabilities of LRCVI and/or LFHII with those of LNL.  If anything, the jurisdictional reach of an Indiana state court supervising the Delinquency Proceeding of LNL would appear to be less than that of a federal bankruptcy court.  Moreover, any attempt to substantively consolidate the assets and liabilities of LRCVI with those of LNL may place the Indiana court at direct odds with the Vermont Department, which may have its own reasons for having LRCVI to remain, and be treated as, a separate legal entity from LNL.  This potential for having a jurisdictional battle with the Vermont Department (and, logically a Vermont court) may, in turn, serve as an additional factor mitigating against any attempt by the Indiana Commissioner, in his/her capacity as liquidator or rehabilitator, to seek the substantive consolidation of LRCVI with LNL.

CONCLUSION

The variety of factors employed by courts makes it difficult to analyze or predict whether any given transaction, series of transactions or relationships among separate entities and their creditors would justify consolidation of entities under a veil piercing or substantive consolidation

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

theory in the context of a Delinquency Proceeding.  First, the power of a liquidator or rehabilitator to consolidate the assets and liabilities of separate entities, which derives from equitable powers, is of uncertain scope and dimension.  Second, the doctrines of veil piercing and substantive consolidation continue to evolve, and there is no uniform methodology for analyzing cases in which veil piercing and substantive consolidation is sought.  Third, to our knowledge, there is only very limited case law analyzing the assertion that the assets of an insurer should be consolidated with those of its insurer or non-insurer subsidiary based upon a substantive consolidation or veil piercing theory.  Further, because the factual circumstances of any future Delinquency Proceeding must necessarily relate to the state of the delinquent insurer’s business, the status of the delinquent insurer’s relationship with creditors and subsidiaries and other factors present at the time of such Delinquency Proceeding, case law is only a general guide to the potential applicability of these theories to any particular case.

We have found no judicial opinions involving the same kinds of transactions as are contemplated in this matter.  Judicial analysis typically proceeds on a case-by-case basis.  Judicial determinations are made on the basis of an analysis of the particular facts and circumstances presented to a court, which might include facts or circumstances inconsistent with or in addition to those that we have described in this letter.  We assume that the position that veil piercing or substantive consolidation is not appropriate or justified would be properly presented and argued.

Courts do not always apply legal doctrines consistently.  Also, in Delinquency Proceedings, there is often a strong judicial tendency to find in favor of policyholders.  The overriding goal of protecting policyholders (and cedents) and other priority creditors in a Delinquency Proceeding could ultimately take precedence over the substantive rights of other parties, especially given that courts will often defer to the positions of receivers in Delinquency Proceedings and that judges presiding over such proceedings can exercise equitable discretion.  Given (a) the extent of this equitable discretion, (b) the possibility that facts and circumstances not presently existing may influence or control a determination on any of the issues addressed herein, (c) the possibility that a plan of rehabilitation or liquidation may result from negotiations and compromises as to the issues addressed herein, and (d) the fact that many procedural rulings of a court, which are determinative of the ultimate outcome of a Delinquency Proceeding and which may affect substantive rights of the parties involved, are not appealable as a practical matter, the opinion expressed herein cannot be predictive of the outcome of any particular issue discussed.  As a result of the uncertainties and limitations in this area of law, the opinions rendered herein are expressed as reasoned opinions, which cannot be separated from the totality of this letter, and are expressed in this matter for the specific purpose of putting the opinion recipient on notice of such uncertainties and limitations.

Because of the inherent uncertainties and limitations referred to above, as well as the strong influence on courts’ decisions of public policy issues, especially the policies behind the overriding goal of payment of policyholders of a delinquent insurer, this opinion represents only our informed judgment as to how these public policy issues will affect the disposition of the specific question of law addressed in this letter.  The opinions expressed herein are opinions as to the decisions a court would reach if the issues were properly presented to it and the court followed existing legal precedents applicable to the subject matter of the opinion.  Furthermore, the expression of any opinion does not mean that all risks have been substantially eliminated, and

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December 31, 2009

no third party opinion is ever so strong that the recipient of the opinion can fairly believe that all risk has been eliminated.

Based upon and subject to (a) the foregoing facts, advice, representations, statements and assumptions being correct in all material respects at all times, (b) the discussion and analysis above, and (c) analogous present reported decisional authority in other jurisdictions and relevant statutes, it is our reasoned opinion, limited in all respects to the present internal laws of the State of Indiana and the present federal bankruptcy laws of the United States, that, in a properly presented and argued case:

1.           In the event a Delinquency Proceeding were to be commenced against LNL, a court with jurisdiction over such Delinquency Proceeding would not, in a properly presented and argued case, order that the assets and liabilities of LRCVI be consolidated with those of LNL under either the doctrine of piercing of the corporate veil or the doctrine of substantive consolidation.

2.           In the event a Delinquency Proceeding were to be commenced against LNL, a court with jurisdiction over such Delinquency Proceeding would not, in a properly presented and argued case, order that the assets and liabilities of LFHII be consolidated with those of LNL under either the doctrine of piercing of the corporate veil or the doctrine of substantive consolidation.

QUALIFICATIONS

The foregoing reasoned opinions are subject to the following qualifications and limitations:

(A)           Whenever we have stated we have assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigations, and without stating any conclusion of any kind concerning such matter;

(B)           The opinions set forth herein are limited to the matters directly addressed in this letter and no other opinions should be inferred or implied beyond the matters directly addressed;

(C)      We do not have, nor do we assume, any obligation to advise you of any changes in applicable law that may affect the opinions set forth herein;

(D)           We note that legal opinions in liquidation or rehabilitation law matters unavoidably have inherent limitations that generally do not exist in respect of other legal issues on which opinions to third parties are typically given.  These inherent limitations exist primarily because of (1) the pervasive equity powers of liquidators or rehabilitators; (2) the overriding goal of reorganization to which a liquidator or rehabilitator, purporting to exercise its equity powers, may subordinate other legal rights and policies (even though such a subordination would appear to be inconsistent with established legal claims and rights under applicable law and even though such equity powers arguably do not permit such a subordination); (3) the potential relevance to the exercise of judicial discretion of future-arising facts and circumstances; and (4) the nature of the liquidation or rehabilitation process.  The recipients of this opinion letter should be mindful of these limitations in connection with the transactions contemplated by the Relevant Documents (the “Transactions”).

(E)      Any analysis contained herein concerning substantive consolidation or veil piercing is subject to the general qualification that, in any given instance, there can be no

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

guaranty as to whether substantive consolidation or veil-piercing would or would not be granted by a court exercising its discretionary equitable authority.

(F)      In expressing the opinions above, we stress that while we believe the opinions are supported by a sound analysis of the Transactions, there is no reported controlling judicial precedent directly on point.  We therefore examined decisions in which certain of the facts and circumstances of the Transactions were present as well as cases discussing the relevant issues more generally.  Moreover, the authorities we have examined include cases and authorities that are arguably inconsistent with the conclusions expressed herein.  These cases are, however, in our opinion, distinguishable in the context of the Transactions.

(G)           We express no opinion as to the availability or effect of any preliminary injunction, temporary restraining order or other such equitable relief affording delay pending a determination on the merits, or pending appeal, after a decision adverse to you; by such reservation, however, we do not mean to suggest that we believe that such equitable relief would ultimately be available to prevent enforcement of the Relevant Documents.

(H)           We express no opinion as to the ability or inability of LRCVI or LFHII to dissolve, liquidate, make an assignment, composition or arrangement for the benefit of creditors, or to merge with or convey substantially all of its assets or properties to any other person or entity, or the enforceability of any of the organizational documents of LRCVI or LFHII (or any other documents), which, among other things, impose limits or prohibitions on the foregoing.

(I)      The foregoing opinions are expressly subject to there being no material changes in the law and there being no additional facts that would materially affect the validity of the assumptions and conclusions set forth herein or upon which these opinions are based.  In particular, this opinion letter addresses the legal consequences of only the assumed facts as of the date hereof.  The opinions expressed herein may be affected by actions taken or omitted, events occurring, or changes in the relevant facts or applicable law, after the date hereof.

(J)      The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Relevant Documents and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity, in each case without our express prior written consent, except that you may furnish copies of this letter to each party that becomes a Lender, the Issuing Lender or the Administrative Agent under the Reimbursement Agreement after the date hereof, and to any person who directly or indirectly provides a hedge to a Lender or the Issuing Lender in respect of its obligations under the Relevant Documents (each, a “Hedge Counterparty”), and each such Lender, Issuing Lender, Administrative Agent and Hedge Counterparty may rely on this letter as if it were addressed to it as of the date hereof on the condition and understanding that (i) this opinion letter speaks only as of the date hereof and (ii) any such reliance must be actual and reasonable under the circumstances existing at the time such person becomes a Lender, the Issuing Lender, the Administrative Agent or a Hedge Counterparty, including any changes in law, facts or any other developments known to or reasonably knowable by such person at such time.  In addition, copies of this letter may be provided to (but not be relied upon by) any governmental agency or authority having supervisory authority or jurisdiction over any Lender, the Issuing Lender, the Administrative Agent or any Hedge Counterparty, and may be disclosed

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An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

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pursuant to legal process, as may be required by law, and in connection with the enforcement of any rights and remedies under the Relevant Documents.

(K)           Members of this firm are admitted to practice law in the State of Indiana, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Indiana.

Very truly yours,

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Credit Suisse AG, New York Branch,
as Administrative Agent and Issuing Lender
Eleven Madison Avenue
New York, NY  10010

To each of the Lenders listed on Schedule 2.01
of the Reimbursement Agreement dated as of
December 31, 2009 (the “Reimbursement Agreement”)
among Lincoln Reinsurance Company of Vermont I,
a Vermont special purpose financial captive insurance
company and a direct, wholly-owned subsidiary of
LFHII (as defined below) (“LRCVI”), Lincoln Financial
Holdings, LLC, II, a Delaware limited liability company
and a direct, wholly-owned subsidiary of LNL (as defined below)
(“LFHII”), the several banks and other financial institutions from time to time parties thereto as Lenders, and Credit Suisse
AG, New York Branch (“Credit Suisse”), as Issuing Lender and
as Administrative Agent.

RE:	Indemnity Reinsurance Agreement between Lincoln Reinsurance Company of Vermont I (“LRCVI”) and The Lincoln National Life Insurance Company (“LNL”)

Ladies and Gentlemen:

You have asked for our opinion regarding the enforceability under Indiana law of Section XVI(2) (the “Offset Provision”) of the Indemnity Reinsurance Agreement between Lincoln Reinsurance Company of Vermont I (“LRCVI”) and The Lincoln National Life Insurance Company (“LNL”) effective December 31, 2009 (the “Reinsurance Agreement”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Reinsurance Agreement or Reimbursement Agreement as the case may be.

In connection with the opinion set forth herein, we have examined the following:

(i)	a copy of the Reinsurance Agreement; and

(ii)	Indiana Code § 27-9-3-28.

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

For purposes of the opinion expressed below, we have assumed that the Reinsurance Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the valid, binding and enforceable obligation of each of such parties (except as to the enforceability of the Offset Provision).

With your permission, we have assumed the following factual matters:  (i) the mutuality of any debts and credits as between LRCVI and LNL under the Reinsurance Agreement (that is, any such debts or credits will be between the same parties in the same capacities); (ii) the Reinsurance Agreement obligation will entitle LRCVI at the date of filing of a petition for rehabilitation or liquidation to share as a claimant in the assets of LNL; (iii) the Reinsurance Agreement was not purchased or transferred with a view of its being used as an offset; (iv) the obligation of LRCVI under the Reinsurance Agreement does not require payment of an assessment levied against the members or subscribers of LNL or a balance upon a subscription to the capital stock of LNL or is in any other way in the nature of a capital contribution; and (v) the corporate separateness of LRCVI and LNL will be respected.

We do not express any opinion on the laws of any jurisdiction other than the State of Indiana.

Based upon the foregoing, and subject to the limitations, assumptions, and qualifications set forth herein, we are of the opinion that Article XVI(2) of the Reinsurance Agreement is enforceable against LNL in accordance with its terms under Indiana law, subject to general principles of equity, whether considered at law or in equity.

The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated by the Reimbursement Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity, in each case without our express prior written consent, except that you may furnish copies of this letter to each party that becomes a Lender, the Issuing Lender or the Administrative Agent under the Reimbursement Agreement after the date hereof, and to any person who directly or indirectly provides a hedge to a Lender or the Issuing Lender in respect of its obligations under the Relevant Documents (each, a “Hedge Counterparty”), and each such Lender, Issuing Lender, Administrative Agent and Hedge Counterparty may rely on this letter as if it were addressed to it as of the date hereof on the condition and understanding that (i) this opinion letter speaks only as of the date hereof and (ii) any such reliance must be actual and reasonable under the circumstances existing at the time such person becomes a Lender, the Issuing Lender, the Administrative Agent or a Hedge Counterparty, including any changes in law, facts or any other developments known to or reasonably knowable by such person at such time.  In addition, copies of this letter may be provided to (but not be relied upon by) any governmental agency or authority having supervisory authority or jurisdiction over any Lender, the Issuing Lender, the Administrative Agent or any Hedge Counterparty, and may be disclosed pursuant to legal process, as may be required by law, and in connection with the enforcement of any rights and remedies under the Reimbursement Agreement.  Our opinion is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.  This opinion letter speaks as of its date and we do not undertake to advise you

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

of any changes in our opinion attributable to matters that might hereafter arise or be brought to our attention.

Very truly yours,

Exhibit C-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D
FORM OF LETTER OF CREDIT

CREDIT SUISSE AG
ONE MADISON AVENUE, 2ND FLOOR
NEW YORK, NY 10010

FOR INTERNAL IDENTIFICATION PURPOSES ONLY APPLICANT: LINCOLN REINSURANCE COMPANY OF VERMONT I

BENEFICIARY:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
1300 S. CLINTON STREET
ATTN: TERESA CORDES
FORT WAYNE, IN 46802

ISSUE DATE:  DECEMBER 31, 2009

IRREVOCABLE LETTER OF CREDIT NO. TS-07005395

DEAR SIR OR MADAM:

WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT (“LETTER OF CREDIT”) IN YOUR FAVOR AS BENEFICIARY FOR DRAWINGS IN THE AMOUNT OF UP TO $550,000,000 (FIVE HUNDRED FIFTY MILLION UNITED STATES DOLLARS) (THE “STATED AMOUNT”) EFFECTIVE IMMEDIATELY.  THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT ONE MADISON AVENUE, 2ND FLOOR,  NEW YORK, NY 10010, ATTENTION: TRADE FINANCE/SERVICES DEPARTMENT AND EXPIRES WITH OUR CLOSE OF BUSINESS ON DECEMBER 31, 2019 (THE “EXPIRY DATE”) UNLESS EXTENDED AS HEREINAFTER PROVIDED.  EXCEPT WHEN THE STATED AMOUNT OF THE LETTER OF CREDIT IS INCREASED, THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.

THE TERM “BENEFICIARY” INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR.

WE HEREBY UNDERTAKE TO PROMPTLY HONOR ANY SIGHT DRAFT(S) DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO. TS-07005395, FOR ALL OR ANY PART OF THIS LETTER OF CREDIT UPON PRESENTATION OF (A) A SIGHT DRAFT IN THE FORM OF EXHIBIT A HERETO DRAWN ON US AND (B) A DRAW CERTIFICATION NOTICE IN THE FORM OF EXHIBIT B HERETO DATED THE DATE OF SUCH SIGHT DRAFT, IN EACH CASE AT OUR OFFICE SPECIFIED IN THE FIRST PARAGRAPH HEREOF ON OR BEFORE THE EXPIRY DATE HEREOF.  OTHER THAN YOUR SIGHT DRAFT(S) AND YOUR DRAW CERTIFICATION NOTICE(S), NO OTHER DOCUMENT(S) NEED BE PRESENTED.  UPON OUR HONORING ANY SUCH SIGHT DRAFT AND DRAW CERTIFICATION NOTICE PRESENTED

Exhibit D-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

HEREUNDER, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED IN AN AMOUNT EQUAL TO THE AMOUNT SO DRAWN.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, REQUIREMENT OR QUALIFICATION.  THE OBLIGATION OF CREDIT SUISSE AG, NEW YORK BRANCH UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF CREDIT SUISSE AG, NEW YORK BRANCH, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT A LIEN, SECURITY OR ANY OTHER REIMBURSEMENT.

YOU MAY ELECT TO TERMINATE THIS LETTER OF CREDIT AS SET FORTH IN A WRITTEN NOTICE DELIVERED TO CREDIT SUISSE AG, NEW YORK BRANCH WITH A COPY TO THE APPLICANT, IN SUBSTANTIALLY THE FORM OF EXHIBIT C ATTACHED HERETO.

UPON APPLICANT’S WRITTEN NOTICE IN SUBSTANTIALLY THE FORM OF EXHIBIT D ATTACHED HERETO TO CREDIT SUISSE AG, NEW YORK BRANCH AND THE BENEFICIARY, THE APPLICANT MAY REQUEST A REDUCTION IN THE STATED AMOUNT OF THIS LETTER OF CREDIT (A “REDUCTION”).  IF THE BENEFICIARY APPROVES SUCH REDUCTION IN WRITING, SUCH REDUCTION SHALL BECOME EFFECTIVE AS OF CREDIT SUISSE AG, NEW YORK BRANCH’S RECEIPT OF SUCH APPROVAL.  FOLLOWING THE EFFECTIVENESS OF A REDUCTION IN THE STATED AMOUNT OF THIS LETTER OF CREDIT PURSUANT TO A REDUCTION NOTICE, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL BE DECREASED IN AN AMOUNT EQUAL TO THE AMOUNT SET FORTH IN THE RELEVANT REDUCTION NOTICE.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION 500).  IF THIS CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 17 OF SAID PUBLICATION 500, WE HEREBY SPECIFICALLY AGREE TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN TWO BUSINESS DAYS AFTER THE RESUMPTION OF BUSINESS.

VERY TRULY YOURS,

CREDIT SUISSE AG, NEW YORK BRANCH

By:  _____________________
Adrian Silghigian
Vice President

By:  _____________________
Emma Artun
Asst. Vice President

Exhibit D-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A to Irrevocable Letter of Credit No. TS-07005395

FORM OF SIGHT DRAFT

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

Drawing Document under Irrevocable Letter of Credit No. TS-07005395 (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December 31, 2009, issued by Credit Suisse AG, New York Branch, as the Issuing Lender, in favor of The Lincoln National Life Insurance Company, as the Beneficiary.

The undersigned, a duly authorized officer of the Beneficiary, hereby certifies to the Issuing Lender as follows:

1.	The Lincoln National Life Insurance Company is the Beneficiary referred to in the Letter of Credit.

2.	The Beneficiary hereby requests a disbursement under the Letter of Credit in the amount of [_______]. Such disbursement shall be delivered by wire transfer to the following account:

Bankname:	[●]
Street address:	[●]
[●]
SWIFT:	[●]
ABA#:	[●]
For Credit to:	[●]
Account number:	[●]

3.
The Beneficiary acknowledges that pursuant to the terms of the Letter of Credit, upon the Issuing Lender honoring both this Drawing Document and the Draw Certification Notice, the Stated Amount of the Letter of Credit shall be automatically decreased in an amount equal to the amount so drawn and shall not be increased without an amendment to the Letter of Credit showing such increased face amount.

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Drawing Document on the _____ day of ________, _____.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Beneficiary By: _________________________________ Name: Title:

Exhibit D-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B to Irrevocable Letter of Credit No. TS-07005395
FORM OF DRAW CERTIFICATION NOTICE
Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

Reference is hereby made to (i) Letter of Credit No. TS-07005395, dated December 31, 2009 (the “Letter of Credit”) and (ii) the Reimbursement Agreement, dated December 31, 2009, as amended, restated, modified or supplemented from time to time (the “Reimbursement Agreement”), among Lincoln Reinsurance Company of Vermont I, a Vermont special purpose financial captive insurance company (the “Borrower”), Lincoln Financial Holdings, LLC II, a Delaware limited liability company (“Parent”), the several banks and other financial institutions from time to time parties thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Reimbursement Agreement.

Under the Letter of Credit and pursuant to Section 2.01(a)(i) of the Reimbursement Agreement, delivery of this Draw Certification Notice is a condition precedent to the obligation of the Issuing Lender to honor the draw requested by The Lincoln National Life Insurance Company as beneficiary under the Letter of Credit (the “Beneficiary”).

This Draw Certification Notice is delivered in connection with the request by the Beneficiary to draw $[•] of proceeds under the Letter of Credit.

The undersigned, [Name], as [Title]8 of the Beneficiary hereby certifies to the Issuing Lender and the Administrative Agent that as of the date hereof:

(i)           *.

(ii)          *.

(iii)         *.

(iv)         *.

(v)          *.

(vi)         *.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Beneficiary By: _________________________________ Name: Title:

 __________________________
 8 Officer must hold the position of President, CEO, CFO, Treasurer or such other position of a commensurate level.

Exhibit D-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C to Irrevocable Letter of Credit no. TS-07005395

 FORM OF NOTICE OF TERMINATION

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

Notice of Termination under the Irrevocable Letter of Credit No. TS-07005395 (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December 31, 2009, issued by Credit Suisse AG, New York Branch, as the Issuing Lender, in favor of The Lincoln National Life Insurance Company, as the Beneficiary.

The undersigned, a duly authorized officer of the Beneficiary, hereby certifies to the Issuing Lender as follows:

1.	The Lincoln National Life Insurance Company is the Beneficiary referred to in the Letter of Credit.

2.	The Beneficiary hereby elects to terminate the Letter of Credit effective immediately and returns the original of such Letter of Credit and all amendment(s), if any, to the Issuing Lender.

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice of Termination on the _____ day of ________, _____.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Beneficiary By: _________________________________ Name: Title:

Copy:           LINCOLN REINSURANCE COMPANY OF VERMONT I

Exhibit D-5

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D to Irrevocable Letter of Credit no. TS-07005395

FORM OF REDUCTION NOTICE

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

The Lincoln National Life Insurance Company
1300 S. Clinton Street
Attn: Teresa Cordes
Fort Wayne, IN 46802

Reduction Notice under the Irrevocable Letter of Credit No. TS-07005395  (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December 31, 2009, issued by Credit Suisse AG, New York Branch, as the Issuing Lender, in favor of The Lincoln National Life Insurance Company, as the Beneficiary.

The undersigned, a duly authorized officer of the Applicant, hereby certifies to the Issuing Lender and the Beneficiary as follows:

1.	Lincoln Reinsurance Company of Vermont I is the Applicant referred to in the Letter of Credit.

2.	The Lincoln National Life Insurance Company is the Beneficiary referred to in the Letter of Credit.

3.	The Applicant has delivered a copy of this Reduction Notice to the Beneficiary concurrently with or prior to the delivery of this Reduction Notice to the Issuing Lender.

4.	The Applicant hereby requests a reduction in the Stated Amount of the Letter of Credit in an amount equal to [___________] (the “Reduction”).

5.
Pursuant to the terms of the Letter of Credit, following the effectiveness of the Reduction, the Stated Amount of the Letter of Credit shall be automatically decreased in an amount equal to [___________] and shall not be increased without the written consent of the Issuing Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

Exhibit D-6

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Applicant has executed and delivered this Reduction Notice on the _____ day of ________, _____.

LINCOLN REINSURANCE COMPANY OF VERMONT I, as Applicant By: _________________________________ Name: Title:

ACKNOWLEDGED AND APPROVED:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,
as Beneficiary

By: _________________________________
       Name:
       Title:

Exhibit D-7

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E
FORM OF FINANCIAL STATEMENT CERTIFICATE

To:

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department

This certificate is given pursuant to Section 5.01(a)(i)(B) of the Reimbursement Agreement, dated December 31, 2009 as amended, restated, modified or supplemented from time to time (the “Reimbursement Agreement”, the terms defined therein being used herein as therein defined), among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder (the “Borrower”), Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and as Administrative Agent thereunder.

The undersigned hereby certifies that:

1.	This certificate has been executed on behalf of the Borrower by [____] (title) of the Borrower [signatory must be a Financial Officer of the Borrower].

2.
The person signing on behalf of the Borrower has made or caused to be made under supervision of the undersigned a review in reasonable detail of the transactions of the Borrower during the period covered by the reports of the Borrower delivered to the Administrative Agent pursuant to Section 5.01(a)(i)(A) of the Reimbursement Agreement.

3.
The examination described in paragraph 2 above did not disclose, and the Borrower has no knowledge of the existence of, any Default or Event of Default during or at the end of the period covered by such reports as of the date of this Certificate insofar as such Default or Event of Default relates to the Borrower or an agreement to which the Borrower is a party[, except for _________________].

4.
The examination described in paragraph 2 above did not disclose, and the Borrower has no knowledge of the existence of, any change in SAP or in the application thereof since the date of the most recently delivered financial statements delivered concurrently with this certificate [, except for :_____________. Such change had the following effect on the financial statements accompanying this certification:________________ ].

Exhibit E-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ____, ____.

LINCOLN REINSURANCE COMPANY OF VERMONT I By: __________________________ Name: Title:

Exhibit E-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit F
PERMITTED EXPENSES

Expense	Annual Estimate for 2010
Fees & Expenses of the HSBC Insurance Manager (or any subsequent manager) as the captive manager of the Borrower	$*
Fees & Expenses of Primmer Piper Eggleston & Cramer P.C. (or any other counsel) as external counsel of the Borrower	$*
Fees & Expenses of Ernst & Young (or any other accountant) as external auditor of the Borrower	$*
Fees & Expenses of Milliman Inc. (or any other independent actuary) as external actuary of the Borrower	$*
Fees of Bank of New York Mellon (or any other custodian) as asset custodian of the Borrower	$*
Fees to Lincoln National Corporation and its Subsidiaries for Administrative Services to the Captive (including, without limitation, any administrative fees due under the Master Services Agreement)	$*
Fees of Delaware Investment Advisors (or any other investment manager) as investment manager of the Borrower	$*
Fees of Wells Fargo Bank (or any other cash manager) for cash management services of the Borrower (checks, wires, ACH)	$*
Any administrative fees (exclusive of Obligations under the Loan Documents) payable to the Issuing Lender or Administrative Agent	*.

Exhibit F-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G

DIVIDEND PAYMENT FORMULA

The maximum dividend payable by the Borrower to the Parent on any Dividend Payment Date shall be an amount equal to the excess if any of (a) the Market Value of assets in the Surplus Account minus the Cumulative Tax Sharing Payments over (b) the Dividend Threshold; provided, however, that no dividends shall be (i) payable until the first Dividend Payment Date and (ii) paid if Cumulative Actual-to-Expected Mortality from the Effective Date to the current year’s Dividend Measurement Date exceeds *%

“Adjusted Claims” as of any Dividend Measurement Date means (a) the sum total of actual base Policy death benefits paid by the Borrower, net of Third Party Reinsurance, from the immediately preceding year’s Dividend Measurement Date (or, with respect to the first Dividend Measurement Date, from the Effective Date) through such current year’s Dividend Measurement Date plus the sum total of base Policy death benefits payable in respect of claims that were in the course of settlement as of, or were incurred but not reported on or prior to, such current year’s Dividend Measurement Date multiplied by (b) the Inforce Fraction as of the current year’s Dividend Measurement Date.

“Annual Expected Claims” for any given year means the projected base Policy death benefits net of Third Party Reinsurance for such year based upon the final Milliman “base case” projections completed and finalized prior to the Closing Date, which are included in Schedule A to the Dividend Payment Formula.

“Cumulative Actual-to-Expected Mortality” means the fraction of (a) Cumulative Claims as of the applicable Dividend Measurement Date, divided by (b) the sum total of the Annual Expected Claims for each year from the Effective Date to the current year’s Dividend Measurement Date.

“Cumulative Claims” means (a) on the first Dividend Measurement Date, the Adjusted Claims as of such Dividend Measurement Date, and (b) on each subsequent Dividend Measurement Date thereafter, the sum of (i) Cumulative Claims as of the immediately preceding year’s Dividend Measurement Date and (ii) the Adjusted Claims as of such current year’s Dividend Measurement Date.

“Cumulative Tax Sharing Payments” means the sum total of payments received or receivable by the Borrower under the Tax Sharing Agreement minus the sum total of payments paid by the Borrower under the Tax Sharing Agreement; provided, that such amount shall never be less than zero.

“Dividend Measurement Date” means, for each year, the March 31st immediately preceding the applicable Dividend Payment Date, with the first Dividend Measurement Date being March 31, 2017.

“Dividend Payment Date” means the Fee Payment Date occurring in July of each calendar year, with the first Fee Payment Date being *.

Exhibit G-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Dividend Threshold” means an amount equal to the sum of (a) an amount equal to the greater of (i) * times the Borrower’s Company Action Level Risk Based Capital, and (ii) $*, and (b) the greater of (i) the Statutory Book Value of assets held in the Funds Withheld Account minus the Market Value of assets in the Funds Withheld Account, in each case, as reported in respect of the month end period immediately prior to the applicable Dividend Measurement Date, and (ii) zero.

“Effective Date” means December 31, 2009.

“Inforce Fraction” means, as of a Dividend Measurement Date, the fraction of (a) the face amount of Policies, net of Third Party Reinsurance, projected to be in force as of the immediately preceding year’s Dividend Measurement Date (or, with respect to the first Dividend Measurement Date, as of March 31, 2016) based upon the final Milliman “base case” projections completed and finalized prior to the Closing Date, which are included on Schedule A to the Dividend Payment Formula, divided by (b) the face amount of all Policies net of Third Party Reinsurance, in force as of the immediately preceding year’s Dividend Measurement Date (or, with respect to the first Dividend Measurement Date, in force as of March 31, 2016).

“Policies” has the meaning given in the Reinsurance Agreement.

“Statutory Book Value” has the meaning given in the Reinsurance Agreement.

“Third Party Reinsurance” has the meaning given in the Reinsurance Agreement.

Capitalized terms used in this Exhibit G but not defined herein shall have the meanings assigned to them in the Reimbursement Agreement.

Exhibit G-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Schedule A to Exhibit G: Projected In-Force Face Amounts and Expected Claims

Value as of 3/31	Projected Inforce Face Amount	Annual Expected Claims
2010	*	*
2011	*	*
2012	*	*
2013	*	*
2014	*	*
2015	*	*
2016	*	*
2017	*	*
2018	*	*
2019	*	*
2020	*	*
2021	*	*
2022	*	*
2023	*	*
2024	*	*
2025	*	*
2026	*	*
2027	*	*
2028	*	*
2029	*	*
2030	*	*
2031	*	*
2032	*	*

Exhibit G-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

2033	*	*
2034	*	*
2035	*	*
2036	*	*
2037	*	*
2038	*	*
2039	*	*

Exhibit G-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H

PARENT ACCOUNT AMOUNT

Parent Account Required Balance for the Calendar Year

Year	Balance of LOC Service Account ($amounts in millions)
2009	*
2010	*
2011	*
2012	*
2013	*
2014	*
2015	*
2016	*
2017	*
2018	*

Exhibit H-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.